                                                                   Exhibit 10.11

                                                                  Conformed Copy

                                 --------------

                               SITEL CORPORATION,
                    NATIONAL ACTION FINANCIAL SERVICES, INC.,
                       FINANCIAL INSURANCE SERVICES, INC.,
                         SITEL TELESERVICES CANADA INC.,
                           SITEL CUSTOMER CARE, INC.,
                      SITEL INSURANCE SERVICES CANADA INC.,
                                SITEL UK LIMITED

                                 --------------

                           LOAN AND SECURITY AGREEMENT

                            DATED: DECEMBER 27, 2002

                                   $50,000,000

                                 --------------

                            FLEET CAPITAL CORPORATION
                INDIVIDUALLY AND AS AGENT FOR ANY LENDER WHICH IS
                            OR BECOMES A PARTY HERETO

                                TABLE OF CONTENTS

                                                                                                 PAGE
SECTION 1       CREDIT FACILITY....................................................................1

     1.1     Loans.................................................................................2

     1.2     Letters of Credit; LC Guaranties......................................................6

     1.3     Guarantees; Limitations on U.K. Borrowers' and Canadian Borrower's Liability..........9

     1.4     Conversion to Dollars................................................................11

     1.5     Judgment Currency; Contractual Currency..............................................12

SECTION 2       INTEREST, FEES AND CHARGES........................................................13

     2.1     Interest.............................................................................13

     2.2     Computation of Interest and Fees.....................................................15

     2.3     Fee Letter...........................................................................16

     2.4     Letter of Credit and LC Guaranty Fees................................................16

     2.5     Additional Fees......................................................................16

     2.6     Fronting Fees and Participation Fees.................................................16

     2.7     Prepayment Fee.......................................................................17

     2.8     Audit Fees...........................................................................17

     2.9     Reimbursement of Expenses............................................................18

     2.10    Bank Charges.........................................................................18

     2.11    Collateral Protection Expenses.......................................................18

     2.12    Payment of Charges...................................................................19

     2.13    No Deductions........................................................................19

     2.14    Allocation of Fees and Expenses......................................................21

SECTION 3       LOAN ADMINISTRATION...............................................................21

     3.1     Manner of Borrowing Revolving Credit Loans/LIBOR Option..............................21

     3.2     Payments.............................................................................26

     3.3     Mandatory and Optional Prepayments...................................................28

     3.4     Application of Payments and Collections..............................................30

     3.5     All Loans to Constitute One Obligation...............................................31

     3.6     Loan Accounts; Registration..........................................................31

     3.7     Statements of Account................................................................32

     3.8     Increased Costs......................................................................32

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                 PAGE
     3.9     Basis for Determining Interest Rate Inadequate.......................................33

     3.10    Sharing of Payments, Etc.............................................................34

     3.11    Location of Payments and Notices.....................................................35

     3.12    Appointment of Borrower Representative...............................................35

     3.13    Canadian Revolving Credit Loans Refunding............................................35

     3.14    U.K. Revolving Credit Loans Refunding................................................36

     3.15    Mitigation Obligations...............................................................37

SECTION 4       TERM AND TERMINATION..............................................................38

     4.1     Term of Agreement....................................................................38

     4.2     Termination..........................................................................38

SECTION 5       SECURITY INTERESTS................................................................39

     5.1     Security Interest in Collateral......................................................39

     5.2     Other Collateral.....................................................................40

     5.3     Lien Perfection; Further Assurances..................................................41

SECTION 6       COLLATERAL ADMINISTRATION.........................................................41

     6.1     General..............................................................................41

     6.2     Administration of Accounts...........................................................43

     6.3     Payment of Charges...................................................................44

SECTION 7       REPRESENTATIONS AND WARRANTIES....................................................45

     7.1     General Representations and Warranties...............................................45

     7.2     Continuous Nature of Representations and Warranties..................................51

     7.3     Survival of Representations and Warranties...........................................52

SECTION 8       COVENANTS AND CONTINUING AGREEMENTS...............................................52

     8.1     Affirmative Covenants................................................................52

     8.2     Negative Covenants...................................................................56

     8.3     Specific Financial Covenants.........................................................64

SECTION 9       CONDITIONS PRECEDENT..............................................................65

     9.1     Documentation........................................................................65

     9.2     No Default...........................................................................65

     9.3     Other Conditions.....................................................................65

     9.4     Borrowing Availability...............................................................65

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                 PAGE
     9.5     No Litigation........................................................................65

     9.6     Material Adverse Effect..............................................................65

     9.7     Cash Management......................................................................65

     9.8     U.K. Contracts.......................................................................66

SECTION 10      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.................................66

     10.1    Events of Default....................................................................66

     10.2    Acceleration of the Obligations......................................................69

     10.3    Other Remedies.......................................................................70

     10.4    Set Off and Sharing of Payments......................................................71

     10.5    Remedies Cumulative; No Waiver.......................................................72

SECTION 11      AGENT; ASSIGNMENTS; AMENDMENTS....................................................72

     11.1    Authorization and Action.............................................................72

     11.2    Agent's Reliance, Etc................................................................73

     11.3    Fleet and Affiliates.................................................................74

     11.4    Lender Credit Decision...............................................................74

     11.5    Indemnification......................................................................74

     11.6    Rights and Remedies to be Exercised by Agent Only....................................75

     11.7    Agency Provisions Relating to Collateral.............................................75

     11.8    Agents' Right to Purchase Commitments................................................76

     11.9    Right of Sale, Assignment, Participations............................................76

     11.10   Amendment............................................................................78

     11.11   Resignation of Agent; Appointment of Successor.......................................78

     11.12   Audit and Examination Reports; Disclaimer by Lenders.................................79

SECTION 12      MISCELLANEOUS.....................................................................80

     12.1    Power of Attorney....................................................................80

     12.2    Indemnity............................................................................81

     12.3    Sale of Interest.....................................................................81

     12.4    Severability.........................................................................81

     12.5    Successors and Assigns...............................................................81

     12.6    Cumulative Effect; Conflict of Terms.................................................81

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                 PAGE
     12.7    Execution in Counterparts............................................................81

     12.8    Notice...............................................................................82

     12.9    Consent..............................................................................82

     12.10   Credit Inquiries.....................................................................83

     12.11   Time of Essence......................................................................83

     12.12   Entire Agreement.....................................................................83

     12.13   Interpretation.......................................................................83

     12.14   Confidentiality......................................................................83

     12.15   GOVERNING LAW; CONSENT TO FORUM......................................................83

     12.16   WAIVERS BY BORROWER..................................................................84

     12.17   Advertisement........................................................................85

     12.18   English Language.....................................................................85

     12.19   Reimbursement........................................................................85

                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of this 27th day of December, 2002, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and the Lenders from time to time party hereto (referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the Canadian Participants and U.K. Participants that are party hereto, Fleet Capital Canada Corporation, individually as a Lender and as Canadian Agent, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, individually as a Lender and as U.K. Agent and SITEL Corporation ("SITEL"), a Minnesota corporation, with its chief executive office and principal place of business at 111 S. Calvert Street, Suite 1900, Baltimore, Maryland 21202, National Action Financial Services, Inc. ("National"), a Georgia corporation with its chief executive office and principal place of business at 3587 Parkway Lane, Norcross, GA 30092, Financial Insurance Services, Inc. ("Financial"), a Nebraska corporation with its chief executive office and principal place of business at 111 S. Calvert Street, Suite 1900, Baltimore, Maryland 21202, SITEL Teleservices Canada Inc. ("Teleservices"), an Ontario corporation with its chief executive office and principal place of business at 350 Bloor Street East, 5th Floor, Toronto, Ontario, Canada M4W 1H4, SITEL Customer Care, Inc. ("Customer Care"), an Ontario corporation with its chief executive office and principal place of business at 333 Ontario Street, St. Catherine's, Ontario, Canada, L2R 5L3, SITEL Insurance Services Canada Inc. ("Insurance Services Canada"), an Ontario corporation with its chief executive office and principal place of business at 350 Bloor Street East, 5th Floor, Toronto, Ontario, Canada M4W 1H4, and SITEL UK Limited ("SITEL U.K."), a private limited company incorporated under the laws of England and Wales and registered with Company Number 3450786 whose registered office is at SITEL House, Timothy's Bridge Road, Stratford Upon Avon, Warwickshire, CV37 9HY, United Kingdom. SITEL, National, Financial, Teleservices, Customer Care, Insurance Services Canada and SITEL U.K. are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers." Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                    SECTION 1

                                 CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $50,000,000 available to Borrowers upon Borrower Representative's request therefor, as follows:

     1.1     LOANS.

             1.1.1  REVOLVING CREDIT LOANS.

                    (a) U.S. REVOLVER. Each Lender (except the U.K. Lender and Canadian Lender) agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to U.S. Borrowers (each such loan or extension of credit, a "U.S. Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of U.S. Borrowers, in the manner set forth in SUBSECTION 3.1.1 hereof, up to a maximum principal amount in Dollar Equivalents at any time outstanding equal to the lesser of (i) the product of such Lender's Revolving Loan Percentage and the U.S. Revolving Loan Commitment MINUS the product of such Lender's Revolving Loan Percentage and the U.S. LC Obligations MINUS the product of such Lender's Revolving Loan Percentage and the reserves imposed on U.S. Borrowers, if any, pursuant to this Section and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to the U.S. Borrowing Base at such time MINUS the product of such Lender's Revolving Loan Percentage and any amount equal to the U.S. LC Obligations MINUS the product of such Lender's Revolving Loan Percentage and reserves imposed on U.S. Borrowers, if any, pursuant to this Section. The U.S. Revolving Credit Loans made by the Lenders for the benefit of U.S. Borrowers shall be denominated in Dollars or Euros. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall reasonably deem necessary or appropriate in its reasonable credit judgment exercised in good faith, against the amount of Revolving Credit Loans which U.S. Borrowers may otherwise request under this SUBSECTION 1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts or other matters for which credit memoranda are issued in the ordinary course of U.S. Borrowers' business; (ii) potential dilution related to Accounts;
     (iii) other sums chargeable against U.S. Borrowers' Loan Account as a Revolving Credit Loan under any section of this Agreement; (iv) amounts owing by any U.S. Borrower to any Person to the extent secured by a Lien on, or trust over, any U.S. Collateral of any U.S. Borrower; (v) amounts owing by any U.S. Borrower in connection with Product Obligations; and (vi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment exercised in good faith, determines reserves should be established from time to time hereunder. Notwithstanding the foregoing, Agent shall not establish any reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Accounts. The U.S. Revolving Credit Loans shall be repayable in accordance with the terms of the U.S. Revolving Notes and shall be secured by all of the U.S. Collateral.

                    (b) U.K. REVOLVING LOANS. As of the U.K. Effective Date, U.K. Lender agrees, for so long as no Default or Event of Default exists, to make revolving credit loans and extensions of credit under an overdraft sub-facility to U.K. Borrower (each such loan or extension of credit, a "U.K. Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of U.K. Borrower, in the manner set forth in SUBSECTION 3.1.1 hereof, up to a maximum principal amount at any time outstanding in Dollar Equivalents equal to the lesser of (i) the U.K. Sublimit MINUS the Dollar Equivalent of the U.K. LC Obligations MINUS the Dollar Equivalent of the reserves if any, imposed on U.K. Borrower pursuant to this Section, and (ii) an amount equal to the Dollar Equivalent of the U.K. Borrowing Base at such time MINUS the Dollar Equivalent of the U.K. LC Obligations MINUS the Dollar Equivalent of the reserves imposed on U.K. Borrower, if any, pursuant to this Section. The U.K. Revolving Credit Loans made by U.K. Lender to U.K. Borrower shall be denominated in Sterling or Euros. Agent and U.K. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent and U.K. Agent shall reasonably deem necessary or appropriate in its reasonable credit judgment exercised in good faith, against the amount of U.K. Revolving Credit Loans which U.K. Borrower may otherwise request under this SUBSECTION 1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts or other matters for which credit memoranda are issued in the ordinary course of U.K. Borrower's business;
     (ii) potential dilution related to Accounts of the U.K. Borrower; (iii) other sums chargeable against U.K. Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (iv) amounts owing by U.K. Borrower to any Person to the extent secured by a Lien on, or trust over, any U.K. Collateral of U.K. Borrower; (v) amounts owing by U.K. Borrower in connection with Product Obligations; (vi) claims of Preferential Creditors of the U.K. Borrower in their capacity as such, including, without limitation, a PAYE Reserve; and (vii) such other specific events, conditions or contingencies with respect to the U.K. Borrower as to which Agent and U.K. Agent, in their reasonable credit judgment exercised in good faith, determine reserves should be established from time to time hereunder. The U.K. Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the U.K. Collateral and Canadian Collateral.

                    (c) CANADIAN REVOLVING CREDIT LOANS. Canadian Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Canadian Borrowers (each such loan or extension of credit, a "CANADIAN REVOLVING CREDIT LOAN") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of Canadian Borrowers, in the manner set forth in SUBSECTION 3.1.1 hereof, up to a maximum principal amount at any time outstanding in Dollar Equivalents equal to the lesser of (i) the Canadian Sublimit MINUS the Dollar Equivalent of the Canadian LC Obligations MINUS the Dollar Equivalent of reserves, if any imposed on Canadian Borrowers pursuant to this Section and (ii) an amount equal to the Dollar Equivalent of the Canadian Borrowing Base at such time MINUS the Dollar Equivalent of the Canadian LC Obligations MINUS the Dollar Equivalent of reserves imposed on Canadian Borrowers, if any, pursuant to this Section. The Canadian Revolving Credit Loans made by Canadian Lender for the benefit of Canadian Borrowers shall be denominated in Canadian Dollars. Agent and Canadian Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent and Canadian Agent shall reasonably deem necessary or appropriate in their reasonable credit judgment, against the amount of Canadian Revolving Credit Loans which Canadian Borrowers may otherwise request under this SUBSECTION
     1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Canadian Borrowers' business; (ii) potential dilution related to Accounts of Canadian Borrowers; (iii) other sums chargeable against Canadian Borrowers' Loan Account as Canadian Revolving Credit Loans under any section of this Agreement; (iv) amounts owing by any Canadian Borrower to any Person to the extent secured by a Lien on, or trust over, any Canadian Collateral of any Canadian Borrower, including Prior Claims, landlord, bailee and customs claims which are not subordinated to the satisfaction of Agent; (v) amounts owing by any Canadian Borrower in connection with Product Obligations; and
     (vi) such other specific events, conditions or contingencies with respect to any Canadian Borrower as to which Agent and Canadian Agent, in their reasonable credit judgment exercised in good faith, determine reserves should be established from time to time hereunder. The Canadian Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

                    (d)  AGGREGATE REVOLVING LOANS. Notwithstanding anything in
     SECTION 1.1.1(a), (b), and (c) to the contrary, no Lender shall make Revolving Credit Loans to Borrowers if the Dollar Equivalent of the Revolving Credit Loans outstanding advanced by that Lender after taking into account the Dollar Equivalent of the contemplated Revolving Credit Loan would exceed the lesser of (i) such Lender's Revolving Loan Commitment MINUS the product of such Lender's Revolving Loan Percentage and the LC Obligations MINUS the product of such Lender's Revolving Loan Percentage and the Dollar Equivalent of the reserves, if any, in effect pursuant to this Section and (ii) except as provided in SUBSECTIONS 1.1.2 and 1.1.5 the product of such Lender's Revolving Loan Percentage and an amount equal to the Dollar Equivalent of the Aggregate Borrowing Base at such time MINUS the Dollar Equivalent of the LC Amount MINUS the Dollar Equivalent of the reserves, if any, in effect pursuant to this Section.

                    (e) CANADIAN AND U.K. SUBLIMIT. Although Canadian Revolving Credit Loans will be funded in Canadian Dollars and U.K. Revolving Credit Loans will be funded in Sterling or Euros, the Canadian Sublimit and U.K. Sublimit are denominated in Dollars. As of the Closing Date, the Canadian Sublimit and U.K. Sublimit are allocated as set forth below:

             Canadian Sublimit             $ 15,000,000
             U.K. Sublimit                 $ 10,000,000

                    (f) EURO SUBLIMIT. U.S. Lenders shall not be required to fund U.S. Revolving Credit Loans in Euros or issue or cause to be issued U.S. Letters of Credit denominated in Euros if the Dollar Equivalent of the aggregate outstanding principal amount of the U.S. Revolving Credit Loans funded or to be funded in Euros and the undrawn available amount of all outstanding U.S. Letters of Credit issued or to be issued and denominated in Euros exceeds $15,000,000. U.K. Lender shall not be required to fund U.K. Revolving Credit Loans in Euros or issue or cause to be issued U.K. Letters of Credit denominated in Euros if the Dollar Equivalent of the aggregate principal amount of the U.K. Revolving Credit Loans funded or to be funded in Euros and the undrawn available amount of outstanding U.K. Letters of Credit issued or to be issued and denominated in Euros exceeds $5,000,000. Further, neither U.S. Lenders nor U.K.

     Lender shall be required to fund U.S. or U.K. Revolving Credit Loans in Euros or issued or caused to be issued U.S. or U.K. Letters of Credit in Euros, if the Dollar Equivalent of the outstanding principal amount of the U.S. and U.K. Revolving Credit Loans in Euros and the undrawn available amount of outstanding U.S. or U.K. Letters of Credit issued or to be issued and denominated in Euros exceeds $15,000,000.

             1.1.2 OVERADVANCES. Insofar as Borrower Representative may request and Agent or Majority Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to the respective Borrowers as to which they have Revolving Loan Commitments at a time when the unpaid balance of Revolving Credit Loans PLUS the sum of the LC Amount PLUS the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, PLUS reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan or the incurrence of any LC Obligation, the Aggregate Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agents shall enter such Overadvances as debits in the applicable Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral (provided that Overadvances to U.S. Borrowers shall only be secured by the U.S. Collateral) and shall bear interest at Default Rate as provided in this Agreement for Base Rate Portions of Revolving Credit Loans (for the applicable Borrower) generally. Any Overadvance made pursuant to the terms hereof shall be made to the respective Borrowers: (i) with respect to Overadvances to U.S. Borrowers, by all Lenders (except the U.K. Lender and the Canadian Lender) ratably in accordance with their respective Revolving Loan Percentages, (ii) with respect to Overadvances to U.K. Borrower, by the U.K. Lender, ratably with respect to the U.K. Lender and, following a refunding under SECTION 3.14, the U.K. Participants and (iii) with respect to Overadvances to the Canadian Borrowers, by the Canadian Lender, ratably with respect to the Canadian Lender and, following a refunding under SECTION 3.13, the Canadian Participants. Overadvances in the aggregate amount of the Dollar Equivalent of $2,500,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than the Dollar Equivalent of $2,500,000 but less than the Dollar Equivalent of $5,000,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of the Dollar Equivalent of $5,000,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall any Overadvances be outstanding for more than 90 consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agents or Lenders make any additional Overadvances unless 30 days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than 120 days within any one 180 day period or (z) shall Agents make Revolving Credit Loans on behalf of Lenders under this SUBSECTION 1.1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment MINUS such Lender's Revolving Loan Percentage of the LC Amount.

             1.1.3 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for (i) the satisfaction of existing Indebtedness of Borrowers and their Affiliates to Deutsche Bank Trust Company Americas and Borrowers' other existing senior secured lenders, (ii) Borrowers' ongoing working capital needs and general corporate purposes in a manner consistent with this Agreement and all applicable laws, and (iii) other purposes permitted under this Agreement.

             1.1.4 AGENT LOANS. Upon the occurrence and during the continuance of an Event of Default, each Agent, in its sole discretion, may make Revolving Credit Loans to the Borrowers to which it has a Revolving Loan Commitment on behalf of the applicable Lender(s) (to (i) U.S. Borrowers, in Dollars or Euros,
(ii) U.K. Borrower, in Sterling or Euros and (iii) Canadian Borrowers, in Canadian Dollars), so long as the aggregate amount of such Revolving Credit Loans shall not exceed the Dollar Equivalent of $2,500,000, if Agents, in their reasonable business judgment, deem that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to this Agreement, including without limitation costs, fees and expenses as described in SECTIONS 2.9 and 2.10 (such Revolving Credit Loans, hereinafter, "Agent Loans"); PROVIDED, that (a) in no event shall the maximum principal amount of the Revolving Credit Loans and the LC Obligations exceed the aggregate Revolving Loan Commitments, (b) Majority Lenders may at any time revoke Agents' authorization to make Agent Loans (any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof), and (c) any Revolving Credit Loans made to protect all or any portion of the Canadian Collateral or the U.K. Collateral shall not be made to U.S. Borrower. Each applicable Lender shall be obligated to advance to the applicable Borrower its Revolving Loan Percentage of each Agent Loan made in accordance with this SUBSECTION 1.1.4. If Agent Loans are made in accordance with the preceding sentence, then (a) the Aggregate Borrowing Base and the U.K. Borrowing Base, U.S. Borrowing Base or Canadian Borrowing Base, as applicable, shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agents allow such Agent Loans to be outstanding, and (b) all Lenders shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement. All Agent Loans shall be repaid on demand, shall be secured by the Collateral (PROVIDED that Agent Loans to U.S. Borrowers shall only be secured by the U.S. Collateral) and shall bear interest at the Default Rate as provided in this Agreement for Base Rate Portions of Revolving Credit Loans (for the applicable Borrower) generally.

     1.2     LETTERS OF CREDIT; LC GUARANTIES.

                    (a) U.S. LETTERS OF CREDIT; U.S. LC GUARANTIES. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of U.S. Borrower, to (i) issue or cause to be issued by Bank or another Affiliate of Agent, on the date requested by Borrower Representative, U.S. Letters of Credit for the account of any U.S. Borrowers or (ii) execute U.S. LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by Borrower Representative, shall guaranty the payment or performance by U.S. Borrowers of their reimbursement obligations with respect to letters of credit and letters of credit issued for U.S. Borrowers' account by other Persons in support of U.S. Borrowers' obligations (other than obligations for the repayment of Money Borrowed); PROVIDED that the U.S. LC Obligations shall not exceed $20,000,000 at any time. Such U.S. Letters of Credit and U.S. LC Guaranties shall be denominated in Dollars or Euros. Unless otherwise consented to by Agent, no U.S. Letter of Credit or U.S. LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (provided that any standby letter of credit with a one-year term may provide for the customary evergreen renewals thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the immediately succeeding sentence)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no U.S. Letter of Credit or U.S. LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, U.S. Borrower, Agent and Lenders hereby agree that all U.S. LC Obligations and all obligations of U.S. Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans in Dollars to U.S. Borrowers that are Base Rate Portions, which U.S. Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. If the draw on the underlying U.S. Letter of Credit or U.S. LC Guaranty is paid in Euros, the applicable Revolving Credit Loan shall be in the amount of the Dollar Equivalent of such draw. In the event that Revolving Credit Loans to U.S. Borrowers are not, for any reason, promptly made to satisfy all then existing U.S. LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such U.S. LC Obligations MULTIPLIED BY such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the U.S. Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to U.S. Borrowers. Immediately upon the issuance of a U.S. Letter of Credit or a U.S. LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to the amount of such U.S. Letter of Credit or U.S. LC Guaranty MULTIPLIED BY such Lender's Revolving Loan Percentage. The form of any U.S. Letter of Credit, U.K. Letter of Credit or Canadian Letter of Credit shall be reasonably acceptable to Agent and Borrower Representative. U.S. Letters of Credit, U.K. Letters of Credit and Canadian Letters of Credit shall be issued in accordance with the Uniform Customs and Practice for Documentary Credits then in effect and adopted by Bank (with respect to U.S. Letters of Credit), Fleet U.K. (with respect to U.K. Letters of Credit) or Fleet Canada (with respect to Canadian Letters of Credit).

                    (b) U.K. LETTERS OF CREDIT; U.K. LC GUARANTIES. As of the U.K. Effective Date, U.K. Agent will cause Fleet U.K., and Fleet U.K. agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of U.K. Borrower, to issue its, or cause an Affiliate of Fleet U.K. to issue, on the date requested by Borrower Representative, U.K. Letters of Credit for the account of U.K. Borrower in support of U.K. Borrower's obligations (other than obligations for the repayment of Money Borrowed); PROVIDED that the U.K. LC Obligations shall not exceed the Dollar Equivalent of $10,000,000 at any time and all U.K. Letters of Credit and U.K. LC Guaranties shall be denominated in Sterling or Euros. Unless otherwise consented to by Agent, no U.K. Letter of Credit or U.K. LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (provided that any standby letter of credit with a one-year term may provide for customary evergreen renewals (which shall in no event extend beyond the date referred to in the immediately succeeding sentence)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no U.K. Letter of Credit or U.K. LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, U.K. Borrower and U.K. Lender hereby agree that all U.K. LC Obligations and all obligations of U.K. Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans to U.K. Borrower that are Base Rate Portions, which U.K. Borrower hereby acknowledges are requested and U.K. Lender hereby agrees to fund. If the draw on the underlying U.K. Letter of Credit or U.K. LC Guaranty is paid in Sterling, the applicable Revolving Credit Loan shall be in Sterling. If the draw amount on the underlying U.K. Letter of Credit or U.K. LC Guaranty is paid in Euros, the applicable Revolving Credit Loan shall be in Euros. In the event that Revolving Credit Loans to U.K. Borrower is not, for any reason, promptly made to satisfy all then existing U.K. LC Obligations, U.K. Lender hereby agrees to pay to U.K. Agent, on demand, an amount equal to the Dollar Equivalent of such U.K. LC Obligations (paid in the currency of such U.K. LC Obligations), and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to U.K. Borrower. Immediately upon the issuance of a U.K. Letter of Credit or a U.K. LC Guaranty under this Agreement, each U.K. Participant shall be deemed to have irrevocably and unconditionally purchased and received from U.K. Agent, without recourse or warranty, an undivided interest and participation therein equal to such U.K. LC Amount and the Dollar Equivalent of the U.K. LC Guaranty.

                    (c) CANADIAN LETTERS OF CREDIT; CANADIAN LC GUARANTIES. Canadian Agent will cause Fleet Canada, and Fleet Canada agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of any Canadian Borrower, to (i) issue its, or cause an Affiliate of Fleet Canada to issue, on the date requested by Borrower Representative, Canadian Letters of Credit for the account of Canadian Borrowers or (ii) execute Canadian LC Guaranties by which Fleet Canada or an Affiliate of Fleet Canada, on the date requested by Borrower Representative, shall guaranty the payment or performance by Canadian Borrowers of their reimbursement obligations with respect to letters of credit and letters of credit issued for Canadian Borrowers' account by other Persons in support of Canadian Borrowers' obligations (other than obligations for the repayment of Money Borrowed); PROVIDED that the Canadian LC Obligations shall not exceed the Dollar Equivalent of $15,000,000 at any time and all Canadian Letters of Credit and Canadian LC Guaranties shall be denominated in Canadian Dollars. Unless otherwise consented to by Agent, no Canadian Letter of Credit or Canadian LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (PROVIDED that any standby letter of credit with a one-year term may provide for customary evergreen renewals (which shall in no event extend beyond the date referred to in the immediately succeeding sentence)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no Canadian Letter of Credit or Canadian LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, Canadian Borrowers and Canadian Lender hereby agree that all

     Canadian LC Obligations and all obligations of Canadian Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans to Canadian Borrowers that are Base Rate Portions, which Canadian Borrowers hereby acknowledge are requested and Canadian Lender hereby agrees to fund. In the event that Revolving Credit Loans to Canadian Borrowers are not, for any reason, promptly made to satisfy all then existing Canadian LC Obligations, Canadian Lender hereby agrees to pay to Canadian Agent, on demand, an amount equal to the Dollar Equivalent of such Canadian LC Obligations (paid in the currency of such Canadian LC Obligations), and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to Canadian Borrowers. Immediately upon the issuance of a Canadian Letter of Credit or a Canadian LC Guaranty under this Agreement, each Canadian Participant shall be deemed to have irrevocably and unconditionally purchased and received from Canadian Agent, without recourse or warranty, an undivided interest and participation therein equal to such Canadian LC Amount and the Dollar Equivalent of the Canadian LC Guaranty.

                    (d) LC AMOUNT. Notwithstanding anything herein to the contrary, the Dollar Equivalent of the LC Amount shall not exceed the lesser of (i) Aggregate Borrowing Availability or (ii) $20,000,000 at any time.

     1.3 GUARANTEES; LIMITATIONS ON U.K. BORROWER'S AND CANADIAN BORROWERS' LIABILITY.

                    (a) U.S. Borrowers hereby absolutely and unconditionally guarantee to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of U.K. Borrower and Canadian Borrowers hereunder and under all Loan Documents. As of the U.K. Effective Date, U.K. Borrower hereby absolutely and unconditionally guarantees to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Canadian Borrowers hereunder and under all Loan Documents. Canadian Borrowers hereby absolutely and unconditionally guarantee to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of U.K. Borrower hereunder and under all Loan Documents. Notwithstanding any provision herein to the contrary, U.K. Borrower and Canadian Borrowers shall have no liability, direct or indirect, for the Obligations of U.S. Borrowers hereunder or under any Loan Documents.

                    (b) Each of the Borrowers agrees that its guaranty obligation under SECTION 1.3(a) hereof is a continuing guaranty of payment and performance and not of collection, that its obligations under this
     SECTION 1.3 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this
     SECTION 1.3 shall be absolute and unconditional, irrespective of, and unaffected by,

                         (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, or any other Loan Document (including any provision hereof or thereof) or any other agreement, document or instrument to which any other Borrower of the Obligations is or may become a party;

                         (ii) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by Agents and any Lender with respect to any of the provisions thereof;

                         (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agents and Lenders in respect thereof (including the release of any such security);

                         (iv)   the insolvency of any Borrower of the
             Obligations; or

                         (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                    Subject to the last sentence of SECTION 1.3(a), each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations of the other Borrowers guaranteed hereunder.

                    (c) Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agents or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, any of the other Borrowers. Each Borrower also expressly waives the benefits of division and discussion under the Civil Code of Quebec. It is agreed among Borrowers, Agents and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 1.3 and such waivers, Agents and Lenders would decline to enter into this Agreement.

                    (d) Subject to the last sentence of SECTION 1.3(a) and notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower agrees that the provisions of this SECTION 1.3 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as among Borrowers and Agents or Lenders, the obligations of the other Borrowers under the Loan Documents.

                    (e) Subject to the last sentence of SECTION 1.3(a) and notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the payment in full of all Obligations and the termination of the Revolving Loan Commitments. Borrowers acknowledge and agree that this waiver is intended to benefit Agents and Lenders, and their respective successors and assigns, and shall not limit or otherwise affect their liability hereunder or the enforceability of this SECTION 1.3, and that Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 1.3.

                    (f) If Agents or any Lender may, under applicable law, proceed to realize their benefits under any of the Loan Documents giving Agents or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or sale or by non-judicial sale or enforcement, Agents or any Lender may, at their sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 1.3. If, in the exercise of any of its rights and remedies, Agents or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such of the Agents or such Lender and waives any claim based upon such action, even if such action by Agents or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by such of the Agents or such Lender. Any election of remedies that results in the denial or impairment of the right of Agents or any Lender to seek a deficiency judgment against any Borrower shall not, subject to the last sentence of SECTION 1.3(a), impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agents or any Lender shall bid at any foreclosure or trustee's or receiver's sale or at any private sale permitted by law or the Loan Documents, Agents or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agents or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any Lender or other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 1.3, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agents or any Lender might otherwise be entitled but for such bidding at any such sale.

                    (g) Subject to the last sentence of SECTION 1.3(a), the liability of Borrowers under this SECTION 1.3 is in addition to and shall be cumulative with all liabilities of each Borrower to Agents and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     1.4     CONVERSION TO DOLLARS.

                    (a) All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of amounts in Canadian Dollars,

     Sterling and Euros. In connection with all Dollar amounts set forth in this Agreement, and the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base calculations, all Canadian Dollars, Euros and Sterling shall be converted to Dollars in accordance with the following procedure:

                         (i) Conversions to Dollars shall occur in accordance with prevailing exchange rates, as determined by Agent in its sole discretion, on the applicable date; and

                         (ii) Outstanding Loans denominated in Canadian Dollars, Sterling and Euros shall be marked to market on the date on which Borrower Representative is required to deliver to Agent Borrowing Base Certificates as provided in section 8.1.4 hereof (or more often as determined by Agent in its commercially reasonable discretion), taking into account in each case the Dollar Equivalent of all Revolving Credit Loans outstanding in Canadian Dollars, Sterling and Euros.

                    (b) Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.

     1.5     JUDGMENT CURRENCY; CONTRACTUAL CURRENCY.

                    (a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this SECTION 1.5 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this
     SECTION 1.5 being hereinafter in this SECTION 1.5 referred to as the "Judgment Conversion Date").

                    (b) If, in the case of any proceeding in the court of any jurisdiction referred to in SECTION 1.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this SECTION 1.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

                    (c) The term "rate of exchange" in this SECTION 1.5 means the rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (Chicago time), be prepared to sell the Obligation Currency against the Judgment Currency.

                    (d) Any amount received or recovered by Agents in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that the relevant Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify the relevant Agent against any loss sustained by it as a result, including the cost of making any such purchase.

                                    SECTION 2

                           INTEREST, FEES AND CHARGES

     2.1     INTEREST.

             2.1.1  RATES OF INTEREST.

                    (a) U.S. RATES OF INTEREST. Interest on Revolving Credit Loans in Dollars to U.S. Borrowers shall accrue on the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect PLUS the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower Representative, on behalf of U.S. Borrowers, exercises its LIBOR Option as provided in SECTION 3.1, interest on the Revolving Credit Loans to U.S. Borrowers in Dollars or in Euros shall accrue on the principal amount of the LIBOR Revolving Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect PLUS the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period. Revolving Credit Loans to U.S. Borrowers in Euros shall only be available to U.S. Borrowers if in connection with any such Revolving Credit Loans, Borrower Representative has exercised a LIBOR Option as provided in SECTION 3.1.

                    (b) U.K. RATES OF INTEREST. Interest on Revolving Credit Loans in Sterling or Euros to U.K. Borrower shall accrue on the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect PLUS the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower Representative, on behalf of U.K. Borrower, exercises its LIBOR Option as provided in SECTION 3.1, interest on the Revolving Credit Loans in Sterling or Euros to U.K. Borrower shall accrue on the principal amount of the LIBOR Revolving Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect PLUS the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period PLUS Mandatory Costs.

                    (c) CANADIAN RATES OF INTEREST. Interest on Canadian Revolving Credit Loans in Canadian Dollars to Canadian Borrowers shall accrue on the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect PLUS the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower Representative, on behalf of Canadian Borrowers, exercises its option to obtain a Canadian BA Rate Loan as provided in SECTION 3.1, interest on Canadian Revolving Credit Loans to Canadian Borrowers shall accrue on the principal amount of Canadian BA Rate Loans outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect PLUS the Canadian BA Rate applicable to each Canadian BA Rate Loan for the corresponding Interest Period.

                    (d) Unless Borrower Representative is otherwise advised by Agent, interest and Letter of Credit and LC Guaranty fees shall be payable solely in the currency in which the underlying Revolving Credit Loan is made or Letter or Credit or LC Guaranty is issued.

             2.1.2 DEFAULT RATE OF INTEREST. At the option of Agent or at the discretion of Majority Lenders, upon and after the occurrence of an Event of Default and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% PLUS the interest rate otherwise applicable thereto (the "Default Rate") and the per annum Applicable Margin in effect for letter of credit fees shall be increased by 2%.

             2.1.3  MAXIMUM INTEREST.

                    (a) In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

                    (b) Without limiting SUBSECTION 2.1.3(a), if any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrowers to make any payment of interest under the Canadian Obligations or the U.K. Obligations or other amount in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the applicable recipient of interest under the Canadian or U.K. Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest under the Canadian or U.K. Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rates of interest required to be paid to the applicable recipient under this SUBSECTION 2.1.3(b); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest under the Canadian or U.K. Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the applicable recipient shall be entitled, by notice in writing to Canadian Agent at the Appropriate Notice Office, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to Canadian Borrowers. Any amount or rate of interest under the Canadian Obligations or the U.K. Obligations referred to in this SUBSECTION 2.1.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Loan to Canadian Borrowers or U.K. Revolving Credit Loans to U.K. Borrower, as applicable, remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "INTEREST" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be PRO RATED over that period of time and otherwise be PRO RATED over the period from the Closing Date to the date all Obligations have been indefeasibly paid in full and all Canadian Lender's Revolving Loan Commitments have been terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

                    (c) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents for the Canadian Obligations (and stated herein or therein, as applicable, to be computed on the basis of a 360-day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

     2.2 COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days (except for the U.K. Obligations denominated in Sterling, which shall each be based on a 365-day or 366-day year, as the case may be). Unless

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otherwise set forth herein, all fees and interest shall be paid in the same currency as the underlying Revolving Credit Loan is made or Letter of Credit or LC Guaranty is issued for which such fee or interest is associated.

     2.3 FEE LETTER. Borrowers shall pay to Agents certain fees and other amounts in accordance with the terms of the fee letter among Borrowers and Agents (the "Fee Letter").

     2.4 LETTER OF CREDIT AND LC GUARANTY FEES. Each applicable Borrower shall pay to Agent, Canadian Agent or U.K. Agent, as applicable, for standby and documentary Letters of Credit and LC Guaranties of standby and documentary letters of credit issued without duplication, for the ratable benefit of the applicable Lenders a per annum fee equal to the Applicable Margin then in effect of the aggregate available amount of such U.S. Letters of Credit and U.S. LC Guaranties, Canadian Letters of Credit and Canadian LC Guaranties and U.K. Letters of Credit and U.K. LC Guaranties, issued for the account of that Borrower and outstanding from time to time during the term of this Agreement, PLUS a fronting fee (for the account of Agent or U.K. Agent, as applicable) equal to 0.125% per annum of the aggregate available amount of such U.S. Letters of Credit, U.S. LC Guaranties, U.K. Letters of Credit, U.K. LC Guaranties, Canadian Letters of Credit and Canadian LC Guaranties, PLUS all normal and customary charges of the Agent, Bank, Canadian Agent or U.K. Agent, as applicable, associated with the issuance and administration thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty or as advised by Agent, Bank or U.K. Agent, as applicable, and shall be due and payable on the first Business Day of each month or as advised by Agent or U.K. Agent, as applicable, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     2.5 ADDITIONAL FEES. U.S. Borrowers shall pay to Agent, for the benefit of each Lender (except the U.K. Lender and the Canadian Lender) in accordance with its Revolving Loan Percentage, a fee (the "Unused Line Fee") equal to the Applicable Margin per annum multiplied by the average daily amount by which the aggregate Revolving Loan Commitments exceed the sum of (i) the Dollar Equivalent of the outstanding principal balance of the sum of the U.S. Revolving Credit Loans, U.K. Revolving Credit Loans and Canadian Revolving Credit Loans, PLUS
(ii) the LC Amount. The Unused Line Fee shall be paid in Dollars. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

     2.6 FRONTING FEES AND PARTICIPATION FEES. When and as interest is collected on Canadian Revolving Credit Loans and U.K. Revolving Credit Loans and until the Canadian Revolving Credit Loans and U.K. Revolving Credit Loans are refunded in accordance with SECTIONS 3.13 and 3.14, Canadian Agent and U.K. Agent, respectively, shall pay to Canadian Lender and U.K. Lender, respectively, a fee (with respect to Canadian Lender, the "Canadian Fronting Fee," with respect to the U.K. Lender, the "U.K. Fronting Fee" and collectively, the "Fronting Fee") equal to 1/8th of one percent (0.125%) of the outstanding principal balances of the Canadian Revolving Credit Loans and U.K. Revolving Credit Loans, respectively, at such time, and Canadian Agent and U.K. Agent shall pay to each Canadian Participant and U.K. Participant, respectively, a participation fee (a "Participation Fee") equal to the product of such Canadian Participant's or U.K. Participant's, as applicable, corresponding Lender's Revolving Loan Percentage and that portion of interest collected equal to the sum of Applicable Margins then in effect with respect to each of the Canadian Revolving Credit Loans and the U.K.

Revolving Credit Loans, respectively, for the relevant interest payment period PLUS any Default Rate then in effect, less the product of such Canadian Participant's or U.K. Participant's Revolving Loan Percentage and the Fronting Fee. If any Borrower pays less than all of the interest then due and owing by it for any period, that portion of the interest equating to the Participation Fee shall be deemed to be the last portion of interest paid or to be paid.

     2.7 PREPAYMENT FEE. At the effective date of termination of this Agreement for any reason or upon a reduction of the Revolving Loan Commitments in an aggregate amount in excess of $20,000,000 at the election of Borrowers, U.S. Borrowers shall pay to Agents, for the ratable benefit of each Lender (except the U.K. Lender and the Canadian Lender) (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) and any amounts owing pursuant to SUBSECTION 3.2.5, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.0% of such reduction in excess of an aggregate amount of $20,000,000 or the aggregate Revolving Loan Commitments terminated if such reduction or termination occurs during the first twelve-month period of the Term (December __, 2002 through December __, 2003) and 0.5% of such reduction or the aggregate Revolving Loan Commitments terminated if such reduction or termination occurs during the second 12-month period of the Term (December __, 2003 through December __, 2004). Notwithstanding the foregoing,
(x) if the Revolving Loan Commitments are terminated with proceeds of financing provided by Fleet, Fleet Canada, Fleet U.K. or an Affiliate thereof (including a financing provided by any such Person together with other lenders under a facility agented by any such Person), then any prepayment fee shall be waived or
(y) if the Revolving Loan Commitments are terminated after Borrowers' cost of funds have increased by one-half of one percent (1/2%) or more pursuant to the provisions of SECTION 3.8 of this Agreement, then any such prepayment fee shall be waived. Any reduction of Revolving Credit Loan Commitments shall be PRO RATA to the U.S. Revolving Credit Loan Commitment, U.K. Revolving Credit Loan Commitment and Canadian Revolving Credit Loan Commitment. Each Borrower shall pay to Agent, U.K. Agent and Canadian Agent, as applicable, that portion of the fee attributable to the Revolving Credit Loan Commitment available to it. Any termination of Revolving Credit Loan Commitments shall apply to all three Revolving Credit Loan Commitments.

     2.8 AUDIT FEES. Borrowers shall pay to Agent, Canadian Agent and U.K. Agent, as applicable, audit fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Collateral of Borrowers and such other matters as Agents shall deem appropriate in their reasonable credit judgment, PLUS all reasonable out-of-pocket expenses incurred by Agents in connection with such audits, whether such audits are conducted by employees of Agents or by third parties hired by Agents; PROVIDED that U.K. Borrower and Canadian Borrowers shall not be responsible for such fees and expenses incurred with respect to U.S. Borrowers. Such audit fees and out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agents of a request for payment thereof to Borrowers. Agents may, in their discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to the applicable Borrower and charging the applicable Borrower Loan Account therefor. The foregoing notwithstanding, unless an Event of Default has occurred and is continuing, the maximum annual amount Borrowers shall be required to pay Agents with respect to such audit fees shall be $15,000 PLUS any external consulting costs incurred in conjunction with the audits of U.K. Borrower.

     2.9 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists: (i) Agents incur legal or accounting expenses or any other out-of-pocket expenses or costs in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or
(ii) Agents or any Lender incurs reasonable legal or accounting expenses or any other out-of-pocket expenses or costs in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agents, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs, (2) any attempt to enforce any rights of Agents or any Lender against Borrowers or any other Person which may be obligated to Agents or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors, or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses and other out-of-pocket expenses and costs of Agents or any Lender, as applicable, shall be charged to the applicable Borrower; PROVIDED, that such Borrower shall not be responsible for such out-of-pocket expenses and costs to the extent incurred because of the gross negligence or willful misconduct of Agents or any Lender; and PROVIDED, FURTHER, that U.K. Borrower and Canadian Borrowers shall not be responsible for such out-of-pocket costs and expenses, incurred with respect to U.S. Borrowers. All amounts chargeable to Borrowers under this SECTION 2.9 shall be Obligations secured by all of the Collateral (provided that amounts chargeable to U.S. Borrowers shall not be secured by U.K. Collateral or Canadian Collateral), shall be payable on demand to Agents or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Revolving Portions (or, in the case of Canadian Agent or Canadian Lender, Canadian Prime Rate Loans) from time to time. The applicable Borrower shall also reimburse Agents for expenses incurred by Agents in their administration of the Collateral to the extent and in the manner provided in SECTIONS 2.10 and 2.11 hereof.

     2.10 BANK CHARGES. Each Borrower shall pay to Agents, on demand, any and all fees, costs or expenses which Agents or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to such Borrower or any other Person on behalf of such Borrower, by Agents or any Lender, of proceeds of Loans made to such Borrower pursuant to this Agreement,
(ii) the depositing for collection by Agents or any Lender of any check or item of payment received or delivered to Agents or any Lender on account of the Obligations of such Borrower and (iii) the costs and expenses incurred in opening and maintaining blocked accounts; PROVIDED, that U.K. Borrower and Canadian Borrowers shall not be responsible for such fees and expenses incurred with respect to U.S. Borrowers.

     2.11 COLLATERAL PROTECTION EXPENSES. All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, provincial, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers; PROVIDED, that U.K. Borrower and Canadian Borrowers shall not be liable for any such expenses incurred with respect to U.S. Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agents may, at their option, but shall not be required to, pay the same and charge the applicable Borrower therefor.

     2.12 PAYMENT OF CHARGES. All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral (provided that amounts chargeable to U.S. Borrowers shall not be payable by U.K. Borrower or Canadian Borrowers and shall not be secured by U.K. Collateral or Canadian Collateral). All such Obligations shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Revolving Portions (or, in the case of Canadian Obligations, Canadian Prime Rate Loans) from time to time.

     2.13 NO DEDUCTIONS. Any and all payments or reimbursements made hereunder and under the other Loan Documents shall be made in Dollars, Euros, Canadian Dollars or Sterling, as applicable, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, however, the following: franchise or capital taxes and taxes imposed on the net income of Agents, or any Lender or Canadian Participant or U.K. Participant by the jurisdiction under the laws of which Agents or any Lender or Canadian Participant or U.K. Participant is organized or doing business or any political subdivision thereof and franchise or capital taxes and taxes imposed on its net income by the jurisdiction of Agents' or such Lender's or Canadian Participant's or U.K. Participant's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such franchise or capital taxes and taxes imposed on net income, herein "Tax Liabilities"). If any Borrower, any Lender or any Agent shall be required by law or the administration thereof to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to any Agent or any Lender or Canadian Participant or U.K. Participant, then the sum payable by the relevant Borrower hereunder or under the relevant other Loan Document shall be increased as may be necessary so that, after all required deductions are made, the applicable Agent, any such Lender, Canadian Participant and U.K. Participant, as applicable, receives an amount equal to the sum it would have received had no such deductions been made. Whenever any Tax Liabilities are deducted by any Borrower, as soon as practicable thereafter, the Borrower Representative shall send to Agent (or in the case of Canadian Borrowers, Canadian Agent, or in the case of U.K. Borrower, U.K. Agent) for its own account or for the account of the applicable Lender or Canadian Participant or U.K. Participant a certified copy of an original official receipt received by any such Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Agent (or Canadian Agent or U.K. Agent, as the case may be). If any Borrower fails to pay any Tax Liabilities when due to the appropriate taxing authority or fail to remit to Agent (or in the case of Canadian Borrowers, Canadian Agent, or in the case of U.K. Borrower, U.K. Agent) the required receipts or other required documentary evidence, each Borrower shall indemnify Agents and the Lenders and Canadian Participants and U.K. Participants for any incremental taxes, interest or penalties that may become payable by Agents and the Lenders and Canadian Participants and U.K. Participants as a result of any such failure. Without limiting the foregoing, (x) U.K. Borrower shall also indemnify and hold harmless (without duplication) U.K. Agent, U.K. Lender and U.K. Participants against any and all arrangements relating to the refunding pursuant to SECTION 3.14 of this Agreement of U.K. Revolving Credit Loans and (y) Canadian Borrowers shall also indemnify and hold harmless

(without duplication) Canadian Agent, Canadian Lender and Canadian Participants against any and all arrangements relating to the refunding pursuant to SECTION
3.13 of this Agreement of Canadian Revolving Credit Loans. The covenants in this
SECTION 2.13 shall survive the termination of this Agreement and payment of the Obligations.

                    (a) If Agents or a Lender or Canadian Participant or U.K. Participant during the Term of this Agreement shall become aware that it is entitled to claim a refund of tax from the jurisdiction to which the tax was paid, which refund, in the BONA FIDE discretion of Agents or such Lender or Canadian Participant or U.K. Participant, is allocable to the payment of any Tax Liabilities which Borrowers have paid, or indemnified Agents or such Lender or Canadian Participant or U.K. Participant pursuant to this SECTION 2.13, Agents or such Lender or Canadian Participant or U.K. Participant shall promptly notify Borrowers in writing of the availability of such refund claim and shall, within 30 days of receipt of a written request by Borrowers, make a claim to such jurisdiction for such refund at Borrowers' sole expense. If, during the Term of this Agreement, Agents or a Lender or Canadian Participant or U.K. Participant receives a refund of any such Tax Liabilities, it shall within 30 days from the date of such receipt pay over such amount of such refund to Borrowers PLUS any interest that is properly attributable to such refund as will leave Agents and such Lender and Canadian Participant and U.K. Participant (after that payment) in the same after-tax position as it would have been in if the Tax Liabilities had not been paid by, or indemnification had not been made by, Borrowers.

                    (b) To the extent that any portion of the Participation Fee is payable to a Canadian Participant that is non-resident of Canada for purposes of the tax imposed pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto (a "Nonresident Canadian Participant"), Canadian Agent shall deduct and remit such tax to the Receiver General for Canada within the time payable by law, and shall increase such portion of the Participation Fee as may be necessary so that after all required deductions of such tax are made, the Nonresident Canadian Participant receives an amount equal to the sum it would have received had no such deductions been made. The Canadian Borrowers shall forthwith on demand remit to the Canadian Agent the full amount of the aforesaid increase; PROVIDED, HOWEVER, that no Borrower will make such payment with respect to Tax Liabilities described in the proviso to the second sentence of this SECTION 2.13. Each of the Canadian Agent, Canadian Lender and each Canadian Participant represents and warrants to the Canadian Borrowers and to the Canadian Agent that, as of the date of this Agreement or, in the case of a Canadian Participant which is not a party to this Agreement on the date hereof, on the date it becomes a Canadian Participant, it is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). Provided that no Default or Event of Default has occurred and is continuing, the Canadian Lender covenants and agrees with the Canadian Borrowers that it will not assign, sell or grant participations in its extensions of credit under this Agreement to any Person who is a non-resident of Canada within the meaning of the Income Tax Act (Canada). In the event that any of the Canadian Agent, the Canadian Lender or any Canadian Participant becomes a non-resident of Canada within the meaning of the Income Tax Act (Canada), such party shall immediately notify the Canadian Borrowers and the Canadian Borrowers shall have the option to prepay that portion of the Canadian

     Obligations attributable to such party without the payment of any prepayment penalty, fee or other amounts.

                    (c) As soon as reasonably practicable following the Closing Date (or where a Person becomes a Lender or U.K. Participant as soon as reasonably practicable following the date it becomes a Lender or a U.K. Participant), each Lender and U.K. Participant in respect of which the U.K. Agent would need to make withholding for taxes on interest fees paid to them shall file Form FD13 or such other documents as may be relevant and/or take all other steps reasonably necessary with each relevant tax authority and shall complete such procedural formalities as may be necessary to obtain relief from the withholding requirements imposed with respect to United Kingdom income tax due to the United States/United Kingdom Double Taxation Convention. The U.K. Borrower shall not be obliged to pay any increased sum pursuant to SECTION 2.13 hereof where (i) income tax is imposed by the United Kingdom on any sum payable by U.K. Agent to a U.K. Participant hereunder and (ii) U.K. Borrower is able to demonstrate that that income tax is imposed as a result of the failure of the relevant U.K. Participant to comply with its obligations under this SECTION 2.13(c). Alternatively, if a U.K. Participant is a bank as defined in Section 840A of the Income and Corporation Taxes Act of 1988 of the United Kingdom, it shall, upon the reasonable written request of the U.K. Borrower, provide certifications to that effect to the U.K. Borrower.

     2.14 ALLOCATION OF FEES AND EXPENSES. Unless expressly allocated to a specific Borrower, all fees and expenses paid pursuant to this Agreement shall be allocated to the Borrower which pays such fees and expenses.

                                    SECTION 3

                               LOAN ADMINISTRATION

     3.1 MANNER OF BORROWING REVOLVING CREDIT LOANS/LIBOR OPTION. Borrowings under the credit facility established pursuant to SECTION 1 hereof shall be as follows:

             3.1.1 LOAN REQUESTS. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower Representative, on behalf of the applicable Borrower, or, in the case of any request to the U.K. Agent, the U.K. Borrower, may give Agent, or Canadian Agent or U.K. Agent, as applicable, with a copy to Agent at the Appropriate Notice Office notice in a form reasonably acceptable to Agent of such Borrower's intention to borrow, in which notice Borrower Representative or U.K. Borrower (if applicable and as the case may be) shall specify the amount of the proposed borrowing of a Revolving Credit Loan (which shall be no less than the Dollar Equivalent of $500,000 or an integral multiple of the Dollar Equivalent of $100,000 in excess thereof in the case of Base Rate Revolving Portions or borrowings under the overdraft forming part of the U.K. Revolving Credit Loans), the currency in which the borrowing is requested (which shall be Dollars or Euros in the case of a U.S. Revolving Credit Loan to U.S. Borrowers, Canadian Dollars in the case of a Canadian Revolving Credit Loan to Canadian Borrowers and Sterling or Euros in the case of a U.K. Revolving Credit Loan to U.K. Borrower) and the proposed borrowing date, which shall be a Business Day, no later than 10:00 a.m. (prevailing time in the location of the Appropriate

Notice Office) on the proposed borrowing date (or in accordance with SUBSECTION 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion or Canadian BA Rate Loan), PROVIDED, HOWEVER, that no request for a LIBOR Loan or Canadian BA Rate Loan may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan by the applicable Borrower on the due date in the amount required to pay such interest or other Obligation. With respect to borrowings under the overdraft forming part of the U.K. Revolving Credit Loans, the prior notice requirements and minimum borrowing amounts may be waived by U.K. Agent.

             3.1.2 DISBURSEMENT. Each Borrower hereby irrevocably authorizes Agent, Canadian Agent or U.K. Agent, as applicable, to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to SUBSECTION 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under SUBSECTION 3.1.1(a) shall be disbursed by Agent in Dollars or Euros, as requested by Borrower Representative (in the case of U.S. Borrowers), by Canadian Agent in Canadian Dollars, as requested by Borrower Representative (in the case of Canadian Borrowers) and by U.K. Agent in Sterling or Euros, as requested by Borrower Representative or U.K. Borrower (in the case of U.K. Borrower), as applicable, in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower Representative or U.K. Borrower (as the case may be) and Agent, Canadian Agent or U.K. Agent, as applicable, from time to time or elsewhere if pursuant to a written direction from Borrower Representative or U.K. Borrower, as the case may be; and (ii) the proceeds of each Revolving Credit Loan deemed requested under SUBSECTION 3.1.1(b) shall be disbursed by Agent, Canadian Agent or U.K. Agent, as applicable, by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded in excess of the amount requested or deemed requested by Borrower Representative or U.K. Borrower (as the case may be), such Borrower agrees to repay the excess to Agent, Canadian Agent or U.K. Agent, as applicable, immediately upon the earlier to occur of (a) such Borrower's discovery of the error and (b) notice thereof to Borrower Representative or U.K. Borrower, as the case may be, from Agent, Canadian Agent or U.K. Agent, as applicable, or any Lender.

             3.1.3 PAYMENT BY LENDERS. Agent, Canadian Agent or U.K. Agent, as applicable, shall give to each applicable Lender prompt written notice by facsimile, telex or cable of the receipt from Borrower Representative or U.K. Borrower of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option or shall be a Canadian BA Rate Loan, the currency of such Revolving Credit Loan, and the amount of each such Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each such Lender shall, not later than 12:00 noon (prevailing time in the location of the Appropriate Notice Office) on such requested date, wire to a bank designated by Agent, Canadian Agent or U.K. Agent, as applicable, the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent, Canadian Agent or U.K. Agent nor any Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, and following a refunding of the Canadian Revolving Credit Loan and U.K. Revolving Credit Loan in accordance with SECTIONS 3.13 and 3.14, Canadian Agent or U.K. Agent, as applicable, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of the applicable Lenders. In such event, the Lender on behalf of whom Agent, Canadian Agent or U.K. Agent made the Revolving Credit Loan shall reimburse Agent, Canadian Agent or U.K. Agent, as applicable, for the amount of such Revolving Credit Loan made on its behalf, weekly (or more frequently, as determined by Agents, in their sole discretion). On each such settlement date, Agent, Canadian Agent or U.K. Agent, as applicable, will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made on such Lender's behalf until so reimbursed by such Lender, shall be paid to Agent, Canadian Agent or U.K. Agent, as applicable, for its own account.

             3.1.4 AUTHORIZATION. U.S. Borrowers hereby irrevocably authorize Agent, in Agent's sole discretion, to advance to such Borrower, and to charge to U.S. Borrowers' Loan Account hereunder as a U.S. Revolving Credit Loan in Dollars (which shall be a Base Rate Revolving Portion), a sum sufficient to pay all interest accrued on the U.S. Obligations when due and to pay all fees, costs and expenses and other U.S. Obligations at any time owed by such Borrower to Agent or Lenders hereunder. U.K. Borrower hereby irrevocably authorizes U.K. Agent, in U.K. Agent's discretion, to advance to U.K. Borrower, and to charge to such U.K. Borrower's Loan Account hereunder as a U.K. Revolving Credit Loan in Sterling or Euros, if chosen by U.K. Agent in its discretion, (which shall be a Base Rate Revolving Portion), a sum sufficient to pay all interest accrued on the U.K. Obligations when due and to pay all fees, costs and expenses and other U.K. Obligations at any time owed by U.K. Borrower to U.K. Agent or Lenders hereunder. Canadian Borrowers hereby irrevocably authorize Canadian Agent, in Canadian Agent's sole discretion, to advance to Canadian Borrowers, and to charge to Canadian Borrower's Loan Account hereunder as a Canadian Revolving Credit Loan in Canadian Dollars (which shall be a Base Rate Loan), a sum sufficient to pay all interest accrued on the Canadian Obligations when due and to pay all fees, costs and expenses and other Canadian Obligations at any time owed by Canadian Borrowers to Canadian Agent or Canadian Lender hereunder.

             3.1.5 LETTER OF CREDIT AND LC GUARANTY REQUESTS. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrower Representative or, in the case of notice to Fleet U.K., U.K. Borrower, may give Agent and Bank and Fleet U.K. or Fleet Canada, as applicable, a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office), three Business Days before the proposed issuance date thereof, in which notice Borrower Representative or U.K. Borrower shall specify whether the Letter of Credit or LC Guaranty is to be issued on behalf of a U.S. Borrower, a Canadian Borrower or U.K. Borrower, the issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and Bank or U.K. Agent, as applicable, and the Person being asked to issue such Letter of Credit or LC Guaranty); and shall include the Letter of Credit application of the proposed issuer of the Letter of Credit, duly completed PROVIDED, that

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

no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agents and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

             3.1.6 METHOD OF MAKING REQUESTS. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) solely in the case of U.S. Revolving Credit Loans to U.S. Borrower, Agent shall permit telephonic or electronic requests for U.S. Revolving Credit Loans to Agent, (ii) solely in the case of U.S. Letters of Credit and U.S. LC Guaranties, Agent and Bank may, in their discretion, permit electronic transmittal of requests for U.S. Letters of Credit and U.S. LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. All other instructions, authorizations, agreements or reports must be in written hard copy form (including by facsimile). Unless Borrower Representative specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, neither Agent nor Bank shall have any liability to the applicable Borrower for any loss or damage suffered by such Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower Representative to Lender and Bank, if applicable.

             3.1.7  LIBOR PORTIONS AND CANADIAN BA RATE LOANS.

                    (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event any Borrower desires to obtain a LIBOR Portion, Borrower Representative shall give Agent a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on the applicable Borrower. In no event shall Borrowers, in the aggregate, be permitted to have outstanding at any one time LIBOR Portions with more than five (5) different Interest Periods with respect to U.S. Revolving Credit Loans, U.K. Revolving Credit Loans and Canadian BA Rate Loans. The LIBOR Rate shall be available only (i) in the case of U.K. Borrower, for borrowings in Sterling and Euros and (ii) in the case of U.S. Borrowers, for borrowings in Dollars and Euros.

                    (b) Provided that as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Canadian Borrowers desire to obtain a Canadian BA Rate Loan, Borrower Representative shall give Agent a Canadian BA Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested borrowing date. Each Canadian BA Request shall be irrevocable and binding on Canadian Borrowers. In no event shall Canadian Borrowers, in the aggregate, be permitted to have outstanding at any one time Canadian BA Rate Loans, U.S. Revolving Credit Loans and U.K. Revolving Credit Loans with more than five
     (5) different Interest Periods. The Canadian BA Rate shall be available only for borrowings in Canadian Dollars.

             3.1.8 CONVERSION OF BASE RATE PORTIONS AND CANADIAN PRIME RATE LOAN CONVERSION.

                    (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative or U.K. Borrower may, on any Business Day and on behalf of the applicable Borrower, convert any Base Rate Portion (except with respect to Revolving Credit Loans to Canadian Borrower) into a LIBOR Portion. If the applicable Borrower desires to convert a Base Rate Portion, Borrower Representative shall give Agent a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested conversion date.

                    (b) Provided that, as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day and on behalf of Canadian Borrower, convert any Canadian Prime Rate Loan (that constitutes a Base Rate Loan under clause (ii)(b) of the definition of Base
     Rate) into a Canadian BA Rate Loan. If Canadian Borrowers desire to convert a Canadian Prime Rate Loan, Borrower Representative shall give Canadian Agent a Canadian BA Request no later then 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested conversion date.

             3.1.9  CONTINUATION OF LIBOR PORTIONS AND CANADIAN BA RATE LOANS.

                    (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative or U.K. Borrower may, on any Business Day and on behalf of the applicable Borrower, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If any Borrower desires to continue a LIBOR Portion, Borrower Representative shall give Agent and U.K. Agent, as applicable, a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested continuation date. If Borrower Representative shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, (x) with respect to U.S. Revolving Credit Loans funded in Dollars or U.K. Revolving Credit Loans, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion or (y) with respect to U.S. Revolving Credit Loans funded in Euros, shall automatically be continued as a LIBOR Portion with a 30-day Interest Period.

                    (b) Provided that as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day and on behalf of Canadian Borrowers, continue any Canadian BA Rate Loan into another Canadian BA Rate Loan with an Interest Period of the same or a different permitted duration. If Canadian Borrowers desire to continue a Canadian BA Rate Loan, Borrower Representative shall give Agent a Canadian BA Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested continuation date. If Borrower Representative shall fail to give timely notice of its election to continue any Canadian BA Rate Loan or portion thereof as provided above, or if such continuation shall not be permitted, such Canadian BA Rate Loan or portion thereof, unless such Canadian BA Rate Loan shall be repaid, shall automatically be converted into a Canadian Prime Rate Loan at the end of the Interest Period then in effect with respect to such Canadian BA Rate Loan.

             3.1.10 INABILITY TO MAKE LIBOR PORTIONS AND CANADIAN BA RATE LOANS. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this SUBSECTION 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions or Canadian BA Rate Loans, or if with respect to any Interest Period, Agent, U.K. Agent or Canadian Agent is unable to determine the LIBOR or Canadian BA Rate relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market or the Canadian BA market, as applicable, make it, in the reasonable judgment of Agent, U.K. Agent or Canadian Agent, impracticable to fund therein any of the LIBOR Portions or Canadian BA Rate Loans, or make the projected LIBOR or Canadian BA Rate unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent, U.K. Agent, Canadian Agent and Lenders to make or continue LIBOR Portions or Canadian BA Rate Loans or convert Base Rate Portions or Canadian Prime Rate Loans to LIBOR Portions or Canadian BA Rate Loans, as applicable, hereunder shall forthwith be suspended during the pendency of such circumstances and the applicable Borrower shall, if any affected LIBOR Portions or Canadian BA Rate Loans are then outstanding, promptly upon request from Agent or U.K. Agent, convert such affected LIBOR Portions into Base Rate Portions, or promptly upon request from Canadian Agent, convert such affected Canadian BA Rate Loans into Canadian Prime Rate Loans.

     3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this
SECTION 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

             3.2.1 PRINCIPAL. Principal on account of Revolving Credit Loans shall be payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders at the Appropriate Payment Office immediately upon the earliest of (i) the receipt by the applicable Agent, the U.K. Borrower or, if U.S. Borrowers and/or Canadian Borrowers are subject to a blocked account arrangement that then requires daily transfer of funds received therein to the applicable Agent, any U.S. Borrower or any Canadian Borrower, of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to SUBSECTIONS 3.3.1 and 6.2.4, to the extent of said proceeds, subject to such Borrower's rights to reborrow such amounts in compliance with SUBSECTION 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with SECTIONS 10.2 and/or 10.3 of this Agreement, or (iii) termination of this Agreement pursuant to SECTION 4 hereof; PROVIDED, HOWEVER, that, if an Overadvance or an Agent Loan shall exist at any time, the applicable Borrower shall, on demand, repay the Overadvance or Agent Loan. Each payment (including principal prepayment) by Borrowers on account of principal of the Revolving Credit Loans shall be applied FIRST to Base Rate Revolving Portions and thereafter to LIBOR Revolving Portions and Canadian BA Rate Loans, as applicable.

             3.2.2  INTEREST.

                         (i) BASE RATE PORTION. Interest accrued on Base Rate Portions shall be due and payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with SECTIONS 10.2 and/or 10.3 of this Agreement or (3) termination of this Agreement pursuant to SECTION 4 hereof.

                         (ii) LIBOR PORTION AND CANADIAN BA RATE. Interest accrued on each LIBOR Portion and on Canadian BA Rate Loans shall be due and payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with SECTIONS 10.2 and/or 10.3 of this Agreement or (2) termination of this Agreement pursuant to
             SECTION 4 hereof.

             3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Agent, Canadian Agent or U.K. Agent, as applicable, at the Appropriate Payment Office, as and when provided in SECTION 2 or SECTION 3 hereof, as applicable, to Agent, Canadian Agent, U.K. Agent or a Lender, as applicable, or to any other Person designated by Agent, Canadian Agent, U.K. Agent or such Lender in writing.

             3.2.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agents for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later, in each case at the Appropriate Payment Office.

             3.2.5 PREPAYMENT OF/FAILURE TO BORROW LIBOR PORTIONS. Borrowers may prepay a LIBOR Portion and Canadian BA Rate Loans at the Appropriate Payment Office only upon at least three (3) Business Days prior written notice to Agent, U.K. Agent or Canadian Agent, as applicable (which notice shall be irrevocable). Each applicable Borrower shall pay to each applicable Lender, upon request of such Lender, at the Appropriate Payment Office such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion or Canadian BA Rate Loan on a date other than the last day of the Interest Period for such LIBOR Portion or Canadian BA Rate Loan; (ii) any failure by the applicable Borrower to borrow a LIBOR Portion or Canadian BA Rate Loan on the date specified by the Borrower Representative's LIBOR Request or Canadian BA Request; or (iii) any failure by the applicable Borrower to pay a LIBOR Portion or Canadian BA Rate Loan on the date for payment specified in Borrower Representative's written notice. In addition to reimbursement of out-of-pocket costs and expenses, such compensation shall include a "yield maintenance fee" in an amount computed as follows: the current rate for (i) United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) (or Canadian or U.K. equivalent as applicable and as determined by Agent) with respect to a LIBOR Portion or a Canadian BA Rate Loan being repaid by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, as the case may be, in each case with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which the prepayment is made, shall be subtracted from the LIBOR or Canadian BA Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury securities (or Canadian equivalent or securities issued by, or unconditionally guaranteed by, the United Kingdom Government, as applicable) and the number of days remaining in the term chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Lender upon the prepayment of a LIBOR Portion or Canadian BA Rate Loan. If by reason of an Event of Default, Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion or Canadian BA Rate Loan shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

     3.3     MANDATORY AND OPTIONAL PREPAYMENTS.

             3.3.1 PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. Except as provided in SUBSECTIONS 6.4.2 and 8.2.9, if any Borrower sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, the applicable Borrower shall, unless otherwise agreed by Majority Lenders, pay to the Agent for the ratable benefit of the applicable Lenders in accordance with SUBSECTION 3.4.2, as and when received by such Borrower and as a mandatory prepayment of the applicable Loans, as herein provided, an amount equal to the lesser of (i) the aggregate amount of the outstanding Loans and (ii) the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower from such sale, loss, destruction or condemnation; PROVIDED THAT, Borrowers may elect not to prepay the Loans to the extent of up to $500,000 of asset sale proceeds received by one or more Borrowers in each Fiscal Year; PROVIDED FURTHER, THAT, if as of

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

the date of receipt of such proceeds, the applicable Borrower is not subject to a blocked account arrangement that then requires daily transfers of funds received therein to the applicable Agent, at Borrower Representative's option, such proceeds may be released to the applicable Borrower for any use or investment not otherwise prohibited hereunder. Notwithstanding anything herein to the contrary, in the case of U.K. Borrower and if U.S. Borrowers and/or Canadian Borrowers are subject to a blocked account that then requires daily transfers of funds received therein to the applicable Agent, any U.S. Borrower or any Canadian Borrower, any and all proceeds from such asset sales or Collateral lost or destroyed or taken by condemnation shall be used to prepay the Loans without regard to any exceptions otherwise contained herein. The applicable prepayment shall be applied to reduce the outstanding principal balance of the applicable Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments or the maximum amount of the Canadian Sublimit or the U.K. Sublimit.

             3.3.2 PROCEEDS FROM ISSUANCE OF EQUITY. If any Borrower issues or obtains any additional equity in a manner permitted under this Agreement, such Borrower, shall pay to Agents for the ratable benefit of the applicable Lenders in accordance with SUBSECTION 3.4.2, when and as received by such Borrower at the Appropriate Payment Office and as a mandatory prepayment of the applicable Obligations, an amount equal to the lesser of (i) the aggregate amount of the outstanding Loans and (ii) 100% of the net proceeds to such Borrower of the issuance of such equity; PROVIDED THAT, if, as of the date of receipt of such proceeds, the applicable Borrower is not subject to a blocked account arrangement that then requires daily transfers of funds received therein to the applicable Lender, at Borrower's option, such proceeds may be released to the applicable Borrower for any use or investment not otherwise prohibited hereunder. Any such prepayment shall be applied to the applicable Loans in the manner specified in the third sentence of SUBSECTION 3.3.1 until payment thereof in full. Any payment of the outstanding Obligations made pursuant to this SUBSECTION 3.3.2 above shall not permanently reduce the Revolving Loan Commitments or the Canadian Sublimit or the U.K. Sublimit. Further, unless an Event of Default exists and is continuing, Borrowers shall not be required to prepay the Obligations from the proceeds of option exercises by any Borrower's employees, directors or independent contractors.

             3.3.3 LIBOR PORTIONS AND CANADIAN BA RATE LOANS. If the application of any payment made in accordance with the provisions of this
SECTION 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion or Canadian BA Rate Loans prior to the last day of the Interest Period for such LIBOR Portion or Canadian BA Rate Loans, the amount of such prepayment shall not be applied to such LIBOR Portion or Canadian BA Rate Loans, but will, at the applicable Borrower's option, be held by Agent, in the case of LIBOR Portions, and Canadian Agent, in the case of Canadian BA Rate Loans, in a non-interest bearing account at a Lender or another bank satisfactory to Agent or U.K. Agent, as applicable, in the case of LIBOR Portions, and Canadian Agent, in the case of Canadian BA Rate Loans, in its discretion, which account is in the name of Agent, U.K. Agent or Canadian Agent, as the case may be, and from which account only Agent, U.K. Agent or Canadian Agent, as the case may be, can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this
SECTION 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

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

             3.3.4 OPTIONAL REDUCTIONS OF REVOLVING LOAN COMMITMENTS; OPTIONAL PREPAYMENTS. Borrowers may, at their option from time to time upon not less than three Business Days' prior written notice to Agent at the Appropriate Notice Office, permanently reduce in part, or, upon 30 days' notice, terminate the Revolving Loan Commitments or the U.K. Sublimit or the Canadian Sublimit; PROVIDED, HOWEVER, that (i) each such partial reduction shall be in an amount of the Dollar Equivalent of $5,000,000 or integral multiples of the Dollar Equivalent of $1,000,000 in excess thereof; (ii) no such reduction shall result in the prepayment of any LIBOR Portion or Canadian BA Rate Loan, (iii) all such reductions shall be made ratably among the U.S. Revolving Loan Commitment, the Canadian Sublimit and the U.K. Sublimit, and (iv) no such partial reduction shall reduce the aggregate amount of Revolving Loan Commitments below $30,000,000. Except for charges under SUBSECTION 3.2.5 applicable to prepayments of LIBOR Revolving Portions and Canadian BA Rate Loans and except for charges under SECTION 2.7 applicable to termination or reductions of the Revolving Loan Commitments, such prepayments shall be without premium or penalty. Subject to SUBSECTION 3.2.5 with respect to prepayment of LIBOR Portions and Canadian BA Rate Loans, optional prepayments (without a permanent reduction in the Revolving Loan Commitments) may be made by Borrowers upon not less than one Business Day's prior written notice to Agent or U.K. Agent, as the case may be, in the case of LIBOR Options, and to Canadian Agent, in the case of Canadian BA Rate Loans, at the Appropriate Notice Office PROVIDED that each such prepayment shall be in an amount that is the Dollar Equivalent of $500,000 or integral multiples of $100,000 in excess thereof.

     3.4     APPLICATION OF PAYMENTS AND COLLECTIONS.

             3.4.1 COLLECTIONS. All items of payment received at the Appropriate Payment Office by Agent, Canadian Agent or U.K. Agent by 12:00 noon (prevailing time at the location of the Appropriate Notice Office), on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon (prevailing time at the location of the Appropriate Notice Office), on any Business Day shall be deemed received on the following Business Day. If, as the result of collections of Accounts as authorized by SUBSECTION 6.2.4 hereof or otherwise, a credit balance exists in the Loan Accounts, to the extent permitted by the Loan Documents such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to the applicable Borrower or otherwise at Borrower Representative's direction in the manner set forth in SUBSECTION 3.1.2, upon Borrower Representative's request (at the Appropriate Notice Office) at any time, so long as no Default or Event of Default then exists. Agents may, at their option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

             3.4.2 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments (i) by U.S. Borrowers shall be apportioned ratably among all Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender), (ii) by U.K. Borrower shall be distributed to U.K. Lender subject to SECTION 2.6 or, following a refunding in accordance with SECTION 3.14, apportioned among all U.K. Participants (according to the unpaid principal balance of the Loans to which such payments relate held by each U.K. Participant) and (iii) by Canadian Borrowers shall be distributed to Canadian Lender subject to SECTION 2.6 or, following a refunding in accordance with SECTION 3.13, apportioned among all Canadian Participants (according to the unpaid principal balance of the Loans to which such payments relate held by each Canadian Participant). All payments of principal and

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

interest on Revolving Credit Loans shall be remitted to Agent, Canadian Agent or U.K. Agent, as applicable, at the Appropriate Payment Office and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in SUBSECTION 3.3.1, other Collateral received by Agent, U.K. Agent or Canadian Agent, as applicable, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agents or Lenders from the applicable Borrower; SECOND, to pay interest due from the applicable Borrower in respect of all Loans made to such Borrower, and Agent Loans; THIRD, to pay or prepay principal of Agent Loans; FOURTH, to pay or prepay principal of the Revolving Credit Loans (other than Agent Loans) and unpaid reimbursement obligations in respect of LC Obligations of the applicable Borrower; FIFTH, to cash-collateralize the U.S. LC Obligations, Canadian LC Obligations and U.K. LC Obligations of such Borrower by depositing in a cash collateral account established with the Agent on terms and conditions satisfactory to the Agent an amount in cash equal to 103% of the aggregate amount of such Obligations; SIXTH, to the payment of any other Obligation (other than amounts related to Product Obligations) due to Agents by such Borrower; SEVENTH, to pay any fees, indemnities or expense reimbursements related to Product Obligations of such Borrower; and EIGHTH, in the case of (x) payments by U.K. Borrower, to the payment of any other Obligations due to Canadian Agent or Canadian Lender by Canadian Borrower, (y) payments by Canadian Borrowers, to the payment of any other Obligations due to U.K. Agent or any Lender by U.K. Borrower and (z) payments by U.S. Borrowers, to the payment of any other Obligations due to Agents or any Lender by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, ratably. Except as expressly set forth to the contrary, payments received (i) from U.S. Borrowers shall be applied only to the U.S. Obligations, (ii) from the U.K. Borrower shall be applied only to the U.K. Obligations, and (iii) from Canadian Borrowers shall be applied only to the Canadian Obligations; PROVIDED that after the U.S. Obligations, U.K. Obligations or Canadian Obligations are paid in full by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, respectively, any such excess payments shall be applied PRO RATA to the other Obligations (except that any payments received from U.K. Borrower or Canadian Borrowers shall not be applied to the U.S. Obligations). After the occurrence and during the continuance of an Event of Default, as between Agents and Borrowers, Agents shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agents against the Obligations, in such manner as Agents may deem advisable, notwithstanding any entry by Agents or any Lender upon any of its books and records. Notwithstanding the preceding sentence, as between Agents and other Lenders, all such payments shall be applied in the order set forth above.

     3.5     ALL LOANS TO CONSTITUTE ONE OBLIGATION. Except as set forth in
SECTION 1.3 to the contrary and for the purpose of being ratably secured by Agents' Liens upon all of the Collateral, the Loans and LC Obligations shall constitute one general Obligation of Borrowers; PROVIDED, HOWEVER, that the U.K. Collateral and the Canadian Collateral shall not secure the U.S. Obligations.

     3.6     LOAN ACCOUNTS; REGISTRATION.

                    (a) Agent shall enter all Loans and the LC Amount as debits to a loan account established for each Borrower (each, a "Loan Account" and, collectively, the

     "Loan Accounts") and shall also record in the Loan Accounts all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agents and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

                    (b) Agent shall, on behalf of each Borrower, maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan and any Notes evidencing the Loan recorded therein for all purposes of this Agreement. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register and be effective only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance Agreement and thereupon one or more new Notes shall be issued to the designated assignee. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     3.7 STATEMENTS OF ACCOUNT. Agent will account to Borrower Representative, on behalf of Borrowers, monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrower Representative at the Appropriate Notice Office in writing to the contrary within 30 days of the date each accounting is received by Borrower Representative. Such notice shall be deemed an objection only to those items specifically objected to therein.

     3.8 INCREASED COSTS. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

                         (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and
             (b) subject to the provisions of SECTION 2.13, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) subject to the provisions of SECTION 2.13, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                         (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                         (iii) impose on such Lender or the London interbank market or the Canadian BA market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, the applicable Borrower shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate, the LIBOR or Canadian BA Rate. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower Representative, which certification shall include a written explanation of such additional cost or reduction to such Borrower. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this SECTION 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower Representative at the Appropriate Notice Office, if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

     3.9 BASIS FOR DETERMINING INTEREST RATE INADEQUATE. In the event that Agent, Canadian Agent or U.K. Agent or any Lender shall have determined that:

                         (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period or the Canadian BA Rate for any term; or

                         (ii) Sterling, Euro or Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or that a market does not exist for Canadian BA Rate Loans, or a proposed conversion of a Base Rate Portion into a LIBOR Portion or a Canadian Prime Rate Loan into a Canadian BA Rate Loan; then

Agent, Canadian Agent, U.K. Agent or such Lender, as applicable, shall give Borrower Representative prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Portion (in the affected currency, if not all applicable currencies are affected) shall be made as a Base Rate Portion, unless Borrower Representative shall notify Agent at the Appropriate Notice Office no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion,
(ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrower Representative shall notify Agent at the Appropriate Notice Office, no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion, (iii) any such requested Canadian BA Rate Loan shall be made as a Canadian Prime Rate Loan, unless Borrower Representative shall notify Canadian Agent at the Appropriate Notice Office no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office), three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled and (iv) any Canadian Prime Rate Loan which was to have been converted to an affected type of Canadian BA Rate Loan shall be continued as or converted into a Canadian Prime Rate Loans, or, if Borrower Representative shall notify Canadian Agent at the Appropriate Notice Office, no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Canadian BA Rate Loan.

     3.10 SHARING OF PAYMENTS, ETC. If (i) any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender of such Loan such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; PROVIDED, that, if all or any portion of such excess payment is thereafter recovered from such applicable purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this SECTION 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation.

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

Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this SECTION 3.10 shall be made through Agent.

     3.11 LOCATION OF PAYMENTS AND NOTICES. Notwithstanding anything else herein to the contrary, all payments made by Borrowers or Borrower Representative on behalf of Borrowers under this Agreement, whether principal or interest payments, fees, expenses or other charges hereunder, shall be made at the Appropriate Payment Office and all notices made by Borrowers or Borrower Representative on behalf of Borrowers under this Agreement shall be made at the Appropriate Notice Office.

     3.12 APPOINTMENT OF BORROWER REPRESENTATIVE. Each Borrower hereby designates SITEL Corporation as its representative ("Borrower Representative") and agent on its behalf for the purposes of issuing all notices (including, without limitation, notices of borrowing), giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit or LC Guaranties, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. SITEL Corporation hereby accepts such appointment. Agents may regard any notice or other communications pursuant to any Loan Document from SITEL Corporation as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereby to SITEL Corporation on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by SITEL Corporation shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower or Borrowers, as applicable, to the same extent as if the same had been made directly by such Borrower or Borrowers, as applicable. Borrowers shall have the right to designate a replacement Borrower Representative from time to time upon written notice to the Agents. Borrower Representative hereby authorizes and appoints SITEL U.K. (who hereby accepts such appointment) as its agent solely for purposes of giving notices of borrowings or letter of credit requests to the U.K. Agent with respect to U.K. Revolving Credit Loans.

     3.13    CANADIAN REVOLVING CREDIT LOANS REFUNDING.

                    (a) If any Default or Event of Default shall occur and be continuing, Canadian Lender may, in its sole and absolute discretion, direct that the Canadian Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as Agent shall request, a "NOTICE OF CANADIAN REVOLVING LOAN REFUNDING") to Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the Canadian Participants at their respective Facility Offices and, unless an Event of Default described in SUBSECTION 10.1.8 or 10.1.9 shall have occurred, to each Borrower. Each such Notice of Canadian Revolving Credit Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each Canadian Participant to fund its undivided Participating Interest in the outstanding Canadian Revolving Credit Loans whereupon each Canadian Participant, through its Facility Office, shall fund a PRO RATA portion of the outstanding Canadian Revolving Credit Loans and related Obligations in an amount equal to the Canadian Participant's Revolving Loan Percentage of the aggregate principal amount of such Canadian Revolving Credit Loans held by each corresponding Lender to which the Canadian Participant is affiliated; PROVIDED that, with respect to the Canadian LC Obligations, the Canadian Participant is not required to fund the Revolving Loan Percentage attributable to the Canadian LC Obligations until such time as the underlying Canadian Letter of Credit or Canadian Letter of Credit supported by a Canadian LC Guaranty has been drawn. Subject to the proviso in the immediately preceding sentence, each Canadian Participant shall immediately transfer (or, if applicable, shall cause its Canadian Affiliate to transfer) to Canadian Lender, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Revolving Credit Loan that was made by Canadian Lender.

                    (b) Whenever, at any time after a Canadian Participant has funded a PRO RATA portion of the outstanding Canadian Revolving Credit Loans and related Obligations, Canadian Lender receives any payment on account thereof, Canadian Lender will distribute to Agent for delivery to each Canadian Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Participant's Participating Interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by Canadian Lender is required to be returned, such Canadian Participant will return to Agent for delivery to Canadian Lender any portion thereof previously delivered by Agent or Canadian Lender to it. For purposes of SECTION 2.13, any interest distributed by Canadian Lender to a Canadian Participant shall be deemed to have been paid by the Canadian Borrower.

                    (c) Each Canadian Participant's obligation to fund the PRO RATA portion of the outstanding Canadian Revolving Credit Loans and related Obligations referred to in this SECTION 3.13 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian Participant or any Borrower may have against Canadian Lender, any Canadian Participant, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender or Canadian Participant, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

     3.14    U.K. REVOLVING CREDIT LOANS REFUNDING.

                    (a) If any Default or Event of Default shall occur and be continuing, U.K. Lender may, in its sole and absolute discretion, direct that the U.K. Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as Agent shall request, a "NOTICE OF U.K. REVOLVING LOAN REFUNDING") to Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the U.K. Participants at their respective Facility Office and, unless an Event of Default described in SUBSECTION 10.1.8 or 10.1.9 shall have occurred, to each Borrower. Each such Notice of U.K. Revolving Credit Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each U.K. Participant fund its undivided U.K. Participating

     Interest in the outstanding U.K. Revolving Credit Loans whereupon each U.K. Participant, through its Facility Office, shall fund (or, if such Lender has a U.K. Affiliate, shall cause its U.K. Affiliate to fund) a pro rata portion of the outstanding U.K. Revolving Credit Loans and related Obligations in an amount equal to the U.K. Participant's Revolving Loan Percentage of the aggregate principal amount of such U.K. Revolving Credit Loans held by each corresponding Lender to which the U.K. Participant is affiliated; PROVIDED that, with respect to the U.K. LC Obligations, the U.K. Participant is not required to fund the Revolving Loan Percentage attributable to the U.K. LC Obligations until such time as the underlying U.K. Letter of Credit or U.K. Letter of Credit supported by a U.K. LC Guaranty has been drawn. Subject to the proviso in the immediately preceding sentence, each U.K. Participant shall immediately transfer to (or, if applicable, shall cause its U.K. Affiliate to transfer) U.K. Lender, in immediately available funds, the amount of its U.K. Participating Interest in the same currency as the underlying Revolving Credit Loan or U.K. Letter of Credit or U.K. LC Guaranty was made or issued by U.K. Lender, unless otherwise advised by Agent.

                    (b) Whenever, at any time after a U.K. Participant has funded a PRO RATA portion of the outstanding U.K. Revolving Credit Loans and related Obligations, U.K. Lender receives any payment on account thereof, U.K. Lender will distribute to Agent for delivery to each U.K. Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.K. Participant's Participating Interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by U.K. Lender is required to be returned, such U.K. Participant will return to Agent for delivery to U.K. Lender any portion thereof previously delivered by Agent or U.K. Lender to it.

                    (c) Each U.K. Participant's obligation to fund the PRO RATA portion of the outstanding U.K. Revolving Credit Loans and related Obligations referred to in this SECTION 3.14 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such U.K. Participant or any Borrower may have against U.K. Lender, any U.K. Participant, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender or U.K. Participant, or
     (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

     3.15 MITIGATION OBLIGATIONS. If a Lender claims any additional cost or reduced amount pursuant to SECTION 3.8, or any Borrower is required to pay any additional amount to any Lender or Canadian Participant or U.K. Participant or any governmental authority for the account of any Lender or Canadian Participant or U.K. Participant pursuant to SECTION 2.13, then such Lender or Canadian Participant or U.K. Participant shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower Representative at the Appropriate Notice Office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if the making of such designation, filing or assignment would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the bona fide discretion of such Lender, be otherwise disadvantageous to such Lender or Canadian Participant or U.K. Participant; PROVIDED, HOWEVER, that nothing herein shall obligate a U.S. Lender to allocate the Canadian Participation or Canadian Revolving Credit Loans or the U.K. Participation or U.K. Revolving Credit Loans (following a funding under SECTION 3.13) to its Canadian or United Kingdom office or Affiliate.

                                    SECTION 4

                              TERM AND TERMINATION

     4.1 TERM OF AGREEMENT. Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including December __, 2005 (the "Term"), unless terminated as provided in SECTION 4.2 hereof.

     4.2     TERMINATION.

             4.2.1 TERMINATION BY LENDERS. Agent may, and at the direction of Majority Lenders shall, terminate this Agreement with notice upon or after the occurrence and during the continuance of an Event of Default or without notice upon or after the occurrence and during the continuation of an Event of Default under SECTION 10.1.7 (Insolvency and Related Proceedings) of the Agreement.

             4.2.2 TERMINATION BY BORROWER REPRESENTATIVE. Upon at least three Business Days' prior written notice to Agent and Lenders, Borrower Representative, on behalf of Borrowers, may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrowers have paid or collateralized or supported by a letter of credit to Agent's satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized or supported by a letter of credit to Agent's satisfaction and Borrowers have complied with SECTIONS 2.6 and 2.7 and SUBSECTION 3.2.5. Any notice of termination given by Borrower Representative shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement only in its entirety. No section of this Agreement or type of Loan available hereunder may be terminated singly.

             4.2.3 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agents shall retain their Liens in the Collateral and Agents and Lenders shall retain all of their rights and remedies under the Loan Documents, notwithstanding such termination, until all Obligations have been discharged and paid in full, in immediately available funds, including, without limitation, all Obligations under SECTIONS 2.6 and 2.7 and SUBSECTION 3.2.5 resulting from such termination; PROVIDED, THAT, the Lien on the Canadian Collateral and the U.K. Collateral shall be released once all U.K.

Obligations and Canadian Obligations have been discharged and paid in full. Notwithstanding the foregoing or the payment in full of the Obligations, Agents shall not be required to terminate their Liens in the Collateral unless, with respect to any loss or damage that Agents or Lenders may incur as a result of dishonored checks or other items of payment received by Agents from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent, Canadian Agent, U.K. Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent, Canadian Agent, U.K. Agent and each Lender from any such loss or damage.

                                    SECTION 5

                               SECURITY INTERESTS

     5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Agents and each Lender of the Obligations, (a) each U.S. Borrower hereby grants to Agent, U.K. Agent and Canadian Agent, for the benefit of themselves and each Lender and each Canadian Participant and U.K. Participant,
(b) as of the U.K. Effective Date, U.K. Borrower hereby grants to U.K. Agent and Canadian Agent, for the benefit of themselves and the Canadian Lender and U.K. Lender and each Canadian Participant and U.K. Participant, and (c) each Canadian Borrower hereby grants to Canadian Agent and U.K. Agent, for themselves and for the benefit of the Canadian Lender and U.K. Lender and each Canadian Participant and U.K. Participant, a continuing Lien upon the following assets or interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                         (i)    Accounts;

                         (ii) Chattel Paper related to or issued in connection with any Account or Contract Rights;

                         (iii) Computer Hardware and Software, and any substitutions, replacements, additions or model conversions to the extent any of the foregoing are required or used, in any material respect, in the processing, recording, billing or data storage of Accounts or Contract Rights;

                         (iv)   Contract Rights;

                         (v) Documents (or Documents of Title in the case of the Canadian Borrowers) relating to Accounts or Contract Rights;

                         (vi) General Intangibles relating to Accounts and Contract Rights, including Payment Intangibles and Software;

                         (vii) Instruments relating to Accounts and Contract Rights;

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

                         (viii) Intellectual Property to the extent used in
             processing or providing information relating to Accounts and Contract Rights;

                         (ix) Letter-of-Credit Rights arising out of or related to Accounts or Contract Rights;

                         (x) Supporting Obligations arising out of or related to Accounts or Contract Rights; and

                         (xi) All monetary obligations owed by a Borrower to another Borrower in connection with any intercompany loan or advance and all Promissory Notes or Instruments issued by any Borrower to evidence any such monetary obligation, loan or advance.

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, rents, issues, profits and returns of and from any of the foregoing, PROVIDED, HOWEVER, that to the extent that the provisions of any lease or license of Computer Hardware and Software or such Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, the applicable Agent will not enforce its security interest in the applicable Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of the applicable Agent, the applicable Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the applicable Agent (and to the applicable Agent's enforcement of such security interest) in the applicable Agent's rights under such lease or license. In addition to the foregoing grant of a security interest, Canadian Borrowers and U.K. Borrower shall execute and deliver such debentures, hypothecs, pledges and other security agreements as Canadian Agent and U.K. Agent may reasonably request and, in the case of the security granted by the U.K. Borrower this will, to the extent lawful, create fixed and floating charges over all of the U.K. Borrower's Collateral. In the event of a conflict between this SECTION 5.1 and the Security Documents executed by the U.K. Borrower or Canadian Borrowers, the latter shall govern.

     5.2 OTHER COLLATERAL. Borrowers shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Letter-of-Credit Rights arising out of or related to Accounts, Electronic Chattel Paper arising out of or related to Accounts or Promissory Notes or Instruments relating to or evidencing any of the Collateral and, upon the request of Agent, Canadian Agent or U.K. Agent, as applicable, promptly execute such other documents, and do such other acts or things deemed appropriate by Agents to deliver to Agent, Canadian Agent or U.K. Agent, as applicable, control with respect to such Collateral; promptly notify Agent in writing, upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents arising out of or related to Accounts or Instruments arising out of or related to Accounts, and, upon the request of Agent, Canadian Agent, or U.K. Agent, as applicable, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agents to deliver to Agent, Canadian Agent or U.K. Agent, as applicable, possession of such Documents that are negotiable and Instruments, and,

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with respect to nonnegotiable Documents arising out of or related to Accounts, to have such nonnegotiable Documents issued in the name of Agent, Canadian Agent or U.K. Agent, as applicable; and with respect to Collateral in the possession of a third party, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent, Canadian Agent or U.K. Agent, as the case may be.

     5.3 LIEN PERFECTION; FURTHER ASSURANCES. Borrowers shall execute such UCC-1 financing statements as are required by the UCC, such filings as are required by the PPSA, and Section 395 of the Companies Act 1985 of England and Wales (as amended) and any other applicable statutory scheme and such other instruments, assignments or documents as are necessary to perfect Agents' Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agents' Lien upon the Collateral. Unless prohibited by applicable law, Borrowers hereby authorize Agents to execute and file any such financing statement and other filings, including, without limitation, financing statements that indicate the Collateral as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in SECTION 5.1, on Borrowers' behalf. Borrowers also hereby ratify its authorization for Agents to have filed in any jurisdiction any like filing and financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a filing and financing statement and may be filed in any appropriate office in lieu thereof. At Agent's, Canadian Agent's or U.K. Agent's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Agent, Canadian Agent or U.K. Agent, as the case may be, any and all documents, instruments and agreements deemed necessary by Agents to give effect to or carry out the terms or intent of the Loan Documents.

                                    SECTION 6

                            COLLATERAL ADMINISTRATION

     6.1     GENERAL.

             6.1.1 LOCATION OF COLLATERAL. All books and records (including, without limitation, Computer Hardware and Software) included within the Collateral will at all times be kept by Borrowers at one or more of the business locations set forth in EXHIBIT 6.1.1 hereto, as updated by Borrowers providing
(x) prior written notice to Agents of any new location at which any Borrower's centralized accounting books and records (including, without limitation, Computer Hardware and Software) are maintained or (y) written notice to Agent within 30 days after the applicable Borrower opens or occupies any other new location.

             6.1.2 INSURANCE OF COLLATERAL. Borrowers shall maintain and pay for insurance or self insurance as the case may be, with respect to the business of Borrowers, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent (it being agreed that Agent shall not require any Borrower to carry any insurance at any time to the extent it is not available on commercially reasonable terms as reasonably determined by Agent at such time to such Borrower in the relevant insurance market, PROVIDED that Borrowers shall in all events maintain casualty insurance on all Collateral customarily covered by casualty insurance and it being

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further agreed that insurance comparable to that obtained by companies similarly situated to Borrowers operating similar properties in the general areas and businesses in which Borrowers operate shall be acceptable to Agent). Borrower's Representative shall deliver certificates of insurance evidencing such policies to Agents as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent, in the case of the U.S. Collateral, Canadian Agent, in the case of the Canadian Collateral, and U.K. Agent in the case of U.K. Collateral, as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are reasonably satisfactory to Agents. Each certificate of insurance or endorsement shall contain a clause (in the case of the U.K. Collateral, where available) requiring the insurer to give not less than 10 days' prior written notice to Agent, Canadian Agent or U.K. Agent, as the case may be, in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent, Canadian Agent or U.K. Agent, as the case may be, in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent, Canadian Agent, or U.K. Agent, as the case may be, shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower Representative agrees to deliver to Agents, promptly as rendered, true copies of any reports made in any reporting forms to insurance companies, which reports could reasonably be expected to have or evidence a Material Adverse Effect. If at the time of receipt of such proceeds, the applicable Borrower is subject to a blocked account arrangement that then requires daily transfer of received thereon to the applicable Agent, all proceeds of business interruption insurance (if any) of Borrowers shall be remitted to Agent, in the case of U.S. Collateral, to Canadian Agent, in the case of Canadian Collateral and to U.K. Agent, in the case of U.K. Collateral, for application to the outstanding balance of the Revolving Credit Loans of the affected Borrower.

             U.K. Borrower shall deliver notification to the insurer relating to the security created over its insurance policies in the form contained in the Security Document governed by English law which creates such security and will use reasonable endeavors to obtain the insurer's acknowledgement in the form attached to the notice.

             Unless Borrowers provide Agents with evidence of the insurance coverage required by this Agreement, Agents may purchase insurance at the applicable Borrower's expense to protect Agents' interests in the Properties of Borrowers. This insurance may, but need not, protect the interests of Borrowers. The coverage that Agents purchase may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with said Property. Borrowers may later cancel any insurance purchased by Agents but only after providing Agents with evidence that Borrowers have obtained insurance as required by this Agreement. If Agents purchase insurance, the applicable Borrower will be responsible for the costs of that insurance, including interest and any other charges Agents may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers may be able to obtain on their own.

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             6.1.3  PROTECTION OF COLLATERAL. Neither Agents nor any Lender
shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in any Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

     6.2     ADMINISTRATION OF ACCOUNTS.

             6.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrowers shall keep accurate and complete records of its Accounts and all payments and collections thereon and Borrower's Representative shall submit to Agents on such periodic basis as Agents shall request a sales and collections report for the preceding period, in form acceptable to Agents.

             6.2.2 DISCOUNTS, ALLOWANCES, DISPUTES. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Agents as part of the next required Schedule of Accounts.

             6.2.3 ACCOUNT VERIFICATION. Any of Agents' officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, Canadian Agent or U.K. Agent, as applicable, any designee of Agents, or the applicable Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Agents in an effort to facilitate and promptly conclude any such verification process.

             6.2.4 MAINTENANCE OF DOMINION ACCOUNT. Borrowers shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements (or, in the case of U.K. Borrower, collection account letters) acceptable to Agents with Bank or its Affiliates; PROVIDED that, in the case of U.K. Borrower, such Dominion Accounts shall be maintained with Fleet U.K. In the case of (i) U.K. Borrower, such blocked account arrangements shall provide for full dominion and control over U.K. Borrower's cash deposited into all deposit accounts and (ii) U.S. Borrowers and Canadian Borrowers, such blocked account arrangements shall provide for control and springing dominion over U.S. Borrowers' and Canadian Borrowers' cash deposited into all deposit accounts such that, in the event at any time Aggregate Borrowing Availability is less than $10,000,000 at any time (the "TRIGGERING AVAILABILITY TEST"), Agents, for the benefit of Lenders, shall have full dominion and control over such accounts. Borrowers shall issue to any such banks (in the case of U.S. Borrowers and Canadian Borrowers, upon notice by the applicable Agent that the Triggering Availability Test has occurred) an irrevocable letter of instruction directing such banks to make a daily transfer of all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in SUBSECTION 3.4.2. All funds deposited in any Dominion Account are subject to a security interest in favor of the respective Agent. The applicable Borrower shall obtain the agreement by such banks in favor of Agent, Canadian Agent or U.K. Agent, as the case may be, to waive any recoupment, setoff rights, compensation rights and any security interest or hypothec in, or against, the funds so deposited. Agents assume no responsibility for such lockbox and blocked account arrangements, including, without limitation,

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

any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. If Agent has notified the applicable banks that a Trigger Availability Test has occurred and has directed such banks to make daily transfer of payments or other remittances received in the lockbox and blocked accounts to the Dominion Account and at any time 180 days or more after the effective date of such notice, average Aggregate Borrowing Availability for any 60 consecutive day period equals or exceeds $10,000,000 and no Event of Default has occurred and is continuing, then Agent agrees to rescind its notice to the applicable banks directing such banks to make daily transfers of all payments and other remittances received in the lockbox and blocked accounts to the Dominion Account. Upon a subsequent occurrence of a Triggering Availability Test, Agent shall have the right to renotify such banks to make daily transfers to the Dominion Account.

             6.2.5 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. Borrowers agree that all invoices rendered and other requests made by Borrowers for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a blocked account established pursuant to SUBSECTION 6.2.4. To expedite collection, Borrowers shall endeavor in the first instance to make collection of its Accounts for Agents. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's, Canadian Agent's or U.K. Agent's, as the case may be, property, for its benefit and the benefit of the applicable Lenders, by the applicable Borrower as trustee of an express trust for Agent's, Canadian Agent's or U.K. Agent's benefit, as applicable, and the applicable Borrower shall promptly deposit same in kind in the Dominion Account. Agents retain the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that Borrowers' Accounts have been assigned to Agents and to collect Borrowers' Accounts directly in its own name, and to charge the collection costs and expenses, including legal fees, to the applicable Borrowers.

             6.2.6 TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Agents are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge such Borrower therefor, except for taxes that (i) are being contested in good faith with reasonable diligence and by appropriate proceedings and with respect to which such Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. Notwithstanding the foregoing, if any Agent releases to any Borrower an amount in respect of goods and services taxes and sales taxes that are included in each Account, the applicable Borrower shall immediately remit such amount to the proper taxing authority and, if requested by the applicable Agent, provide such Agent with a receipt therefor. In no event shall Agents or any Lender be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

     6.3     PAYMENT OF CHARGES. All amounts chargeable to Borrowers under
SECTION 6 hereof shall be Obligations secured by all of the Collateral (except that amounts chargeable to U.S. Borrowers shall not be secured by U.K. Collateral or Canadian Collateral), shall be payable on demand by the applicable Borrower and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Revolving Portions (or in the case of Canadian Borrower, Canadian Prime Rate Loans) from time to time.

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                                    SECTION 7

                         REPRESENTATIONS AND WARRANTIES

     7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agents and each Lender to enter into this Agreement and to make advances hereunder, Borrowers warrant, represent and covenant to Agent and each Lender that:

             7.1.1 QUALIFICATION. Each Borrower is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation and in all states or jurisdictions in which the failure of such Borrower to be so qualified could reasonably be expected to have a Material Adverse Effect.

             7.1.2 POWER AND AUTHORITY. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not: (i) require any consent or approval of the shareholders of Borrowers or any other Person (to the extent any such consent was not obtained prior to the Closing Date); (ii) contravene Borrowers' charters, articles or certificates of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause Borrowers to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower (any of the foregoing, a "Requirement of Law"), the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Collateral now owned or hereafter acquired by any Borrower.

             7.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrowers and Affiliates party thereto (if any), enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and, with respect to the obligations of the Canadian Borrower under Section 2.1.2, by the provisions of Section 8(1) of the Interest Act (Canada).

             7.1.4 CORPORATE AND CAPITAL STRUCTURE. Except as disclosed to the Agent by the Borrowers in writing from time to time after the Closing Date (and so long as the changes so disclosed are otherwise permitted under the terms of this Agreement), EXHIBIT 7.1.4 hereto states,

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

as of the date hereof, (i) the correct name of each Borrower, the percentage of each Borrower's (other than SITEL's) Voting Stock owned by SITEL or another Borrower, (ii) the number, nature and holder of all outstanding Securities of Borrowers (other than SITEL) and (iii) the number of authorized, issued and treasury Securities of Borrowers. Each Borrower has good title to all of the Securities it purports to own of each of each other Borrower, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. The issuance of all such Securities have been registered or qualified under applicable federal, state and provincial securities laws or any United Kingdom equivalent thereof, or are exempt therefrom. As of the date hereof, other than stock options and warrants granted to employees, independent contractors or directors, and directors' qualifying shares director deferred compensation arrangements and Shareholders Rights Plan, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of Borrowers. Except as set forth on EXHIBIT 7.1.4 or in SITEL's Public Filings, as of the date hereof, there are no outstanding agreements or instruments binding upon any of Borrowers' partners, members or shareholders, as the case may be (other than partners, members or shareholders of SITEL), relating to the ownership of their Securities.

             7.1.5 NAMES; ORGANIZATION. No Borrower has been known as or has used any legal, fictitious or trade names in the 5-year period immediately preceding the date of this Agreement except those listed on EXHIBIT 7.1.5 hereto. Except as set forth on EXHIBIT 7.1.5, no Borrower has been the surviving entity of a merger or consolidation or has resulted from the amalgamation of any other corporation or has acquired all or substantially all of the assets of any Person in the 5-year period immediately preceding the date of this Agreement. Each of Borrowers' jurisdictions of incorporation or organization, Type of Organization and Organizational I.D. Number, in the case of U.K. Borrower, the number with which it is registered at Companies House for England and Wales, and any Canadian equivalent thereof, is set forth on EXHIBIT 7.1.5. The exact legal name of each Borrower is set forth on EXHIBIT 7.1.5.

             7.1.6 BUSINESS LOCATIONS. Each Borrower's chief executive office, registered office, domicile and location of books and records including all Computer Hardware and Software included within the Collateral are as listed on
EXHIBIT 6.1.1 hereto, as updated from time to time by Borrowers in accordance with the provisions of SUBSECTION 6.1.1. No Borrower may transfer its Collateral to a location that causes Agents' Liens on such Collateral to be invalid.

             7.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each Borrower has good, indefeasible and marketable title to and fee simple ownership, or valid and subsisting leasehold or license interests (with respect to leased or licensed Collateral) in, to all of the Collateral, in each case, free and clear of all Liens except Permitted Liens, and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's Properties that is not a Permitted Lien. The Liens granted to Agent under SECTION 5 hereof are first priority Liens, subject only to Permitted Liens.

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             7.1.8  ACCOUNTS. Agents may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. With respect to each of Borrowers' Accounts arising in the ordinary course of business of any Borrower from the sale of goods or rendition of services, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                         (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                         (ii) It arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by a Borrower, in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                         (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                         (iv) There are no facts, events or occurrences which materially impair the validity or enforceability of any Accounts or tend to reduce materially the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                         (v) To Borrowers' knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                         (vi)   To Borrowers' knowledge, there are no
             proceedings or actions that are threatened or pending against the Account Debtor thereunder that could reasonably be expected to result in any material adverse change in the collectibility of such Account, other than changes for which Borrowers have already established or maintained (in the good faith judgment of the management of Borrowers) adequate reserves on the most recent Borrowing Base Certificate.

             7.1.9 EQUIPMENT. The Equipment of Borrowers that is material to the conduct of their business is in good operating condition and repair and shall be maintained and preserved in accordance with Borrower's past practices, reasonable wear and tear excepted.

             7.1.10 FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of SITEL and its Subsidiaries (including the accounts of all Subsidiaries of Borrowers and their respective Subsidiaries for the respective periods during which the Subsidiaries' relationship existed) as of September 30, 2002, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Borrowers and such Persons, taken as a whole, at such dates and the results of Borrowers' and such Persons' operations, taken as a whole, for such periods and, in the case of the annual audited accounts of U.K. Borrower, present a true and fair view of such U.K. Borrower's financial condition. As of the date hereof, since September 30, 2002, there has been no material adverse change in the financial position of Borrowers, and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Borrowers and each of their Subsidiaries ends on December 31 of each year. Borrowers represent that all projections delivered to Agent indicate compliance with all financial covenants set forth in this Agreement.

             7.1.11 FULL DISCLOSURE. The financial statements referred to in SUBSECTION 7.1.10 hereof do not, nor does this Agreement or the other written statements of Borrowers to Agents or any Lender for the purposes of or in connection with this Agreement, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading as of the date on which such statement are or were provided and in light of the circumstances under which such statements were provided. There is no fact which Borrowers have failed to disclose to Agents or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

             7.1.12 SOLVENT FINANCIAL CONDITION. Each Borrower is on the Closing Date, including, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions to occur on the Closing Date, Solvent.

             7.1.13 SURETY OBLIGATIONS. Except as set forth on EXHIBIT 7.1.13, as of the date hereof, no Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, other than (x) another Borrower or (y) with respect to service or vendor contracts entered into in the ordinary course of business, a Subsidiary of SITEL.

             7.1.14 TAXES. SITEL Corporation's federal tax identification number is 47-0684333. The federal tax identification number, and Canadian and United Kingdom equivalent, of each other Borrower is shown on EXHIBIT 7.1.14 hereto. Each Borrower has filed all federal, state, provincial and local tax returns and other reports relating to taxes it is required by law to file, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties, as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent (a) any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower maintains reasonable reserves on its books therefor or (b) the failure to file such tax returns or pay such taxes could not reasonably be expected to result in a Material Adverse Effect. The provision for taxes on the books of each Borrower is (in the good faith judgment of the management of such Borrower) adequate for all years not closed by applicable statutes, and for the current fiscal year.

             7.1.15 BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

             7.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. To
Borrowers' knowledge, each Borrower owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present conduct of its business without, to Borrowers' knowledge, conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect or as set forth on EXHIBIT 7.1.16 hereto. Except as set forth on EXHIBIT 7.1.16, there are no claims that have been asserted to any Borrower which are currently pending with any court or governmental authority that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party which could reasonably be expected to have a Material Adverse Effect. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agents of any of their rights or remedies under SECTION 10, will not result in the termination or impairment of any of any Borrower's ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on EXHIBIT 7.1.16 or except as could not reasonably be expected to have a Material Adverse Effect, (i) no Borrower has received written notice that it is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of Borrowers, no other party to such license or sublicense is in breach thereof or default thereunder.

             7.1.17 GOVERNMENTAL CONSENTS. Each Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

             7.1.18 COMPLIANCE WITH LAWS. Each Borrower has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all United States of America, Canadian and United Kingdom federal, state, provincial and local laws, rules and regulations applicable to such Borrower, its Properties or the conduct of its business, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to such Borrower under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

             7.1.19 RESTRICTIONS. No Borrower is a party or subject to any contract or agreement that restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT 7.1.19 hereto, none of which prohibits the execution of or compliance with this Agreement or the other Loan Documents by Borrowers.

             7.1.20 LITIGATION. Except as set forth on EXHIBIT 7.1.20 hereto, there are no actions, suits, proceedings, investigations or arbitrations pending, or to the knowledge of Borrowers, threatened, against or affecting any Borrower, or the business, operations, Properties, prospects, profits or condition of any Borrower which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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             7.1.21 NO DEFAULTS. As of the Closing Date, no event has
occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. As of the Closing Date, no Borrower is in default in (and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $2,000,000.

             7.1.22 LEASES. Each Borrower is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

             7.1.23 PENSION PLANS.

                    (a) Except as disclosed on EXHIBIT 7.1.23 hereto, neither U.S. Borrowers nor any of their ERISA Affiliates maintains or contributes to any Plan. U.S. Borrowers and each of their ERISA Affiliates are in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan. Neither any U.S. Borrower nor any ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA in connection with a Multiemployer Plan which remains unsatisfied or which would reasonably be expected to have a Material Adverse Effect.

                    (b) The Canadian Pension Plans are duly registered under and have been administered in compliance with the ITA and all other applicable laws which require registration except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All obligations of any Canadian Borrower or any of its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion, except where the failure to so perform could not reasonably be expected to have a Material Adverse Effect. There are no outstanding disputes, actions, suits or claims concerning the assets of the Canadian Pension Plans that could reasonably be expected to result in a Material Adverse Effect. None of the Canadian Borrowers or their Subsidiaries is required to make any contributions to the Canadian Pension Plans which contributions, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Canadian Borrowers and their Subsidiaries have withheld all employee withholdings and have made all employer contributions to be withheld and made by it pursuant to Canadian and any provincial applicable law on account of Canadian Pension Plans, Canadian Benefit Plans, Canadian employment insurance and employee income taxes. No condition exists or transaction has occurred in connection with any Canadian Pension Plan or Canadian Benefit Plan which could result in the incurrence by Canadian Borrowers or their Subsidiaries of any liability, fine or penalty that could reasonably be expected to result in a Material Adverse Effect.

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                    (c)  All pension schemes of U.K. Borrower and any
     Subsidiaries of any Borrower that are organized under the laws of the United Kingdom are operated in substantial compliance with applicable law and fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the United Kingdom.

             7.1.24 TRADE RELATIONS. There exists no actual or, to Borrowers' knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted, where the same could not reasonably be expected to have a Material Adverse Effect.

             7.1.25 LABOR RELATIONS. Except as described on EXHIBIT 7.1.25 hereto, as of the date hereof, no Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

             7.1.26 COMMON ENTERPRISE. Borrowers are engaged in the businesses of outsourced customer support services as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers, as required for the continued successful operation of Borrowers taken as a whole. Borrowers have requested the Lenders to make credit available hereunder primarily for the purposes of SECTION 1.1.3 and generally for the purposes of financing the operations of Borrowers. Each Borrower expects to derive benefit (and the Board of Directors of each Borrower has determined that such Borrower may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of each Borrower is dependent on the continued successful performance of the functions of the group as a whole. Each Borrower acknowledges that, but for the agreement of each of the other Borrowers to execute and deliver this Agreement, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

             7.1.27 U.S., CANADIAN OR U.K. OPERATING COMPANIES. SITEL has no U.S. Subsidiary, U.K. Subsidiary or Canadian Subsidiary that has annual operating revenues or accounts receivable or similar assets of $100,000 or more other than Borrowers.

     7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except with respect to any representation or warranty which by its terms is as of a

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specified date and is therefore understood and agreed to be required to be true and correct only as of a specified date and except for changes in the nature of any Borrower's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes, such changes are expressly permitted by this Agreement or such changes that could not reasonably be expected to have or evidence a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute Borrowers' reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Agents or any Lender by or on behalf of Borrowers in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

     7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                                    SECTION 8

                       COVENANTS AND CONTINUING AGREEMENTS

     8.1 AFFIRMATIVE COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

             8.1.1 VISITS AND INSPECTIONS; LENDER MEETING. Permit representatives of Agents or Lenders accompanied by Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Collateral of such Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Borrower's business, assets, liabilities, financial condition, business prospects and results of operations. Agent, U.K. Agent or Canadian Agent, if no Event of Default then exists, shall give such Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, such Borrower will participate and will cause its key management personnel to be available to participate in periodic meetings or teleconferences with Agents and Lenders at such times and such places as may be reasonably requested by Agents, except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Agent or Majority Lenders.

             8.1.2 NOTICES. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate or misleading in any material respect as of the date made or remade. In addition, such Borrower agrees to provide Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, after such change first becomes known to a senior officer of any Borrower in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained in this Agreement.

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             8.1.3  FINANCIAL STATEMENTS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent, with sufficient copies for each Lender, the following, all to be prepared in accordance with GAAP, applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP:

                         (i) not later than 90 days after the close of each fiscal year of Borrowers, (x) audited financial statements of SITEL and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Agent and, within a reasonable time thereafter, a copy of any management letter issued in connection therewith and (y) unaudited financial statements (consisting of a balance sheet, income statement and cash flow statement) of SITEL and its Subsidiaries as of the end of such year on a consolidating basis (it being understood that all consolidating financial statements referred to in this SUBSECTION 8.1.3 shall be prepared in four groups on a (1) United States, (2) Canadian, (3) United Kingdom and (4) all other country basis) and shall consist of a balance sheet, income statement and cash flow statement;

                         (ii) not later than 45 days after the end of each fiscal quarter hereafter, including the last fiscal quarter of Borrowers' fiscal year, unaudited interim financial statements of SITEL and its Subsidiaries as of the end of such fiscal quarter and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis and unaudited financial statements of Borrowers on a Consolidated basis, all certified by the principal financial officer (or other Responsible Officer) of Borrower Representative as prepared in accordance with GAAP and fairly presenting, in all material respects, the financial position and results of operations of SITEL and its Subsidiaries (or Borrowers, as applicable) for such fiscal quarter and period subject only to changes from audit and year-end adjustments, except that such statements need not contain notes and that such consolidating financial statements need not eliminate all intercompany accounts;

                         (iii) not later than 30 days after the end of each fiscal month hereafter (other than any month that is the last month of a fiscal quarter), unaudited interim financial statements of SITEL and its Subsidiaries as of the end of such fiscal month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer (or other Responsible Officer) of Borrower Representative as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of SITEL and its Subsidiaries for such fiscal month and period subject only to changes from audit and year-end adjustments, except that such statements need not contain notes and that such consolidating financial statements need not eliminate all intercompany accounts;

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                         (iv)   together with each delivery of financial
             statements pursuant to clauses (i)-(iii) of this SUBSECTION 8.1.3, a management report (1) setting forth in comparative form the corresponding figures on a sequential year-to-date basis and for the corresponding figures from the most recent Projections (with respect to income statements only) for the current fiscal year delivered pursuant to SUBSECTION 8.1.7 and (2) with respect to annual and quarterly financial statements, identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the principal financial officer (or other Responsible Officer) of Borrower Representative to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated;

                         (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which SITEL have made available to its Securities holders generally and copies of any regular, periodic and special reports or registration statements which Borrowers or any of their Subsidiaries file with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

                         (vi) upon request of Agent, copies of any annual report filed with ERISA in connection with each Plan and copies of any pension reports obtained by any Borrower;

                         (vii) together with the delivery of financial statements pursuant to clause (ii) of this SUBSECTION 8.1.3 a statement of intercompany loan balances among Borrowers and among Borrowers and their Subsidiaries, in form and substance acceptable to Agent and certified by the principal financial officer (or other Responsible Officer) of Borrower Representative;

                         (viii) concurrently with the delivery of financial
             statements described in clauses (i) and (ii) of this SUBSECTION 8.1.3, and as more frequently as Agents may request if Aggregate Borrowing Availability, either as a one day event or on a 60 day rolling average, is less than $15,000,000, a statutory payable certificate with respect to Canadian Borrowers and U.K. Borrower, in each case in the form of EXHIBIT 8.1.3(viii) hereof;

                         (ix) such other data and information (financial and otherwise) as Agents or (through the Agent) any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' financial condition or results of operations; and

                         (x) concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this SUBSECTION 8.1.3, Borrowers shall cause to be prepared and Borrower Representative shall furnish to Agent a Compliance Certificate in the form of EXHIBIT 8.1.3 hereto executed by the

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             principal financial officer (or other Responsible Officer) of
             Borrower Representative (a "Compliance Certificate").

             8.1.4 BORROWING BASE CERTIFICATES. On or before the seventh (7th) Business Day of each month from and after the date hereof, Borrower Representative shall deliver to Agent, in the form of EXHIBIT 8.1.4 hereof, a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as Agent shall reasonably request. If Borrowers deem it advisable, or Agent shall reasonably request, Borrower Representative shall execute and deliver to Agent Borrowing Base Certificates more frequently than monthly. Said Borrowing Base Certificates shall include or shall be accompanied by a reconciliation in reasonable detail of Unbilled Accounts and the adjusted amount of Accounts billed or invoiced after month-end if there is a material difference between the amount of Unbilled Accounts shown on the Borrowing Base Certificate as of month-end and the amount of Unbilled Accounts subsequently billed.

             8.1.5 LANDLORD, PROCESSOR AND STORAGE AGREEMENTS. Provide Agent with copies of all material agreements between any Borrower and any landlord that owns any premises at which any Collateral or the books and records (including, without limitation, Computer Hardware and Software) relating to the Collateral may, from time to time, be kept. With respect to any such lease Borrowers shall provide Agent with landlord waivers with respect to such premises. Such landlord waivers shall be in a form supplied by Agent to Borrower with such reasonable revisions as are customarily accepted by Agent or by similar financial institutions in similar financial transactions.

             8.1.6 LOST CONTRACT LISTING. On the date which quarterly financial statements are required to be delivered pursuant to SUBSECTION 8.1.3(ii) of this Agreement, or more frequently, if requested by Agent, Borrowers will provide to Agent (x) a listing of all material contracts based on revenue per month that will be expiring in the next three months and (y) a listing of all contracts for which any Borrower has received a written notice of termination.

             8.1.7 PROJECTIONS. No later than 30 days after the end of each fiscal year of Borrowers, deliver to Agent Projections of Borrowers for the current fiscal year, month by month.

             8.1.8 DEPOSIT AND BROKERAGE ACCOUNTS. For each deposit account or, if a Covenant Event exists, each brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's, Canadian Agent's or U.K. Agent's (as the case may be), request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, Canadian Agent or U.K. Agent, as applicable, and the applicable Borrowers, in accordance with SECTION 6.2.4, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent, Canadian Agent or U.K. Agent, as applicable, to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

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     8.2     NEGATIVE COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

             8.2.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. Change its jurisdiction of incorporation or organization, Type of Organization or Organizational I.D. Number nor change its legal names, unless the applicable Borrower provides Agent proper notification of such change and has executed and delivered to the applicable Agent the appropriate documents and instruments to maintain the perfection of the applicable Agent's security interest in the Collateral. If a Covenant Event (Mergers, Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) exists or would exist upon consummation of any of the following: merge, amalgamate or consolidate, with any Person; nor acquire, for cash or by incurrence by a Borrower of Indebtedness, all or any substantial part of the Properties of any Person, except for:

                         (i)    mergers of a Borrower into another Borrower;

                         (ii) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under SUBSECTION 8.2.8; and

                         (iii) an acquisition by a Borrower where (a) immediately before and after giving effect to such acquisition and the making of any Loans in connection therewith, no Default or Event of Default exists, (b) the aggregate consideration to be paid by the applicable Borrower (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such acquisition, together with the consideration paid in connection with all other acquisitions completed during the consecutive twelve-month period ending on the date of such acquisition, does not exceed $5,000,000,
             (c) the target's EBITDA for the most recent fiscal year and year-to-date is greater than or equal to $0 and (d) not less than ten (10) Business Days prior to the consummation of such acquisition, Agent has received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise applicable), the terms and conditions, including economic terms, of the proposed acquisition, and a calculation of Pro Forma EBITDA relating thereto.

             8.2.2 LOANS. If a Covenant Event exists or would exist upon consummation or occurrence of any of the foregoing, make, any loans or other advances of money to any Person, other than:

                         (i) for salary, travel advances, relocation assistance, advances against commissions and other similar advances to employees in the ordinary course of business;

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                         (ii)   extensions of trade credit in the ordinary
             course of business;

                         (iii) deposits with financial institutions permitted under this Agreement;

                         (iv)   prepaid expenses;

                         (v) intercompany loans and advances between or among Borrowers, PROVIDED that (x) the aggregate principal amount of such intercompany loans and advances shall not exceed at any time $35,000,000, (y) such intercompany loans and advances are evidenced by Promissory Notes, in form and substance acceptable to Agent, which Promissory Notes have been delivered to Agent pursuant to
             Section 5.2 hereof and (z) such intercompany loans and advances are unsecured;

                         (vi) promissory notes issued by purchaser of assets (other than Collateral) in connection with a sale of such assets to the extent the sale of such assets is permitted by Section 8.2.9;

                         (vii) loans made by a Borrower to a joint venture in which such Borrower has a direct or indirect interest of 50% or more, or controls the board of directors or other governing body of such joint venture if the aggregate principal amount of such loans does not exceed $3,000,000, at any one time outstanding; and

                         (viii) additional unsecured loans or advances in an
             aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

             8.2.3 TOTAL INDEBTEDNESS. If a Covenant Event exists and would exist upon consummation or incurrence of the foregoing, create, incur, assume, or suffer to exist, any Indebtedness, except:

                         (i) Obligations owing to any Agent or any Lender under this Agreement or any of the other Loan Documents;

                         (ii) Indebtedness, including, without limitation, Subordinated Debt, existing on the date of this Agreement and listed on EXHIBIT 8.2.3 or otherwise approved by Majority Lenders, and giving effect to any subsequent extension, renewal or refinancing thereof, PROVIDED that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of such extension, renewal or refinancing or shorten the maturity, grant Liens or increase interest rates;

                         (iii)  Permitted Purchase Money Indebtedness;

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                         (iv)   contingent liabilities arising out of
             endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                         (v) guaranties of any Indebtedness (other than Indebtedness of Unrestricted Subsidiaries) permitted under this SUBSECTION 8.2.3;

                         (vi) to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed;

                         (vii) Derivative Obligations incurred in order to protect against (a) price fluctuations with respect to materials used in the business of a Borrower that has incurred the same, (b) fluctuations in interest rates or (c) fluctuations in foreign exchange rates; PROVIDED that Bank shall have had a reasonable opportunity to bid to provide such Derivative Obligations to such Borrower;

                         (viii) Indebtedness in respect of incentive
             arrangements and stock appreciation rights relating to management retention practices and director deferred compensation arrangements in the ordinary course of a Borrower's business;

                         (ix) Contingent liabilities and Indebtedness assumed or issued in connection with an acquisition that is permitted under SUBSECTION 8.2.1 (subject to any applicable limitations contained in such SUBSECTION 8.2.1);

                         (x) reasonable indemnities provided in connection with dispositions permitted under SUBSECTION 8.2.8, in each case to the extent that the same have been negotiated on an arm's length basis and do not exceed the consideration received by the applicable Borrower in connection with such disposition;

                         (xi) Subordinated Debt that is evidenced by a subordinated note in the form and substance reasonably acceptable to Agent, the proceeds of which are used to make a Distribution permitted under SUBSECTION 8.2.7(iii);

                         (xii) Indebtedness which is secured by Liens on real Property which does not exceed at any time in the aggregate (a) $1,000,000 for any single Borrower or (b) $2,000,000 for all Borrowers;

                         (xiii) refinancings of Indebtedness permitted under
             this SUBSECTION 8.2.3, to the extent that (a) the terms and conditions of any such refinancing are not more adverse in any material respect to Agent, Lenders or the applicable Borrower than the Indebtedness being refinanced, (b) if such Indebtedness being refinanced is Subordinated Debt, any such refinancing includes subordination terms that are at least as beneficial to Agent and Lenders as the subordination terms associated with such Subordinated Debt being refinanced and (c) if such Indebtedness being refinanced is secured, any such

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             refinancing does not provide for Liens covering any Property other than securing the Indebtedness being refinanced;

                         (xiv) Indebtedness in respect to intercompany loans among Borrowers, PROVIDED that the aggregate amount of such intercompany loans shall not exceed the amounts permitted in SUBSECTION 8.2.2;

                         (xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 10 Business Days of the incurrence thereof; and

                         (xvi) additional Indebtedness not included in paragraph (i) through (xv) above in an aggregate principal amount that does not exceed $2,000,000 for all Borrowers at any one time outstanding.

             8.2.4 AFFILIATE TRANSACTIONS. If a Covenant Event exists or would exist upon consummation or incurrence of any of the foregoing, enter into, or be a party to, any transaction with any Affiliate of such Borrower (other than any Borrower), including, without limitation, any management, consulting or similar fees, except:

                         (i) In the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are determined in good faith by the Borrower's board of directors or senior management and which have been disclosed to Agent or in SITEL's public filings, and are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a person not an Affiliate or Security holder of such Borrower;

                         (ii) Intercompany loans among Borrowers permitted by SUBSECTIONS 8.2.2 and 8.2.3;

                         (iii) as otherwise expressly permitted under this Agreement;

                         (iv) reasonable director's fees for any director who is not an "Affiliate" of any Borrower by virtue of such Person's ownership of the Securities of any Person;

                         (v) indemnification arrangements for directors, officers, employees or consultants; and

                         (vi) any arrangements as in effect as of the date of this Agreement and described on EXHIBIT 8.2.4 hereto or any amendments thereto or any transaction contemplated thereby (including pursuant to an amendment thereto) in any replacement agreement thereto so long as any amendment or replacement agreement is not more disadvantageous to the Agent and Lenders in any material respect than the original agreement on the date of this Agreement.

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             8.2.5  LIMITATION ON LIENS. If a Covenant Event exists or would exist upon consummation or incurrence of any of the foregoing, create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                         (i) Liens at any time granted in favor of Agent for the benefit of Lenders;

                         (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due and delinquent, or being contested in the manner described in SUBSECTION 7.1.14 hereto, but only if in Agent's judgment such Lien would not reasonably be expected to adversely affect Agent's rights or the priority of Agent's lien on any Collateral; or those due and delinquent that are extinguished within 10 days of any Borrower's knowledge thereof;

                         (iii) Liens arising in the ordinary course of the business of such Borrower by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or materially impair the use thereof in the operation of the business of such Borrower;

                         (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                         (v) such other Liens as appear on EXHIBIT 8.2.5 hereto;

                         (vi) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases and other contractual obligations, statutory obligations, regulatory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                         (vii) reservations, covenants, zoning and other land use regulations; title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by a Borrower; PROVIDED that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's business;

                         (viii) judgment Liens that do not give rise to an Event
             of Default under SUBSECTION 10.1.15;

                         (ix) Liens incurred in connection with a sale and leaseback transaction that is permitted under SUBSECTION 8.2.9(v), so long as any such Lien covers only the asset that is the subject of such sale and leaseback transaction;

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                         (x)    Liens securing refinancing Indebtedness that is
             permitted to be incurred under SUBSECTION 8.2.3(xiii), to the extent the Indebtedness being refinanced was secured by a comparable Lien;

                         (xi) Liens to which Agent or Majority Lenders have consented under any other provision of this Agreement;

                         (xii) such other Liens as Agent or Majority Lenders may hereafter approve in writing;

                         (xiii) Liens securing reimbursement obligations with
             respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                         (xiv) Liens securing Derivative Obligations permitted by this Agreement;

                         (xv) Liens incurred in connection with a Capitalized Lease Obligation so long as any such Lien covers only the asset that is the subject of such Capitalized Lease Obligation;

                         (xvi) any lease or sublease to a third party not interfering in any material respect with the business of Borrowers taken as a whole;

                         (xvii) Liens securing acquired Indebtedness permitted
             by SUBSECTION 8.2.3 in connection with an acquisition permitted by SUBSECTION 8.2.1 or pursuant to an investment other than a Restricted Investment so long as any such Lien secures only such acquired Indebtedness; and

                         (xviii) Liens not included in paragraphs (i) through
             (xvii) above which secure Indebtedness not in excess of $2,000,000 in the aggregate for all Borrowers.

                    The foregoing notwithstanding, no Lien which would otherwise be permitted pursuant to clauses (i) through (xviii) of this SECTION 8.2.5 shall extend to or include a Lien upon the Collateral unless the underlying obligation is owed to any Agent or any Lender.

             8.2.6  PAYMENTS AND AMENDMENTS OF CERTAIN DEBT. If a Covenant
Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) exists or would exist upon consummation or incurrence of any of the following:

                         (i) make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof; and

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                         (ii)   amend or modify any agreement, instrument or
             document evidencing or relating to any Subordinated Debt, except for (a) ministerial changes and (b) modifications pursuant to which
             (I) the interest rate applicable to such Indebtedness is decreased,
             (II) a payment date for such Indebtedness is extended or postponed or (III) any obligations of the applicable Borrower in respect of such Indebtedness are otherwise made less burdensome.

             8.2.7 DISTRIBUTIONS. If a Covenant Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) exists or would exist upon consummation of any of the following, declare or make any Distributions, except for:

                         (i)    Distributions by a Borrower to another Borrower;

                         (ii) Distributions paid solely in Securities of a Borrower;

                         (iii) Distributions by any Borrower in amounts necessary to permit such Borrower to repurchase Securities of such Borrower from employees of such Borrower or another Borrower upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distribution and so long as the aggregate amount of all such Distributions does not exceed $1,000,000 during any fiscal year of any Borrower; and

                         (iv) So long as no Event of Default exists or would result from the making of any such Distribution, Distributions by Borrower in an aggregate amount not exceeding $1,000,000 with respect to all such Distributions made by all Borrowers within any fiscal year of Borrower.

             8.2.8 CAPITAL EXPENDITURES. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers, exceed $30,000,000 during any fiscal year of Borrowers unless at the time any such Capital Expenditure is made, (x) average Aggregate Borrowing Availability for the immediately preceding 60 days, on an actual basis and on a PRO FORMA basis after giving effect to any such Capital Expenditure, is $10,000,000 or more and (y) Aggregate Borrowing Availability immediately prior to and after any such Capital Expenditure is to be made is and will be in excess of $10,000,000.

             8.2.9 DISPOSITION OF ASSETS. If a Covenant Event exists or would exist upon the consummation or incurrence of any of the following, sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                         (i) sales of Inventory in the ordinary course of business;

                         (ii) transfers of Property to a Borrower by another Borrower;

                         (iii) dispositions of equipment, fixtures or real property that is substantially worn, damaged, uneconomic or obsolete;

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                         (iv)   dispositions of investments described in
             paragraphs (v), (vi), (vii) and (viii) of the definition of the term "Restricted Investments" provided the proceeds thereof are applied to outstanding Loans;

                         (v) any sale and leaseback transaction which (a) involves the financing of a tangible asset not owned by any Borrower as of the Closing Date, (b) is consummated on customary, market terms that have been negotiated on an arms-length basis, (c) constitutes Permitted Purchase Money Indebtedness, (d) involves Capital Expenditures that are permitted to be made under SUBSECTION
             8.2.8 and (e) is consummated at a time when no Default or Event of Default exists or would be caused by the consummation of such transaction;

                         (vi) dispositions of assets (other than Collateral) of a Borrower in the aggregate amount not to exceed $2,000,000 in any fiscal year of Borrowers;

                         (vii) the sale of other assets (other than Collateral) by Borrowers so long as (a) no Default or Event of Default exists or would result therefrom; (b) each sale is conducted at arm's length and at least fair market value is received for the assets;
             (c) cash consideration received at the time of closing of such sale is at least 90% of the total consideration; (d) the net proceeds of such sale are reinvested in similar assets within 180 days of such sale or applied to the Obligations; and (e) the aggregate amount of assets sold shall not exceed $5,000,000 in any fiscal year;

                         (viii) any leases or subleases to other Persons that
             are not an Affiliate of any Borrower not materially interfering with the conduct of the business of the Borrower taken as a whole; and

                         (ix) a sale or other transfer of a portion of a Borrower's equity interest in Grupo SITEL de Mexico, S.A. de C.V. and/or in any Borrower's Subsidiaries formed to conduct business in Latin America to a joint venture partner that is not an Affiliate of any Borrower so long as (a) such transaction is consummated on customary, market terms that have been negotiated on an arms-length basis, and (b) is consummated at a time when no Default or Event of Default exists or would be caused by the consummation of such transaction; and

                         (x) any other dispositions expressly authorized by this Agreement.

             8.2.10 SECURITIES OF BORROWERS. If a Covenant Event exists or would exist upon the consummation of any of the following, permit any Borrower (other than SITEL Corporation) to issue any additional Securities, except:

                         (i)    to a Borrower;

                         (ii)   for director's qualifying Securities; and

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                         (iii)  that up to 10% of the Securities of Borrower may
             be issued to a Person other than a Borrower in connection with acquisitions permitted under SUBSECTION 8.2.1 and management retention programs.

             8.2.11 BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or repurchase or return basis.

             8.2.12 RESTRICTED INVESTMENT. If a Covenant Event exists or would exist upon consummation or incurrence of any of the following, make or have any Restricted Investment.

             8.2.13 SUBSIDIARIES AND JOINT VENTURES. If a Covenant Event exists or would exist upon consummation or incurrence of any of the following, create or acquire any Subsidiary or joint venture arrangement not already in existence immediately prior to the Covenant Event, except as may otherwise be permitted pursuant to this Agreement.

             8.2.14 TAX CONSOLIDATION. File or consent to the filing of any Consolidated income tax return with any Person other than Borrowers and their Subsidiaries.

             8.2.15 ORGANIZATIONAL DOCUMENTS. Agree to, or suffer to occur, any amendment, supplement or addition to its charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement, or other organizational documents (as the case may be) that would reasonably be expected to have a Material Adverse Effect.

             8.2.16 FISCAL YEAR END. Change its fiscal year end.

             8.2.17 NEGATIVE PLEDGES. Enter into any agreement limiting the ability of such Borrower to voluntarily create Liens upon any of its Property.

             8.2.18 EFFECT OF SUBSEQUENT COVENANT EVENT OR LAPSE OF COVENANT EVENT. Any act or omission taken or occurring when no Covenant Event or Covenant Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) exists or would exist upon such consummation or occurrence of such act or omission shall not be deemed a breach of any of the negative covenants contained in this SECTION 8.2. if a Covenant Event or Covenant Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) were later to occur or exist. If any Borrower is prohibited by the provisions of this
SECTION 8.2 from taking any act because a Covenant Event or Covenant Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Repurchases) exists or would exist upon the consummation of such act, such prohibition shall no longer be in force if at a later date no such Covenant Event or Covenant Event (Mergers and Acquisitions, Repayment of Junior Capital and Common Stock Purchases) exists or would exist upon the consummation of such act.

     8.3 SPECIFIC FINANCIAL COVENANTS. During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders, in writing, they shall comply with all of the financial covenants set forth in EXHIBIT 8.3 hereto whenever applicable in accordance with EXHIBIT 8.3. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on

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or before the Closing Date in any way which affects the calculation of the financial covenants, Borrower Representative will provide Agent with certificates demonstrating pro forma compliance with such financial covenants based on GAAP as in effect on the Closing Date.

                                    SECTION 9

                              CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agents or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, no U.K. Participant nor Canadian Participant shall be required to fund its U.K. Participating Interest or Canadian Participating Interest, as applicable, and no Agent shall be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

     9.1 DOCUMENTATION. Agents shall have received, in form and substance satisfactory to Agents and their counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agents and their counsel shall reasonably require in connection therewith from time to time (including, without limitation, all items set forth in EXHIBIT 9.1), all in form and substance satisfactory to Agents and their counsel.

     9.2     NO DEFAULT. No Default or Event of Default shall exist.

     9.3 OTHER CONDITIONS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4 BORROWING AVAILABILITY. Agent shall have determined that immediately after Lenders have made the initial Loans and after Agents have issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, and have reserved an amount sufficient to pay all trade payables greater than 60 days past due, Aggregate Borrowing Availability shall not be less than $20,000,000.

     9.5 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9.6 MATERIAL ADVERSE EFFECT. As of the Closing Date, since September 30, 2002, (i) no Material Adverse Effect has occurred and (ii) no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

     9.7 CASH MANAGEMENT. U.S. Agent, U.K. Agent and Canadian Agent (with respect to their respective Borrowers and Restricted Subsidiaries) shall have received, in form and substance satisfactory to Agents and their counsel, duly executed copies of blocked account agreements with Bank or its Affiliates providing for (i) full dominion and control over U.K.

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Borrower's and its Restricted Subsidiaries' cash deposited into all bank accounts and (ii) control and springing dominion over U.S. Borrowers' and Canadian Borrowers' and each of their Restricted Subsidiaries' deposit accounts such that, in the event Aggregate Borrowing Availability is less than $10,000,000 at any time, or if an Event of Default has occurred and is continuing, U.S. Agent, U.K. Agent and Canadian Agent (with respect to their respective Borrowers and Restricted Subsidiaries), for the benefit of Lenders, shall have full dominion and control over such accounts.

     9.8 U.K. CONTRACTS. Agent shall complete its review of U.K. Borrower's material contracts and the results of such review shall be satisfactory to Agent.

     The foregoing notwithstanding, if as of any date all of the foregoing conditions precedent have been satisfied with respect to U.S. Borrowers and Canadian Borrowers, but not with respect to U.K. Borrower, Agents, Lenders and Borrowers shall consummate the transactions contemplated herein with respect to the Loans to be made to U.S. Borrowers and Canadian Borrowers. The transactions contemplated hereby in connection with the Loans to be made to the U.K. Borrower shall be later consummated upon the fulfillment of the conditions precedent listed in this SECTION 9 applicable to the U.K. Borrower. The date on which all of such conditions precedent applicable to the U.K. Borrower are satisfied or waived shall be deemed the "U.K. Effective Date." Until the U.K. Effective Date, U.K. Lender shall not be required to make to the U.K. Borrower, and the U.K. Borrower shall not be permitted to request from U.K. Lender, any Loans (including, without limitation, U.K. Revolving Credit Loans, U.K. Letters of Credit and U.K. LC Guaranties).

                                   SECTION 10

                EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

             10.1.1 PAYMENT OF OBLIGATIONS. Any Borrower shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

             10.1.2 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Agents or any Lender by or on behalf of Borrowers in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to SECTION 7.2 hereof.

             10.1.3 BREACH OF SPECIFIC COVENANTS. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in SECTION or SUBSECTION 5.2, 5.3, 6.1.1, 6.1.2, 6.2.4, 6.2.5, 8.1.1, the first sentence of
8.1.2, 8.1.4, 8.1.9, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in SECTION 8.1.3 or 8.1.7 hereof within 5 Business Days following the date on which Borrowers are required to perform, keep or observe such covenant.

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             10.1.4 BREACH OF OTHER COVENANTS. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION 10.1 hereof) or any Security Document or Other Agreement and the breach of such other covenant is not cured to Agent's satisfaction within 30 days after the sooner to occur of Borrower Representative's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any senior officer of any Borrower.

             10.1.5 DEFAULT UNDER SECURITY DOCUMENTS OR OTHER AGREEMENTS. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

             10.1.6 OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrowers under any agreement, document or instrument to which any Borrower is a party or by which any Borrower or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $2,000,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

             10.1.7 INSOLVENCY AND RELATED PROCEEDINGS. Any Borrower shall suffer the appointment of a receiver, trustee, custodian, administrator, administrative receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer or fiduciary, or shall pass or convene any meeting for the purpose of considering any resolution for winding up or administration, or shall make an assignment, composition or arrangement for the benefit of creditors, or any petition for an order for relief (or similar proceedings, including, without limitation, an application for a stay order or filing of a proposal or notice of intention to make a proposal) shall be filed by or against any Borrower under U.S. federal bankruptcy laws, the Insolvency Laws of Canada, England's Insolvency Act of 1986 or any other insolvency laws in the United Kingdom (if against any Borrower (except with respect to any event occurring as set forth in the last sentence of this SECTION 10.1.7) and such action is not taken voluntarily by such Borrower, the continuation of such proceeding for more than 60 days, or, with respect to any proceeding in the United Kingdom, 14 days), or such Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally. With respect to U.K. Borrower, a petition has been presented or meeting convened or application made for the purpose of appointing a liquidator, an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, U.K. Borrower and (a) other than in the case of a petition to appoint an administrator, such petition or application is not stayed or discharged within fourteen (14) days or in any event before it is heard or (b) in the case of a petition to appoint an administrator, U.K. Agent is not satisfied in its sole discretion that it will be discharged before it is heard.

             10.1.8 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Borrower for a period which materially adversely affects such Borrower's capacity to continue its business on a profitable basis; or any Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by

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such Borrower which is necessary to the continued or lawful operation of its business; or any material lease or agreement pursuant to which any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; except where any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

             10.1.9 CHANGE OF OWNERSHIP; LIEN ON BORROWERS' SECURITIES. There shall occur one or more of the following events:

                         (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of SITEL Corporation to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement);

                         (ii) the approval by the holders of the capital stock of SITEL Corporation of any plan or proposal for the liquidation or dissolution of SITEL Corporation (whether or not otherwise in compliance with the provisions of this Agreement);

                         (iii) any Person or Group, other than the Permitted Holders, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of SITEL Corporation;

                         (iv) the replacement of a majority of the Board of Directors of SITEL Corporation over a two-year period from the directors who constituted the Board of Directors of SITEL Corporation at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of SITEL Corporation then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved;

                         (v)    SITEL shall cease to own and control
             beneficially and of record (directly or indirectly), one hundred percent (100%) of the issued and outstanding securities and voting stock of each other Borrower (other than Insurance Services Canada) or SITEL shall cease to own and control beneficially and of record (directly or indirectly) at least forty-nine percent (49%) of the issued and outstanding securities and voting stock of Insurance Services Canada and an irrevocable, unconditional option to acquire, for nominal value, all of the remaining issued and outstanding securities and voting stock of Insurance Services Canada; or

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                         (vi)   there shall exist a Lien on the Securities or
             Voting Stock of any Borrower (other than SITEL).

             10.1.10 ERISA. (a) A Reportable Event shall occur which reasonably constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan; (b) any Plan shall be terminated or any such trustee shall be requested or appointed; (c) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any such Borrower's complete or partial withdrawal from such Plan; and, in each case of clause (a), (b) or (c), any such event could reasonably be expected to have a Material Adverse Effect.

             10.1.11 CANADIAN PENSION PLANS. Any of the following events or conditions has occurred and such event or condition could reasonably be expected to have a Material Adverse Effect: (a) Canadian Borrower terminate any Canadian Pension Plan; (b) an event providing grounds to terminate or wind-up a Canadian Pension Plan in whole or in part by order of any applicable pension regulatory authority; (c) any event or condition which would require the appointment by the applicable regulator of a trustee or similar Person to administer a Canadian Pension Plan.

             10.1.12 CHALLENGE TO AGREEMENT; INVALIDITY OF LOAN DOCUMENTS. Any Borrower or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agents. Any Loan Document ceases to be valid or enforceable in any material respect or it shall become unlawful for any party to any Loan Document to perform its obligations under any Loan Document.

             10.1.13 CRIMINAL FORFEITURE. Any Borrower or any Subsidiary of any Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material amount of Property of any Borrower, or Subsidiary of any Borrower.

             10.1.14 JUDGMENTS. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower or any of their respective Property (i) in the case of money judgments, in an amount of $500,000 or more for any single judgment, attachment or process or $1,000,000 or more for all such judgments, attachments or processes in the aggregate for all Borrowers, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged, satisfied or bonded pending appeal within 30 days.

     10.2 ACCELERATION OF THE OBLIGATIONS. Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders, be terminated or reduced from time to time and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agents or any Lender, and

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Borrowers shall forthwith pay to Agent, in the case of U.S. Borrowers, to
Canadian Agent, in the case of Canadian Borrowers, and to U.K. Agent, in the case of the U.K. Borrower, the full amount of such Obligations; PROVIDED, that upon the occurrence of an Event of Default specified in SUBSECTION 10.1.7 hereof with respect to any Borrower, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agents or any Lender or any other Person.

     10.3 OTHER REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Agents shall have and may exercise from time to time the following other rights and remedies:

             10.3.1 All of the rights and remedies of a secured party under the UCC, PPSA, the laws of the United Kingdom or under other applicable law, and all other legal and equitable rights to which they may each be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

             10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agents at a place designated by Agents which is reasonably convenient, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower, such Borrower agrees not to charge Agents for storage thereof).

             10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agents, in their sole discretion, may deem advisable. Agents may, at their option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that 10 days' written notice to such Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agents may designate in said notice. Agents shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agents shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agents, on behalf of applicable Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied, after allowing 2 Business Days for collection, as provided in SUBSECTION 3.4.2. Subject to SECTION 1.3 of this Agreement, if any deficiency shall arise, Borrowers shall remain jointly and severally liable to Agents and Lenders therefor.

             10.3.4 Agent, with respect to the U.S. Collateral, Canadian
Agent, with respect to the Canadian Collateral, and U.K. Agent, with respect to the U.K. Collateral, is hereby granted a non-exclusive license or other right to use, without charge, each Borrower's licenses for

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Computer Software or any Property of a similar nature, as it pertains to the
Collateral, in realizing upon any Collateral and each Borrower's rights under all such licenses shall inure to Agent's, Canadian Agent's and U.K. Agent's benefit; PROVIDED that any such license or right to use shall be subject to the terms and conditions of the underlying license.

             10.3.5 Agents, at their option, may require each applicable Borrower to deposit with Agent, funds equal to the U.S. LC Amount, with Canadian Agent, funds equal to the Canadian LC Amount and with U.K. Agent, the U.K. LC Amount, and, if such Borrower fails to promptly make such deposit, Agent and U.K. Agent, as the case may be, may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral (except that U.K. Collateral and Canadian Collateral shall not secure Revolving Credit Loans to U.S. Borrower) and shall constitute a Base Rate Revolving Portion. Any such deposit or advance shall be held by Agent, Canadian Agent or U.K. Agent, as applicable, as a reserve to fund future payments on such applicable LC Guaranties and future drawings against such applicable Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to the applicable Borrower; PROVIDED, that in no event shall any such reserves held as Canadian Collateral or U.K. Collateral be applied to the U.S. Obligations.

             10.3.6 COMPUTER HARDWARE AND SOFTWARE. In the event that any
Agent takes possession of that portion of Collateral consisting of Computer Hardware or Software, such Agent agrees that for the period during which such Computer Hardware or Software is in possession of such Agent, such Agent shall provide Borrowers with reasonable access to and use of such Computer Hardware or Software to permit Borrowers to operate their respective businesses.

     10.4 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of Agents, and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrower Representative being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of any Borrower (regardless of whether such balances are then due to any such Borrower); and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's PRO RATA share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Loan Percentages. Notwithstanding the foregoing, no Lender

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shall exercise set off rights with respect to U.K. Borrower's or Canadian
Borrowers' assets and apply such proceeds to the U.S. Obligations.

     10.5 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agents or any Lender or contained in any other agreement between any Lender and any Borrower or between Agents and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of any Borrower herein contained. The failure or delay of Agents or any Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Agents and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agents and directed to Borrowers.

                                   SECTION 11

                         AGENT; ASSIGNMENTS; AMENDMENTS

     11.1    AUTHORIZATION AND ACTION.

                    (a) Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints and authorizes Canadian Agent to take such action on its behalf (and on behalf of Agent) and to exercise such powers under this Agreement and the other Loan Documents with respect to the administration of all Loans made to Canadian Borrowers and with respect to Canadian Collateral. Each Lender hereby appoints and authorizes U.K. Agent to take such action on its behalf (and on behalf of Agent) and to exercise such powers under this Agreement and the other Loan Documents with respect to the administration of all Loans made to U.K. Borrower and with respect to U.K. Collateral. Each Lender hereby acknowledges that Agents shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agents shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes),

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     Agents may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agents or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; PROVIDED, that Agents shall be fully justified in failing or refusing to take any action which exposes Agents to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent, Canadian Agent or U.K. Agent, as applicable, is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent, Canadian Agent or U.K. Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent, Canadian Agent or U.K. Agent, as applicable, shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent, Canadian Agent or U.K. Agent, as applicable, to act or refrain from acting pursuant hereto.

                    (b) Each Lender hereby authorizes Agent to delegate to Canadian Agent and U.K. Agent any and all of its obligations under this Agreement and the Loan Documents with respect to all actions required to be taken in Canada and the United Kingdom, respectively, of any kind whatsoever. Canadian Agent and U.K. Agent, when acting pursuant to the authority granted hereunder, shall have all the protections, indemnities, rights and powers granted to Agent under this Agreement and any Loan Document.

                    (c) To the extent necessary, each Lender appoints the Canadian Agent as its agent to hold in the name of the Canadian Agent, for the benefit of each Lender, any of the debentures issued by Canadian Borrowers and outstanding from time to time forming part of the Security Documents, and appoints CIBC Mellon Trust Company as the person holding the power of attorney for the holders of bonds or other titles of indebtedness for all purposes of Article 2692 of the Civil Code of Quebec. Each Borrower, to the extent necessary, hereby consents to all present and future appointments made in this SECTION 11.1(c) or pursuant thereto.

     11.2 AGENT'S RELIANCE, ETC. None of Agents or their Affiliates, nor any of their respective directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agents: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer of such Lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it or them in accordance with the advice of such counsel, accountants or experts;
(iii) make no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement

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or any other Loan Documents; (iv) shall not have any duty beyond Agents'
customary practices in respect of loans in which Agent, Canadian Agent or U.K. Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers, to inspect the property (including the books and records) of Borrowers, to monitor the financial condition of Borrowers or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent, Canadian Agent or U.K. Agent upon the instructions of Majority Lenders pursuant to SECTION 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it pursuant to SECTION 3 hereof, absent gross negligence or willful misconduct; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrower Representative or Borrowers' independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

     11.3 FLEET AND AFFILIATES. With respect to its commitment hereunder to make Loans, Fleet, Fleet Canada and Fleet U.K. shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, Canadian Agent and U.K. Agent, as applicable; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include each of Fleet, Fleet Canada and Fleet U.K. in their individual capacity as a Lender. Fleet, Fleet Canada and Fleet U.K. and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers and any Person who may do business with or own Securities of Borrowers all as if they were not Agents and without any duty to account therefor to any other Lender.

     11.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agents or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agents shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

     11.5 INDEMNIFICATION. Lenders agree to indemnify Agents (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on,

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incurred by, or asserted against Agents, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agents under this Agreement; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agents' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including legal fees) incurred by Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agents are not reimbursed for such expenses by Borrowers. The obligations of Lenders under this SECTION 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agents to Lenders, any Lender or any other Person, including Borrowers, any creditor of Borrowers, a liquidator, administrator or trustee in bankruptcy, recovers from Agents any amount found to have been wrongfully paid to Agents or disbursed by Agents to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agents for all such amounts.

     11.6 RIGHTS AND REMEDIES TO BE EXERCISED BY AGENT ONLY. Each Lender agrees that, except as set forth in SECTION 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand for payment by Borrowers under this Agreement or any other Loan Document.

     11.7 AGENCY PROVISIONS RELATING TO COLLATERAL. Each Lender authorizes and ratifies Agents' entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agents with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agents of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agents are hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agents' Liens upon the Collateral, for their benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agents at their option and in their discretion, to release any Lien granted to or held by Agents upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower Representative certifies to Agent that the sale or disposition is made in compliance with SUBSECTION 8.2.9 hereof (and Agents may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default; or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agents' authority to release particular types or items of Collateral pursuant hereto. Agents shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or

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insured or has been encumbered or that the Liens granted to Agents herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agents in this SECTION
11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agents may act in any manner they may deem appropriate, in their sole discretion, but consistent with the provisions of this Agreement, including given Agents' own interest in the Collateral as Lenders and that Agents shall have no duty or liability whatsoever to any Lender.

     11.8 AGENTS' RIGHT TO PURCHASE COMMITMENTS. Agents shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agents' own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the available amount of the outstanding Obligations owed to such Lender, including without limitation, all accrued and unpaid interest and fees.

     11.9 RIGHT OF SALE, ASSIGNMENT, PARTICIPATIONS. Any Lender shall be permitted to participate, sell, assign, transfer or otherwise dispose, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder subject to the terms and conditions set forth below:

             11.9.1 SALES, ASSIGNMENTS. Each Lender hereby agrees that, with respect to any sale or assignment (other than the purchase of a Participating Interest pursuant to SECTION 3.13 or 3.14) or in the case of an assignment by Canadian Lender or U.K. Lender to an Affiliate of Agent (i) no such sale or assignment shall be for an amount of less than $5,000,000 in the aggregate and $1,000,000 increments in excess thereof, (ii) Agent and, in the absence of an Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iii) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket legal fees and expenses incurred by Agent in connection with any such sale or assignment and (iv) Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender. Any assignment by a Lender shall be on a PRO RATA basis among all Revolving Credit Loans and Participating Interests.

             11.9.2 PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"); PROVIDED that (i) no such participation shall be for an amount of less than $5,000,000 in the aggregate and $1,000,000 increments in excess thereof, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated

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maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; PROVIDED, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation. The provisions of this SUBSECTION 11.9.2 do not apply to the Participating Interests or the Lenders or their Affiliates in their capacity as holders of the Participating Interests. Any Participation by a Lender or a Participant shall be on a PRO RATA basis among all Revolving Credit Loans and Participating Interests.

             11.9.3 CERTAIN AGREEMENTS OF BORROWERS. Each Borrower agrees that (i) it will use its reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of SECTION 12.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

             11.9.4 NON U.S. RESIDENT TRANSFEREES. If, pursuant to this
SECTION 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrower Representative either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder) and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrower Representative a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax

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exemption. The provisions of this SUBSECTION 11.9.4 are subject to the provisions of SECTION 2.13(c).

     11.10 AMENDMENT. No amendment or waiver of any provision of this Agreement or any other Loan Document (including, without limitation, any Note), nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no such amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following: (1) increase the aggregate Loan Commitments, or any Lender's Revolving Loan Commitment, (2) reduce the principal of, or interest on, any amount payable hereunder or under any Note or any fee payable under the Loan Documents, other than those payable only to Fleet, Fleet Canada or Fleet U.K. in their capacities as Agents, which may be reduced by Fleet, Fleet Canada or Fleet U.K. unilaterally, (3) decrease any interest rate or fee payable hereunder or reduce the rate at which any fee is payable other than waivers of default rates of interest or letter of credit fees, (4) extend the Term of this Agreement or postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note or any fee payable under the Loan Documents, other than those payable only to Fleet, Fleet Canada or Fleet U.K. in their capacities as Agents, which may be postponed by Fleet, Fleet Canada or Fleet U.K. unilaterally, (5) increase any advance percentage or sublimit (except as expressly provided in this Agreement) contained in the definition of the terms AGGREGATE BORROWING BASE, U.S. BORROWING BASE, U.K. BORROWING BASE or CANADIAN BORROWING BASE, (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) release or discharge any Borrower from its obligations under the Loan Documents, (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof,
(9) amend the definition of the term "Majority Lenders", (10) amend this SECTION 11.10, (11) release any substantial portion of the Collateral except as otherwise permitted pursuant to SECTION 11.7 hereof; or (ii) in writing and signed by Agents in addition to the Lenders required above to affect the rights or duties of Agents under this Agreement, any Note or any other Loan Document. Notwithstanding the foregoing, in the event that the U.K. Sublimit and Canadian Sublimit are adjusted in accordance with the terms hereof, Agent may, without the consent of the Lenders, make conforming changes to the signature pages hereof and any Assignment and Assumption Agreement to reflect such adjustments.

     11.11 RESIGNATION OF AGENT; APPOINTMENT OF SUCCESSOR. Each of Agent, Canadian Agent and U.K. Agent may resign as such by giving not less than thirty
(30) days' prior written notice, in the case of Agent, to Lenders and Borrower, and in the case of Canadian Agent and U.K. Agent, to Lenders. If Agent, Canadian Agent or U.K. Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists) in the case of Agent only, Majority Lenders shall appoint from among Lenders (located in the relevant jurisdiction) successor agents or agent, as applicable, for Lenders or (ii) if successor agents or agent, as applicable, shall not be so appointed and approved within the thirty (30) day period following such Agents' notice of such resignation, then Agent shall appoint successor agents or agent, as applicable, who shall serve as Agent until such time as Majority Lenders appoint successor agents or agent, as applicable, subject to Borrowers' consent, if applicable, as set forth above. Subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), in the case of Canadian Agent or U.K. Agent only, Agent shall appoint from among the Lenders or any Affiliate of Agent located in the relevant jurisdiction a successor agent or agents, as applicable. Upon its appointment, such successor agents or agent shall succeed to the rights, powers and duties of Agents and the term "Agent", "Canadian Agent", "U.K. Agent" and "Agents", as applicable, shall mean each such successor effective upon its appointment, and the former Agents' rights, powers and duties as Agents shall, as applicable, be terminated without any other or further act or deed on the part of such former Agents or any of the parties to this Agreement. After the resignation of such Agents hereunder, the provisions of this SECTION 11 shall inure to the benefit of such former Agents and such former Agents shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while acting as Agents under this Agreement. Notwithstanding the foregoing, without the consent of the Lenders or the Borrowers, an Affiliate of Fleet Capital Canada Corporation or Fleet Capital Corporation may be appointed by Fleet Capital Canada Corporation to replace Fleet Capital Canada Corporation as Canadian Agent hereunder; PROVIDED, that such replacement Canadian Agent shall provide prior notice to Borrowers of such replacement.

     11.12 AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                    (a) is deemed to have requested that Agents furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agents;

                    (b) expressly agrees and acknowledges that Agents (i) do not make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report;

                    (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agents or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

                    (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of
     SECTION 12.14; and

                    (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and
     (ii) to pay and
     protect, and indemnify, defend and hold Agents and any such other Lender preparing a Report harmless from and against the claims, actions, proceedings, damages, costs, expenses and other amounts (including legal fees and expenses) incurred by Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                                   SECTION 12

                                  MISCELLANEOUS

     12.1 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent, Canadian Agent and U.K. Agent (and all Persons designated by Agent, Canadian Agent and U.K. Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this SECTION 12.1, and Agents may, without notice to such Borrower and in such Borrower's or Agents' name, but at the cost and expense of such
Borrower:

             12.1.1 At such time or times as Agents, in their sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agents or under Agents' control.

             12.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default as Agents in their sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agents deem advisable, and at Agents' option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and notify postal authorities to change the address for delivery thereof to such address as Agents may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agents on account of the Obligations;
(viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any Computer Hardware and Software relating to the Accounts or any other Collateral (subject to the terms of any licensing agreements relating to such Collateral); (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agents' determination, to fulfill such Borrower's obligations under this Agreement. The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

     12.2 INDEMNITY. Each Borrower hereby agrees to indemnify Agents and each Lender (and each of their Affiliates) and hold Agents and each Lender (and each of their Affiliates) harmless (to the extent set out in SECTION 1.3(a)) from and against any liability, loss, damage, suit, action, proceeding or order ever suffered or incurred by any such Person (including reasonable legal fees and legal expenses) as the result of such Borrower's failure to observe, perform or discharge such Borrower's duties hereunder (except to the extent resulting from the gross negligence or intentional misconduct of Agent or Lenders provided such gross negligence or intentional misconduct shall not excuse the performance of any such Person of its Obligations hereunder or under the other Loan Documents). In addition, each Borrower shall defend Agents and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except to the extent resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agents or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of any Borrower's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this SECTION 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3 SALE OF INTEREST. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder.

     12.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers, Agents and each Lender permitted under
SECTION 11.9 hereof.

     12.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so

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

executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     If to Agent, Canadian Agent or   Fleet Capital Corporation
     U.K. Agent:                      One South Wacker Drive
                                      Suite 1400
                                      Chicago, Illinois 60606
                                      Attention: Loan Administration Manager
                                      Facsimile No.: (312) 827-4222

     With a copy to:                  Vedder, Price, Kaufman & Kammholz
                                      222 North LaSalle Street
                                      Suite 2600
                                      Chicago, Illinois  60601
                                      Attention: John T. McEnroe
                                      Facsimile No.: (312) 609-5005

     If to Borrower Representative:   SITEL Corporation
                                      111 S. Calvert Street
                                      Suite 1900
                                      Baltimore, Maryland  21202
                                      Attention: Chief Financial Officer
                                      Facsimile No.: (410) 246-0200

     With a copy to:                  SITEL Corporation
                                      7277 World Communications Drive
                                      Omaha, Nebraska 68122
                                      Attention: General Counsel
                                      Facsimile No.:(402) 963-2699

or to such other address as each party may designate for itself by notice given in accordance with this SECTION 12.8; PROVIDED, however, that any notice, request or demand to or upon Agents or a Lender pursuant to SUBSECTION 3.1.1 or
4.2.2 hereof shall not be effective until received by Agents or such Lender.

     12.9 CONSENT. Whenever Agents', Majority Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agents, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute, unfettered

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discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

     12.10 CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Agents and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower.

     12.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12.13 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.14 CONFIDENTIALITY. Agents and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agents' and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this SECTION 12.14.

     12.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENTS' LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENTS' AND LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENTS OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF

ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER ON THE ONE HAND AND AGENTS OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT AGENTS, LENDERS, U.K. PARTICIPANTS AND CANADIAN PARTICIPANTS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENTS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER REPRESENTATIVE AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER REPRESENTATIVE'S ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENTS OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENTS OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16 WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENTS AND EACH LENDER HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENTS OR ANY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENTS OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE

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PRIOR TO AGENTS' TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR
SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENTS TO EXERCISE ANY REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENTS' AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENTS AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH EACH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     12.17 ADVERTISEMENT. Each Borrower hereby authorizes Agent to publish the name of such Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

     12.18 ENGLISH LANGUAGE. The parties hereby confirm their express wish that this Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English. Notwithstanding such express wish, the parties agree that any of such documents, agreements and notices or any part thereof or of this Agreement may be drawn up in French. Les parties reconnaissent leur volonte expresse que la presente convention ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement, y compris les avis, soient rediges en langue anglaise. Nonobstant telle volonte expresse, les parties conviennent que n'importe quelle desdits documents, conventions et avis ou toute partie de ceux-ci ou de cette convention puissent etre rediges en langue francaise.

     12.19 REIMBURSEMENT. The undertaking by U.S. Borrowers to repay the Obligations and each representation, warranty or covenant of each U.S. Borrower are and shall be joint and several. To the extent that any U.S. Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by such U.S. Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such U.S. Borrower shall be reimbursed by the other U.S. Borrowers for the amount of such excess. This SECTION 12.19 is intended only to define the relative rights of U.S. Borrowers, and nothing set forth in SECTION 12.19 is intended or shall impair the obligations of each U.S. Borrower, jointly and severally, to pay to Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

                            (SIGNATURE PAGES FOLLOW)

                (SIGNATURE PAGES TO LOAN AND SECURITY AGREEMENT)

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                      SITEL CORPORATION


                                      By: /s/ James E. Stevenson
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Chief Financial Officer
                                             -----------------------------

                                      NATIONAL ACTION FINANCIAL
                                      SERVICES, INC.


                                      By: /s/ Teresa A. Beaufait
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Assistant Secretary
                                             -----------------------------

                                      FINANCIAL INSURANCE SERVICES,
                                      INC.


                                      By: /s/ James E. Stevenson
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: President
                                             -----------------------------

                                      SITEL TELESERVICES CANADA INC.


                                      By: /s/ James E. Stevenson
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Vice President
                                             -----------------------------

                                      SITEL CUSTOMER CARE, INC.


                                      By: /s/ Christoffer Knutt
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Vice President
                                             -----------------------------

                                      SITEL INSURANCE SERVICES
                                      CANADA INC.


                                      By: /s/ James E. Stevenson
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Vice President
                                             -----------------------------

                                      SITEL UK LIMITED


                                      By: /s/ James E. Stevenson
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Attorney-in-Fact
                                             -----------------------------

                                      FLEET CAPITAL CORPORATION, as
                                      Agent and as Lender


                                      By: /s/ Ira kreft
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Executive Vice President
                                             -----------------------------

                                      U.S. Revolving Loan Commitment:
                                      $50,000,000, LESS such Lender's
                                      Revolving Loan Percentage MULTIPLIED BY
                                      the sum of the U.K. Obligations and
                                      Canadian Obligations


                                      Facility Office:


                                      One South Wacker Drive
                                      Suite 1400
                                      Chicago, Illinois 60606
                                      Attention: Loan Administration Manager
                                      Facsimile No.: (312) 827-4222

                                      FLEET NATIONAL BANK, LONDON
                                      U.K. BRANCH, trading as FleetBoston
                                      Financial, as U.K. Agent and as U.K.
                                      Lender


                                      By: /s/ Michael J. Rowe
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Vice President
                                             -----------------------------

                                      U.K. Sublimit: $10,000,000, as
                                      adjusted pursuant to Section 1.1.1
                                      hereof

                                      Facility Office:

                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

                                      FLEET CAPITAL CANADA CORPORATION, as
                                      Canadian Agent and as Canadian
                                      Lender


                                      By: /s/ Doug Mckenzie
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title: Vice President & General
                                             Manager
                                             -----------------------------

                                      Canadian Sublimit: $15,000,000, as
                                      adjusted pursuant to Section 1.1.1
                                      hereof

                                      Facility Office:

                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS

     When used in the Loan and Security Agreement dated as of December 27, 2002, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto and SITEL Corporation, National Action Financial Services, Inc., Financial Insurance Services, Inc., SITEL Teleservices Canada Inc., SITEL Customer Care, Inc., SITEL Insurance Services Canada Inc. and SITEL UK Limited, (a) the terms CERTIFICATED SECURITY, CHATTEL PAPER, COMMERCIAL TORT CLAIMS, DEPOSIT ACCOUNT, DOCUMENT, ELECTRONIC CHATTEL PAPER, EQUIPMENT, FINANCIAL ASSET, FIXTURE, GENERAL INTANGIBLES, GOODS, INSTRUMENTS, INVENTORY, INVESTMENT PROPERTY, LETTER-OF-CREDIT RIGHTS, PAYMENT INTANGIBLES, PROCEEDS, PROMISSORY NOTES, SECURITY, SECURITY ENTITLEMENT, SOFTWARE, SUPPORTING OBLIGATIONS, TANGIBLE CHATTEL PAPER and UNCERTIFICATED SECURITY have the respective meanings assigned thereto under the UCC or the PPSA, as applicable; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC or the PPSA, as applicable, shall be deemed to mean such Property, whether now owned or hereafter created or acquired by the applicable Borrower or in which the applicable Borrower now has or hereafter acquires any interest; (c) to the extent that any term reflecting Collateral has different meanings under the PPSA and the UCC, such term shall be defined in the alternative so as to include both meanings; (d) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and
(e) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     ACCOUNT - has the meaning assigned thereto under the UCC and the PPSA and, in addition thereto, shall include as to U.K. Borrower: the amounts now or subsequently standing to the credit of any account which U.K. Borrower has, or has an interest in, with any Person and the debts represented thereby and all book and other debts and monetary claims now or subsequently due or owing to U.K. Borrower, the proceeds of the same and the benefit of all securities or investments, Liens and guarantees or other rights of any nature now or subsequently enjoyed or held by it in relation thereto (other than Accounts).

     ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

     AFFILIATE - a Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person. A Person shall be deemed to control another Person, if such Person (i) beneficially owns or holds 50% or more of any class of the Voting Stock of a Person; 50% or more of the Voting Stock (or in the case of a Person which is not a corporation, 50% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person or
(ii) otherwise possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such Person.

     AGENT - Fleet Capital Corporation in its capacity as agent for itself, the Lenders, Canadian Agent and U.K. Agent under the Agreement and any successor in that capacity appointed pursuant to SECTION 11.11 of the Agreement.

     AGENTS - Agent, Canadian Agent and U.K. Agent.

     AGENT LOANS - as defined in SUBSECTION 1.1.5 of the Agreement.

     AGGREGATE BORROWING AVAILABILITY - the sum of U.S. Borrowing Availability, U.K. Borrowing Availability and Canadian Borrowing Availability, in the aggregate.

     AGGREGATE BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of (i) the Revolving Credit Maximum Amount; or (ii) the sum of U.S. Borrowing Base, the U.K. Borrowing Base and the Canadian Borrowing Base.

     AGGREGATE EXCESS AVAILABILITY - the sum of U.S. Excess Availability, U.K. Excess Availability and Canadian Excess Availability, in the aggregate.

     AGGREGATE PERCENTAGE - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Loan Commitment DIVIDED by (ii) the aggregate of all Loan Commitments.

     AGREEMENT - the Loan and Security Agreement referred to in the first sentence of Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

     APPLICABLE MARGIN -

             (a) with respect to Revolving Credit Loans to U.K. Borrower in Sterling and Euros and to Revolving Credit Loans to Canadian Borrowers, from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined):

Base Rate Revolving Portion or Canadian Prime Loans          2.25%

LIBOR Revolving Portion or Canadian BA Rate Loan             2.25%

Letter of Credit Fees                                       1.625%

The percentage set forth in the immediately preceding sentence will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to SUBSECTION 8.1.3(ii) of the Agreement for each fiscal quarter during the Term, commencing with the first fiscal quarter ending June 30, 2003 (each such date an "Adjustment Date"), effective prospectively, by reference to the Fixed Charge Coverage Ratio and average Aggregate Borrowing Availability for the 60 consecutive days ending on the day preceding the Adjustment Date in accordance with the following:

             If Fixed Charge Coverage Ratio for the most recently ended four quarters is less than or equal to 1.25 to 1:

   If Average Aggregate         Base Rate or
  Borrowing Availability       Canadian Prime      LIBOR or Canadian      Letter of Credit
           is                     Option             BA Rate Option            Fees
-------------------------------------------------------------------------------------------
Greater Than $20 Million            2.25%                2.25%                  1.625%

$10 Million to $20 Million          2.50%                2.50%                  1.875%

Less Than $10 Million               2.75%                2.75%                  2.125%

             If Fixed Charge Coverage Ratio for the most recently ended four quarters is greater than 1.25 to 1:

   If Average Aggregate         Base Rate or
  Borrowing Availability       Canadian Prime      LIBOR or Canadian      Letter of Credit
           is                     Option               BA Option               Fees
-------------------------------------------------------------------------------------------
Greater Than $20 Million            2.00%                2.00%                  1.375%

$10 Million to $20 Million          2.25%                2.25%                  1.625%

Less Than $10 Million               2.50%                2.50%                  1.875%

PROVIDED that, (i) if Borrowers' audited financial statements for any fiscal year delivered pursuant to SUBSECTION 8.1.3(i) of the Agreement reflect a Fixed Charge Coverage Ratio (as herein defined in EXHIBIT 8.3) that yields a higher Applicable Margin than that yielded by the quarterly financial statements previously delivered pursuant to SUBSECTION 8.1.3(ii) of the Agreement for the last quarter of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to SUBSECTION 8.1.3(i) or SUBSECTION 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

             (b) with respect to Revolving Credit Loans to U.S. Borrowers in Dollars or Euros, from the Closing Date to, but not including, the first Adjustment Date (as hereinabove defined) the percentages set forth below with respect to the Base Rate Revolving Portion and the LIBOR Revolving Portion:

             Base Rate Revolving Portion (not available for    0.25%
             Revolving Credit Loans in Euros)

             LIBOR Revolving Portion                           2.25%

             Letter of Credit Fees                            1.625%

             Unused Line Fee                                  0.375%

             The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to SUBSECTION 8.1.3(ii) of the Agreement for each fiscal quarter during the Term, commencing with the first Adjustment Date, effective prospectively, by reference to Fixed Charge Coverage Ratio and average Aggregate Borrowing Availability for the consecutive 60 days ending on the day preceding the Adjustment Date in accordance with the following:

             If Fixed Charge Coverage Ratio for the most recently ended four quarters is less than or equal to 1.25 to 1:

  If Average Aggregate         Base Rate                       Unused Line      Letter of
Borrowing Availability is       Option        LIBOR Option        Fee          Credit Fees
-------------------------------------------------------------------------------------------
Greater Than $20 Million         0.25%            2.25%           0.375%          1.625%

$10 Million to $20 Million       0.50%            2.50%           0.375%          1.875%

Less Than $10 Million            0.75%            2.75%           0.500%          2.125%

          If Fixed Charge Coverage for the most recently ended four quarters is greater than 1.25 to 1:

  If Average Aggregate         Base Rate                       Unused Line      Letter of
Borrowing Availability is       Option        LIBOR Option        Fee          Credit Fees
-------------------------------------------------------------------------------------------
Greater Than $20 Million         0.00%            2.00%           0.375%          1.375%

$10 Million to $20 Million       0.25%            2.25%           0.375%          1.625%

Less Than $10 Million            0.50%            2.50%           0.500%          1.875%

PROVIDED that, (i) if Borrowers' audited financial statements for any fiscal year delivered pursuant to SUBSECTION 8.1.3(i) of the Agreement reflect a Fixed Charge Coverage Ratio that yields a higher Applicable Margin than that yielded by the quarterly financial statements previously delivered pursuant to SUBSECTION 8.1.3(ii) of the Agreement for the last quarter of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to SUBSECTION 8.1.3(i) or SUBSECTION 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

     APPROPRIATE NOTICE OFFICE - means (x) with respect to U.S. Revolving Credit Loans, U.S. Letters of Credit, Canadian Revolving Credit Loans and Canadian Letters of Credit, the office of Agent located at 1 South Wacker Drive, Suite 1400, Chicago, Illinois 60606, Attn: SITEL Loan Administration Manager, facsimile: (312) 332-6532 and (y) with respect to U.K. Revolving Credit Loans and U.K. Letters of Credit, the office of U.K. agent located at FleetBoston Financial, 39 Victoria Street, London SW1H OED, Attn: Lisa Verdigi, facsimile:
011 44 (0) 20 7 950 9250.

     APPROPRIATE PAYMENT OFFICE - means with respect to (i) Revolving Credit Loans and U.S. LC Obligations to U.S. Borrowers, the office of Agent located at 1 South Wacker Drive, Suite 1400, Chicago, Illinois 60606, Attn: SITEL Loan Administration Manager, facsimile: (312) 332-6532, or such other office as Agent may designate to Borrower Representative and the Lenders from time to time, (ii) Revolving Credit Loans and U.K. LC Obligations to U.K. Borrower, the office of Fleet National Bank located at 39 Victoria Street, London, SW1H OED, United Kingdom, or such other office as U.K. Agent may designate to Borrower Representative and the Lenders from time to time and (iii) Revolving Credit Loans to Canadian Borrowers, the office of Canadian Agent located at 300 The East Mall, Suite 120, Toronto, Ontario, Canada M9B 6B7, or such other office as Canadian Agent may designate to Borrower Representative and the Lenders from time to time.

     ASSIGNMENT AND ACCEPTANCE AGREEMENT - an assignment and acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Loan Commitment, as permitted pursuant to the terms of this Agreement.

     ASSOCIATED COSTS RATE - with respect to any Revolving Credit Loan made to U.K. Borrowers, the Mandatory Costs and up to date U.K. Loan Markets Association formula.

     BANK - Fleet National Bank.

     BASE RATE - (i) with respect to Revolving Credit Loans in Dollars to U.S. Borrowers, the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans for Dollars, whether or not such rate is the lowest rate charged by Fleet National Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate; (ii) with respect to Revolving Credit Loans to Canadian Borrowers in Canadian Dollars, the Canadian Prime Rate, and (iii) with respect to Revolving Credit Loans in Sterling or Euros to U.K. Borrower, the rate of interest announced or quoted by Fleet U.K. as its U.K. Base Rate for Sterling or Euros, as applicable, whether or not such rate is the lowest rate charged by Fleet U.K. to its most preferred borrowers; and, if such U.K. Base Rate is discontinued by Fleet U.K. as a standard, a comparable reference rate designated by Fleet U.K. as a substitute therefor shall be the Base Rate.

     BASE RATE PORTION - a Base Rate Revolving Portion.

     BASE RATE REVOLVING PORTION - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

     BILLED ACCOUNTS AND BILLED ELIGIBLE ACCOUNTS - Accounts and/or Eligible Accounts which have been invoiced to the applicable Account Debtor.

     BORROWER(S) - shall have the meaning contained in the first paragraph of this Agreement and shall also mean any other Canadian Subsidiary, U.K. Subsidiary or U.S. Subsidiary that, with Agent's and Majority Lenders' consent, which shall not be unreasonably withheld or delayed, becomes a party to this Agreement pursuant to an Assumption Agreement in the form attached hereto and incorporated herein as SCHEDULE B.

     BORROWER REPRESENTATIVE - has the meaning set forth in SECTION 3.12 hereof.

     BORROWING BASE CERTIFICATE - a certificate by a Responsible Officer of Borrower Representative, substantially in the form of EXHIBIT 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower Representative and certified to Agent; PROVIDED, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Borrower Representative, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement. All Borrowing Base Certificate calculations shall be made in Dollars at the exchange rates most recently quoted by Agent.

     BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the (i) State of Wisconsin or the State of Illinois, (ii) Province of Ontario, Canada, (iii) City of London, England or is a day on which banking institutions located in either of such states, provinces or city, as applicable, are closed or (iv) with respect to Revolving Credit Loans made in Euros to U.K. Borrower any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer Payment System is open for settlement of payments in Euros.

     CANADIAN AGENT - Fleet Canada, in its capacity as Canadian agent for itself, the Lenders and U.K. Agent under the Agreement and any successor in that capacity appointed pursuant to the Agreement.

     CANADIAN BA - a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order drawn by a Borrower and accepted by the Canadian Lender.

     CANADIAN BA RATE - for the applicable Interest Period of a Canadian BA Rate Loan, the rate of interest per annum equal to the annual rate of interest quoted by Agent as being the rate of interest applicable to Canadian BAs with a face amount similar to the principal amount of the applicable Canadian BA Rate Loan and for the applicable Interest Period.

     CANADIAN BA RATE LOAN - a Canadian Revolving Credit Loan in Canadian Dollars maintained at the Canadian BA Rate.

     CANADIAN BA REQUEST - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Canadian Agent requesting that interest on a Canadian Revolving Credit Loan be based on the Canadian BA Rate, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the Canadian BA Rate Loan is a new Loan, a conversion of a Canadian Prime Rate Loan, or a continuation of a Canadian BA Rate Loan; and (iv) the Canadian Dollar Equivalent of the Canadian BA Rate Loan, which shall be in an amount not less than $1,000,000 Canadian Dollars or an integral multiple of $100,000 Canadian Dollars in excess thereof.

     CANADIAN BENEFIT PLANS - all material employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of their employees or former employees in Canada.

     CANADIAN BORROWERS - SITEL Teleservices Canada Inc., SITEL Customer Care, Inc. and SITEL Insurance Services Canada Inc.

     CANADIAN BORROWING AVAILABILITY - the amount of additional money which Canadian Borrowers are entitled to borrow from time to time as Canadian Revolving Credit Loans, such amount being the lesser of (i) the Canadian Sublimit MINUS the outstanding balance of the Dollar Equivalent of the Canadian Revolving Credit Loans and the Canadian LC Obligations and (ii) the difference derived when the sum of the Dollar Equivalent of the principal amount of Canadian Revolving Credit Loans to Canadian Borrowers then outstanding (including any amounts which Agent, Canadian Agent or Canadian Lender may have paid for the account of any Canadian Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Canadian Borrowers), the Dollar Equivalent of the Canadian LC Obligations and the Dollar Equivalent of any applicable reserves is subtracted from the Dollar Equivalent of the Canadian Borrowing Base. If the applicable outstanding Canadian Obligations are equal to or greater than the Canadian Sublimit or the Canadian Borrowing Base, Canadian Borrowing Availability is 0.

     CANADIAN BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                  (i)     the Canadian Sublimit; or

                  (ii) an amount equal to the sum (the "Canadian Borrowing Base (Gross)") of

     (a) 85% of the net amount of Billed Eligible Accounts of Canadian Borrowers outstanding at such date; PLUS

     (b) the lesser of (x) 75% of the net amount of Unbilled Eligible Accounts of Canadian Borrowers and (y) the Unbilled Percentage multiplied by the amount determined pursuant to clause (a) above.

     The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Agent, as Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, adjustments with respect to Prior Claims applicable to the Canadian Collateral. For purposes hereof, the net amount of Eligible Accounts (Billed or Unbilled) at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

     CANADIAN BORROWING BASE (GROSS) - shall have the meaning contained in the definition of Canadian Borrowing Base.

     CANADIAN COLLATERAL - all of Canadian Borrowers' right, title and interest in (i) the Property and interests in Property described in SECTION 5 of the Agreement, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     CANADIAN DOLLAR - the lawful currency of Canada.

     CANADIAN DOLLAR EQUIVALENT - the amount of Canadian Dollars as of any date of determination into which Dollars can be converted as determined in accordance with SECTION 1.4.

     CANADIAN EXCESS AVAILABILITY - the difference derived when the sum of the Dollar Equivalent of the principal amount of Canadian Revolving Credit Loans to Canadian Borrowers then outstanding (including any amounts which Agent, Canadian Agent or Canadian Lender may have paid for the account of any Canadian Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Canadian Borrowers), the Dollar Equivalent of the Canadian LC Obligations and the Dollar Equivalent of any reserves is subtracted from the Dollar Equivalent of the Canadian Borrowing Base (Gross). If the outstanding Canadian Obligations are equal to or greater than the Canadian Borrowing Base (Gross), Canadian Excess Availability is 0.

     CANADIAN FRONTING FEE - has the meaning set forth in SECTION 2.6 hereof.

     CANADIAN LENDER - Fleet Canada in its capacity as the Person obligated to make Canadian Revolving Credit Loans to Canadian Borrowers hereunder, together with its successors and permitted assigns.

     CANADIAN LC AMOUNT - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all Canadian Letters of Credit and Canadian LC Guaranties (without duplication) then outstanding.

     CANADIAN LC GUARANTY - any guaranty pursuant to which Fleet Canada or any Affiliate of Fleet Canada shall guaranty the payment or performance by any Canadian Borrower of its reimbursement obligation under any letter of credit.

     CANADIAN LC OBLIGATIONS - any Canadian LC Amount PLUS any Obligations that arise from any draw against any Canadian Letter of Credit or against any letter of credit supported by a Canadian LC Guaranty.

     CANADIAN LETTER OF CREDIT - any standby or documentary letter of credit or guaranties or bonds issued by Fleet Canada or any Affiliate of Fleet Canada for the account of any Canadian Borrower.

     CANADIAN OBLIGATIONS - means the outstanding principal balance of the Canadian Revolving Credit Loans made to Canadian Borrowers and all accrued interest, fees and expenses with respect thereto.

     CANADIAN PARTICIPANT - means each Lender or its Affiliates as set forth on the execution pages to this Agreement or the relevant Assignment and Acceptance Agreement and identified as a Canadian Participant. Canadian Participant shall not include the Agents.

     CANADIAN PARTICIPATING INTEREST - with respect to each Canadian Participant other than Canadian Lender, such Canadian Participant's obligation to fund a Participating Interest in the Canadian Revolving Credit Loans as set forth in
SECTION 3.13 of the Agreement.

     CANADIAN PENSION PLANS - means each plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute and/or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of their Canadian employees or former employees.

     CANADIAN PRIME RATE - a per annum rate of interest quoted by Canadian Lender as its reference rate for commercial loans made by it in Canada in Canadian Dollars.

     CANADIAN PRIME RATE LOANS - a Canadian Revolving Credit Loan maintained at the Canadian Prime Rate.

     CANADIAN REVOLVING CREDIT LOAN - as defined in subsection 1.1.1(c) of the Agreement.

     CANADIAN REVOLVING NOTES - the Secured Promissory Notes to be executed by each Canadian Borrower on or about the Closing Date in favor of each Canadian Lender to evidence the Canadian Revolving Credit Loans, which shall be in the form of EXHIBIT 1.1 to the Agreement, together with any replacement or successor notes therefor.

     CANADIAN SUBLIMIT - with respect to all Lenders, initially, the Dollar Equivalent of $15,000,000 and with respect to any Lender, such Lender's (or its Affiliate's) commitment to purchase Canadian Revolving Credit Loans and thereafter to fund Canadian Revolving Credit Loans in Canadian Dollars to Canadian Borrowers, expressed in Dollar Equivalents (including such Lender's or its Affiliate's Canadian Participating Interest and deducting such Canadian Participating Interests from Canadian Lender's Commitment), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender, in each case as adjusted from time to time in accordance with this Agreement.

     CANADIAN SUBSIDIARY - a Subsidiary organized under the laws of Canada or one of its provinces.

     CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     CLOSING DATE - the date on which all of the conditions precedent in
SECTION 9 of the Agreement are satisfied or waived and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

     COLLATERAL - the aggregate of the U.S. Collateral, U.K. Collateral and Canadian Collateral.

     COMPANIES ACT - means the Companies Act of 1985 of England and Wales.

     COMPLIANCE CERTIFICATE - as defined in subsection 8.1.3 of the Agreement.

     COMPUTER HARDWARE AND SOFTWARE - all of each Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any written documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     CONTRACT RIGHT - any right of any Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

     COVENANT EVENT - the occurrence of any of the following events:

                  (i) a Default or Event of Default shall have occurred and shall be continuing;

                  (ii) for the 60 day period ending on the day preceding the date on which the proposed transaction or event is to be consummated or incurred, the failure of Borrowers to have average Aggregate Borrowing Availability of $10,000,000 or more or average Aggregate Excess Availability of $20,000,000 or more, on an actual basis and on a pro forma basis after giving effect to the proposed transaction; or

                  (iii) the failure of Borrowers to have Aggregate Borrowing Availability of $10,000,000 or more or Aggregate Excess Availability of $20,000,000 or more immediately prior to, or after giving effect to, the consummation of the proposed transaction.

     COVENANT EVENT (MERGERS AND ACQUISITIONS, REPAYMENT OF JUNIOR CAPITAL AND COMMON STOCK REPURCHASES) - the occurrence of any of the following events:

                  (i) a Default or Event of Default shall have occurred and shall be continuing;

                  (ii) for the most recently ended twelve month period, Borrowers shall fail to have a Pro Forma Fixed Charge Coverage Ratio of 1.25 to 1 or greater;

                  (iii) for the 60 day period ending on the day preceding the date on which the proposed transaction or event is to be consummated or incurred, the failure of Borrowers to have average Aggregate Borrowing Availability of $10,000,000 or more or average Aggregate Excess Availability of $20,000,000 or more, on an actual basis and on a pro forma basis after giving effect to the proposed transaction; or

                  (iv) the failure of Borrowers to have Aggregate Borrowing Availability of $10,000,000 or more or Aggregate Excess Availability of $20,000,000 immediately prior to, or after giving effect to, the consummation of the proposed transaction.

     DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     DEFAULT RATE - as defined in SUBSECTION 2.1.2 of the Agreement.

     DERIVATIVE OBLIGATIONS - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

     DISTRIBUTION - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

     DOLLARS OR $ - the lawful currency of the United States of America. Unless otherwise specified, all payments under the Loan Documents shall be made in Dollars.

     DOLLAR EQUIVALENT - the amount of Dollars, as of any date of determination, into which Canadian Dollars, Sterling or Euros (as the context may require) can be converted in accordance with SECTION 1.4 of the Agreement.

     DOMINION ACCOUNT - a special bank account or accounts of Agent, Canadian Agent or U.K. Agent, as applicable, established by a Borrower pursuant to SUBSECTION 6.2.4 of the Agreement at banks selected by such Borrower (provided that U.K. Borrower shall select Fleet U.K.), but acceptable to Agents in their sole discretion, and over which Agent, Canadian Agent or U.K. Agent, as applicable, shall have (a) in the case of U.K. Borrower's accounts, sole and exclusive access and control for withdrawal purposes and (b) in the case of U.S. Borrowers' and Canadian Borrowers' accounts, control and springing exclusive access for withdrawal purposes (which shall be subject to full dominion and control at any time that Aggregate Borrowing Availability is less than $10,000,000 or an Event of Default has occurred and is continuing).

     EBITDA - as defined in EXHIBIT 8.3.

     ELIGIBLE ACCOUNT - an Account arising in the ordinary course of the business of the applicable Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made or services rendered by the applicable Borrower to a Subsidiary of such Borrower or an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; or

                  (ii) it remains unpaid more than 60 days after the original due date shown on the invoice or more than 90 days after the original invoice date shown on the invoice; or

                  (iii) the total unpaid Accounts of the Account Debtor (other than General Motors Corporation) owed to U.S. Borrowers, U.K. Borrower or Canadian Borrowers, respectively, exceed 20% of the net amount of all Eligible Accounts owned by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, respectively, but only to the extent of such excess; the total unpaid Accounts of General Motors Corporation owed to U.S. Borrowers, U.K. Borrower or Canadian Borrowers exceed 45% (35% if General Motors Corporation has a D&B rating of 5A3 or worse) of the net amount of all Eligible Accounts owned by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, respectively, but only to the extent of such excess; or

                  (iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (v) the Account Debtor is also a creditor or supplier of the applicable Borrower or any Subsidiary of the applicable Borrower but only to the extent of the lesser of the payable balances or the Accounts balance and to the extent the payables balance exceeds $50,000 (or such larger amount as agreed to by Agent with respect to AT&T Corporation), or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the applicable Borrower or any Subsidiary of the applicable Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor; or

                  (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws) as now constituted or hereafter amended, or made an assignment, composition or arrangement for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws) as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws), as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator, custodian, administrator receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer of fiduciary to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (vii) it arises from a sale made or services rendered to an Account Debtor that does not have substantial business operations and assets in the United States, Canada or the United Kingdom, unless backed by a letter of credit, guaranty or acceptance terms in each case acceptable to Agent in its sole and absolute discretion; or

                  (viii) owed by an Account Debtor which is not organized under the laws of the United States of America, Canada, the United Kingdom or any member (as of the Closing Date) of the European Union as of the Closing Date, except to the extent that such Account is secured or payable by a letter of credit or credit insurance satisfactory to Agent in its sole and absolute discretion; or

                  (ix) (1) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by the applicable Borrower for potential returns or refunds, to the extent of such reserve; or

                  (x) the Account Debtor is the United States of America, the United Kingdom (or any country therein) or Canada or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its sole judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727, 41 U.S.C. Section 15 et seq., as amended) or any applicable U.K. law relating to the creation of valid assignments or the Financial Administration Act (Canada), as applicable; or

                  (xi) it is not at all times subject to Agent's, Canadian Agent's or U.K. Agent's, as applicable, duly perfected, first priority security interest or hypothec or is subject to a Lien that is not a Permitted Lien arising by operation of law; or

                  (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (xiv) the applicable Borrower or a Subsidiary of the applicable Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xv) 25% or more of the Accounts owing from the Account Debtor or its Affiliates are not Eligible Accounts hereunder; or

                  (xvi) the applicable Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                  (xvii) it represents service charges, late fees or similar charges; or

                  (xviii) Accounts for which payment has been made but the payment has not been applied to the specific Account (unapplied cash); or

                  (xix) it is not otherwise acceptable to Agent in its reasonable credit judgment.

     ENVIRONMENTAL LAWS - all applicable federal, state, provincial and local (whether in the Untied States of America, Canada or United Kingdom) laws, rules, regulations, ordinances, orders, orders-in-council, codes, by-laws, consent decrees or theories of liability at common law relating to the protection of the environment or human health, safety and environmental matters.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     ERISA AFFILIATE - means any entity with which any U.S. Borrower is treated as a single employer under Section 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended.

     EURO, EURO OR EUROS - the single currency of Participating Member States.

     EURO EQUIVALENT - the amount of Euros as of any date of determination into which Dollars can be converted, as determined in accordance with SECTION 1.4.

     EVENT OF DEFAULT - as defined in SECTION 10.1 of the Agreement.

     FACILITY OFFICE - in relation to any Lender, Canadian Participant or U.K. Participant, the office specified as such office on the signature page of this Agreement or any Assignment and Acceptance Agreement executed by a new Lender through which it will perform its obligations hereunder.

     FEE LETTER - as defined in SECTION 2.3 of the Agreement.

     FIXED CHARGE COVERAGE RATIO - as defined in Exhibit 8.3.

     FLEET - Fleet Capital Corporation.

     FLEET CANADA - Fleet Capital Canada Corporation.

     FLEET U.K. - Fleet National Bank, London U.K. branch, trading as FleetBoston Financial.

     FRONTING FEES - as defined in SECTION 2.6.

     GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

     INDEBTEDNESS - as applied to a Person means, without duplication:

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                  (ii) all obligations of other Persons which such Person has guaranteed if the underlying obligation would constitute Indebtedness as defined herein;

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                  (iv)    Derivative Obligations; and

                  (v) in the case of Borrowers (without duplication), the Obligations.

     INSOLVENCY LAWS OF CANADA - means each of the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors' Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

     ITA - means the Income Tax Act (Canada) as the same may from time to time be in effect.

     INTELLECTUAL PROPERTY - means: trade secrets and related know-how; trademarks, domain names, service marks, trade dress, trade names, business names, industrial designs, design patents and other designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

     INTEREST PERIOD - means,

             (a) as applicable to any LIBOR Portion, for Revolving Credit Loans to U.S. Borrowers, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative on behalf of U.S. Borrowers; PROVIDED that
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

             (b) as applicable to any LIBOR Portion, for Revolving Credit Loans to U.K. Borrower, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative on behalf of U.K. Borrower; PROVIDED that
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest

Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

             (c) as applicable to Canadian BA Rate Loans to Canadian Borrowers, a period commencing on the date such Canadian BA Rate Loan is advanced, continued or converted, and ending on the date which is 30, 60, 90 or 180 days later, as may then be requested by Borrower Representative on behalf of Canadian Borrowers; PROVIDED that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Canadian Agent's custom in the market to which such Canadian BA Rate Loan relates; (ii) there remains a minimum of 30, 60, 90 or 180 days (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

     JUDGMENT CONVERSION DATE - has the meaning set forth in Section 1.5(a).

     JUDGMENT CURRENCY - has the meaning set forth in SECTION 1.5(a).

     LC AMOUNT - the Dollar Equivalent of the U.S. LC Amount, the Canadian LC Amount and U.K. LC Amount, in the aggregate.

     LC GUARANTY - the U.S. LC Guaranty, the Canadian LC Guaranty and U.K. LC Guaranty, in the aggregate.

     LC OBLIGATIONS - the U.S. LC Obligations, the Canadian LC Obligations and U.K. LC Obligations, in the aggregate.

     LENDERS - Fleet and each other Lender holding, or obligated to make, Revolving Credit Loans.

     LETTER OF CREDIT - the U.S. Letters of Credit, the Canadian Letters of Credit and U.K. Letters of Credit, in the aggregate.

     LIBOR - means

             (a) for Revolving Credit Loans in Dollars to U.S. Borrowers, as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage;

             (b) for Revolving Credit Loans in Sterling to U.K. Borrower, as applicable to any LIBOR Portion, (i) the rate for the applicable Interest Period appearing on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in Sterling (or such other page or service as may replace such page on such system or service for the purpose of displaying such rates) at or about 11:00 a.m. on the quotation date for the Interest Period; or (ii) if no such display rate is then available for deposits in Sterling or for the Interest Period relating to such LIBOR Portion by prime banks in the London Interbank Market at or about 11:00 a.m. on the quotation date for the Interest Period, then the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to Fleet U.K. at its request, quoted by the Reference Banks to leading banks in the London interbank market; and

             (c) for Revolving Credit Loans in Euros to U.K. Borrower or U.S. Borrowers, as applicable to any LIBOR Portion, (i) the rate for the applicable Interest Period appearing on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in Euros (or such other page or service as may replace such page on such system or service for the purpose of displaying such rates) at or about 11:00 a.m. on the quotation date for the Interest Period; or (ii) if no such display rate is then available for deposits in Euros or for the Interest Period relating to such LIBOR Portion by prime banks in the London Interbank Market at or about 11:00 a.m. on the quotation date for the Interest Period, then the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to Fleet U.K. at its request, quoted by the Reference Banks to leading banks in the London interbank market.

     LIBOR INTEREST PAYMENT DATE - the first day of each calendar month during any Interest Period and the last day of each Interest Period.

     LIBOR OPTION - the option granted pursuant to SECTION 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans (except Canadian Revolving Credit Loans) based on the LIBOR.

     LIBOR PORTION - a LIBOR Revolving Portion.

     LIBOR REQUEST - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Agent or U.K. Borrower to U.K. Agent requesting that interest on a Revolving Credit Loan (except Canadian Revolving Credit Loans) be based on the LIBOR, specifying: (i) whether the Revolving Credit Loan is to be made to U.S. Borrowers or U.K. Borrower, (ii) the first day of the Interest Period (which shall be a Business Day); (iii) the length of the Interest Period; (iv) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (v) the dollar amount of the LIBOR Revolving Portion, which shall be in an amount not less than $1,000,000 (or the Sterling Equivalent or Euro Equivalent, as applicable) or an integral multiple of $100,000 (or the Sterling Equivalent or Euro Equivalent, as applicable) in excess thereof.

     LIBOR REVOLVING PORTION - that portion of the Revolving Credit Loans (excluding Canadian Revolving Credit Loans) specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by any Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest on the LIBOR in SECTION 3.1 of the Agreement and the Interest Period of which has not terminated.

     LIEN - any security interest or any other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, civil law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     LOAN ACCOUNTS - the loan accounts established on the books of Agent, Canadian Agent and U.K. Agent pursuant to SECTION 3.6 of the Agreement.

     LOAN COMMITMENT - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment.

     LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

     LOANS - all loans and advances or other credit accommodations, including, without limitation, Letters of Credit and LC Guaranties of any kind made by Agent, Canadian Agent, U.K. Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

     LONDON BANKING DAY - any date on which commercial banks are open for business in London, England.

     MAJORITY LENDERS - as of any date, Lenders holding 51% or more of the Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments and Lenders (and, if Canadian Participants or U.K. Participants have purchased Participating Interests pursuant to Section 3.13 or 3.14 respectively, such Lenders' corresponding Canadian Participants and U.K. Participants) holding 51% or more of the outstanding Loans, including Participating Interests, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; PROVIDED, that (i) in each case, if there are 2 or more such Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

     MANDATORY COSTS - with respect to a Loan, the cost of complying with certain regulatory requirements expressed as a percentage per annum calculated by Agent in accordance with Schedule A.

     MATERIAL ADVERSE EFFECT - (i) with respect to U.S. Borrowers, a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of U.S. Borrowers, taken as a whole, which impairs the ability of U.S. Borrowers to perform their obligations hereunder or under any Loan Document, (ii) with respect to U.K. Borrower and Canadian Borrowers, a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Canadian Borrowers and U.K. Borrower, taken as a whole, which impairs the ability of Canadian Borrowers and U.K. Borrower to perform their obligations hereunder or under any Loan Document, or
(iii) a material adverse effect on the validity or enforceability of any of the Loan Documents, Liens in favor of the Agents or the rights and remedies of Agents or Lenders under the Loan Documents.

     MONEY BORROWED - means, without duplication, (i) Indebtedness arising from the lending of money by any Person to any Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by any Borrower. Money Borrowed shall not include trade payables or accrued expenses.

     MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

     NOTES - the Revolving Notes.

     OBLIGATION CURRENCY - has the meaning set forth in SECTION 1.5(a).

     OBLIGATIONS - all Loans, all LC Amounts, LC Guaranties, LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from each Borrower to Agent, Canadian Agent or U.K. Agent, for its own benefit, from each Borrower to Agent, Canadian Agent or U.K. Agent, for the benefit of any Lender, Canadian Participant or U.K. Participant, from each Borrower to any Lender, Canadian Participant or U.K. Participant or from each Borrower to Bank or any other Affiliate of Agent, Canadian Agent or U.K. Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Agent, Canadian Agent, U.K. Agent, any Lender, Bank or any Affiliate of Bank, Agent, Canadian Agent, U.K. Agent or any Lender.

     ORGANIZATIONAL I.D. NUMBER - with respect to any Person, if applicable, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

     OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, or any other third party and delivered to Agent, Canadian Agent or U.K. Agent or any Lender in respect of the transactions contemplated by the Agreement.

     OVERADVANCE - as defined in SUBSECTION 1.1.2 of the Agreement.

     PARTICIPATION FEES - as defined in Section 2.6.

     PARTICIPATING INTEREST - with respect to each Lender other than Canadian Lender and U.K. Lender, such Lender's, Canadian Participant's or U.K. Participant's, Canadian Participating Interest and U.K. Participating Interest, as applicable.

     PARTICIPATING MEMBER STATE - any member state which adopts the euro unit of the single currency pursuant to the Treaty.

     PAYE RESERVE - a reserve of funds maintained for the purpose of meeting any claims in respect of preferential debts of U.K. Borrower as such debts are defined pursuant to or in accordance with the provisions of Section 386 and
Schedule 6 of the Insolvency Act of 1986.

     PERMITTED HOLDERS - State of Wisconsin Investment Board, James Lynch, Ida Eggens Kruithof, Private Equity Investors IV, L.P. and Rohit Desai.

     PERMITTED LIENS - any Lien of a kind specified in SUBSECTION 8.2.5 of the Agreement.

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     PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of
Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers at the time outstanding, does not exceed $15,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

     PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     PLAN - an employee benefit plan now or hereafter maintained for employees of a U.S. Borrower or any ERISA Affiliates that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

     PPSA - means the Personal Property Security Act in force in the Province of Ontario; PROVIDED, that in the event that, by reason of mandatory provisions of law, the validity, perfection and effect of perfection or non-perfection of a security interest or other applicable Lien is governed by other personal property security laws, the term "PPSA" means such other personal property security laws.

     PREFERENTIAL CREDITORS - means, as to U.K. Borrower, holders of "preferential debts" as interpreted in Section 386 of the Insolvency Act 1986 of England and Wales and listed in Schedule 6 of that Act.

     PRIOR CLAIMS - means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or PARI PASSU with Agent's, Canadian Agent's or U.K. Agent's, as applicable, Lien (or the applicable equivalent of such Liens) against all or part of the Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, realty taxes, business taxes, workers' compensation, pension plan or fund obligations and overdue rents (to the extent, in the case of rents, that such rents are not already the subject of a reserve).

     PRODUCT OBLIGATIONS - every obligation of Borrowers under and in respect of any one or more of the following types of services or facilities extended to any Borrower by Bank, Agent, Canadian Agent, U.K. Agent, any Lender or any Affiliate of Bank or Agent, Canadian Agent, U.K. Agent or any Lender: (i) credit cards,
(ii) cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and
(iv) Derivative Obligations.

     PRO FORMA FIXED CHARGE COVERAGE RATIO - as defined in EXHIBIT 8.3.

     PROJECTIONS - Borrowers' forecasted Consolidated (i) balance sheets, (ii) profit and loss statements and (iii) cash flow statements, all prepared on a consistent basis with the historical

                                      A-22
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financial statements of SITEL and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

     PROPERTY - any interest in any kind of property or asset, whether real (or immovable), personal (or movable) or mixed, or tangible or intangible.

     PUBLIC FILINGS - any filings that SITEL has made with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.

     PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     REFERENCE BANKS - with respect to LIBOR, the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland and HSBC or such other banks as may be appointed by Fleet U.K. (acting on the instructions of the Majority Lenders) in consultation with the Borrower Representative.

     REPORTABLE EVENT - any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder (other than any events for which notice is waived by statute).

     REQUIREMENT OF LAW - has the meaning set forth in subsection 7.1.2 hereof.

     RESERVE PERCENTAGE - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

     RESPONSIBLE OFFICER - means the Chief Executive Officer, the Chief Financial Officer, Vice President Finance or Treasurer of Borrower Representative.

     RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

     (i) investments by a Borrower, to the extent existing on the Closing Date and listed on EXHIBIT 8.2.12;

     (ii) investments consisting of intercompany loans made in compliance with SUBSECTION 8.2.2(v) of the Agreement;

                                      A-23
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     (iii)   Property to be used in the ordinary course of business;

     (iv) current assets arising from the sale of goods and services in the ordinary course of business of any Borrower;

     (v) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof;

     (vi) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

     (vii) investments in commercial paper given one of the two highest ratings by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

     (viii) investments in money market, mutual or similar funds having assets of $100,000,000 and the investments of which are limited to investment grade securities;

     (ix) investments otherwise expressly permitted pursuant to the Agreement (including, without limitation, pursuant to SUBSECTIONS 8.2.1 and 8.2.2);

     (x) capital contributions made to a Person in connection with the acquisition of such Person pursuant to SUBSECTION 8.2.1, in each case to the extent that the same are required to be made under applicable law;

     (xi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business;

     (xii) intercompany loans and capital contribution, made to Borrowers' joint ventures existing on the Closing Date and listed on EXHIBIT 8.2.12; and

     (xiii) investments not included in paragraphs (i) through (xii) above which do not exceed $2,000,000 in the aggregate at any one time outstanding.

     REVOLVING CREDIT LOAN - a Loan made by any Lender pursuant to SECTION 1.1 of the Agreement.

     REVOLVING CREDIT MAXIMUM AMOUNT - $50,000,000 as such amount may be reduced from time to time pursuant to the terms of the Agreement.

     REVOLVING LOAN COMMITMENT - with respect to all Lenders, $50,000,000, and with respect to any Lender, such Lender's Revolving Loan Commitment (including such Lender's or its Affiliate's Canadian Participating Interest and U.K. Participating Interest), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement

                                      A-24
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executed by such Lender, in each case, as adjusted from time to time in accordance with the Agreement.

     REVOLVING LOAN PERCENTAGE - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment DIVIDED BY the total of all Lenders' aggregate Revolving Loan Commitments.

     REVOLVING NOTES - the Canadian Revolving Notes, the U.K. Revolving Notes and the U.S. Revolving Notes.

     SECURED DEBT - means, with respect to any Person, without duplication, all Indebtedness (including, without limitation, the Obligations) which is secured by a Lien on any of the Property of such Person.

     SECURITY - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

     SECURITY DOCUMENTS -security agreements, hypothecs, debentures and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     SOLVENT - as to any Person (a) organized under the laws of any state of the United States of America, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) organized under the laws of England and Wales or Scotland, that at the time of determination such Person is not unable to pay its debts as they fall due within the meaning of Section 123 of the Insolvency Act of 1986, and (c) with respect to any Person on a particular date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; and (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due.

     STERLING - means the lawful currency of Great Britain.

     STERLING EQUIVALENT - the amount of Sterling as of any date of determination into which Dollars can be converted, as determined in accordance with SECTION 1.4.

     SUBORDINATED DEBT - Indebtedness of any Borrower that is subordinated to the Obligations in a manner satisfactory to Agent, and contains other terms, including without limitation, payment terms, reasonably satisfactory to Agent, including, without limitation, all Money Borrowed owed pursuant to the Indenture dated as of March 10, 1998, as amended, by and among SITEL Corporation, each of the Subsidiary Guarantors named therein and The First National Bank of Maryland, as Trustee.

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

     SUBSIDIARY - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination, as well as any other Person whose revenues and earnings are from time to time included in SITEL's Consolidated Financial Statements.

     TAX LIABILITY - as defined in SECTION 2.13 of the Agreement.

     TERM - as defined in SECTION 4.1 of the Agreement.

     TOTAL CREDIT FACILITY - $50,000,000, as reduced from time to time pursuant to the terms of the Agreement.

     TREATY - the treaty establishing the European Community being the Treaty of Rome as amended from time to time.

     TRIGGERING AVAILABILITY TEST - as defined in SUBSECTION 6.2.4 of the Agreement.

     TYPE OF ORGANIZATION - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

     UCC - the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

     U.K. AGENT - Fleet U.K., in its capacity as U.K. agent for itself, the Lenders and Canadian Agent under the Agreement and any successor in that capacity appointed pursuant to the Agreement.

     U.K. BORROWER - SITEL UK Limited.

     U.K. BORROWING AVAILABILITY - the amount of additional money which U.K. Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the lesser of (i) the U.K. Sublimit MINUS the outstanding balance of the Dollar Equivalent of U.K. Revolving Credit Loans and the U.K. LC Obligations and (ii) the difference derived when the sum of the principal amount of the Dollar Equivalent of the Revolving Credit Loans to U.K. Borrower then outstanding (including any amounts which Agent or any Lender may have paid for the account of U.K. Borrower pursuant to any of the Loan Documents and which have not been reimbursed by U.K. Borrower), the Dollar Equivalent of the U.K. LC Obligations and the Dollar Equivalent of any applicable reserves is subtracted from the U.K. Borrowing Base. If the outstanding U.K. Obligations are equal to or greater than the U.K. Sublimit or the U.K. Borrowing Base, U.K. Borrowing Availability is 0.

     U.K. BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

     (i)     the U.K. Sublimit; or

     (ii) an amount (the "U.K. Borrowing Base (Gross)") equal to 85% of the net amount of Billed Eligible Accounts of U.K. Borrower outstanding at such date.

     The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Agent, as Agent shall deem necessary or appropriate in its reasonable credit judgment. For purposes hereof, the net amount of Eligible Accounts (Billed or Unbilled) at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

     U.K. BORROWING BASE (GROSS) - shall have the meaning contained in the definition of U.K. Borrowing Base.

     U.K. COLLATERAL - all of U.K. Borrower's right, title and interest in (i) the Property and interests in Property described in SECTION 5 of the Agreement, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     U.K. EFFECTIVE DATE - shall have the meaning contained in the last paragraph of SECTION 9 of the Agreement.

     U.K. EXCESS AVAILABILITY -the difference derived when the sum of the principal amount of the Dollar Equivalent of the Revolving Credit Loans to U.K. Borrower then outstanding (including any amounts which Agent or any Lender may have paid for the account of U.K. Borrower pursuant to any of the Loan Documents and which have not been reimbursed by U.K. Borrower), the Dollar Equivalent of the U.K. LC Obligations and the Dollar Equivalent of any applicable reserves is subtracted from the U.K. Borrowing Base (Gross). If the outstanding U.K. Obligations are equal to or greater than the U.K. Borrowing Base (Gross), U.K. Excess Availability is 0.

     U.K. LC AMOUNT - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all U.K. Letters of Credit and U.K. LC Guaranties (without duplication) then outstanding.

     U.K. LC GUARANTY - any guaranty pursuant to which Fleet U.K. or any Affiliate of Fleet U.K. shall guaranty the payment or performance by U.K. Borrower of its reimbursement obligation under any letter of credit.

     U.K. LC OBLIGATIONS - Any U.K. LC Amount PLUS any Obligations that arise from any draw against any U.K. Letter of Credit or against any letter of credit supported by a U.K. LC Guaranty.

     U.K. LENDER - Fleet U.K. in its capacity as the Person obligated to make U.K. Revolving Credit Loans to U.K. Borrower hereunder and to issue U.K. Letters of Credit and U.K. LC Guaranties, together with its successors and permitted assigns.

     U.K. LETTER OF CREDIT - any standby or documentary letter of credit or guaranties or bonds issued by Fleet U.K. or any Affiliate of Fleet U.K. for the account of U.K. Borrower.

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     U.K. OBLIGATIONS - means the outstanding principal balance of the Revolving
Credit Loans made to U.K. Borrower and the U.K. LC Obligations and all accrued interest, fees and expenses with respect thereto.

     U.K. PARTICIPANT - means each Lender or its Affiliate as set forth on the execution pages to this Agreement or the relevant Assignment and Acceptance Agreement and identified as a U.K. Participant. U.K. Participant shall not include the Agents.

     U.K. PARTICIPATING INTEREST - with respect to each Lender other than Agents, such Lender's obligation to fund a participating interest in the U.K. Revolving Credit Loans and U.K. LC Amount as set forth in SECTION 3.14 of the Agreement.

     U.K. REVOLVING CREDIT LOAN - as defined in subsection 1.1.1(b) of the Agreement.

     U.K. REVOLVING NOTES - the Secured Promissory Notes to be executed by U.K. Borrower on or about the Closing Date in favor of each U.K. Lender to evidence the U.K. Revolving Credit Loans, which shall be in the form of EXHIBIT 1.1 to the Agreement, together with any replacement or successor notes therefor.

     U.K. SECURITY TRUSTEE - means Fleet U.K., acting as "Security Trustee" under the Security Documents governing U.K. Borrowers.

     U.K. SUBLIMIT - with respect to all Lenders, initially, the Dollar Equivalent of $10,000,000 and with respect to any Lender, such Lender's (or its Affiliate's) commitment to purchase U.K. Revolving Credit Loans and thereafter to fund U.K. Revolving Credit Loans in Sterling or Euros to U.K. Borrower, expressed in Dollar Equivalents (including such Lender's or its Affiliate's U.K. Participating Interest and deducting all such U.K. Participating Interests from U.K. Lender's Commitment), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender, in each case as adjusted from time to time in accordance with SUBSECTION 1.1.1(e) of the Agreement.

     U.K. SUBSIDIARY - a Subsidiary organized under the laws of the United Kingdom.

     UNBILLED ACCOUNTS AND UNBILLED ELIGIBLE ACCOUNTS - Accounts and/or Eligible Accounts that have not been invoiced to the applicable Account Debtor.

     UNBILLED ELIGIBLE ACCOUNTS - Eligible Accounts that have not been invoiced to the applicable Account Debtor.

     UNBILLED PERCENTAGE - 50% decreasing to 45% on the first anniversary of the Closing Date and to 40% on the second anniversary of the Closing Date.

     UNUSED LINE FEE - as defined in SECTION 2.5 of the Agreement.

     U.S. BORROWING AVAILABILITY - the amount of additional money which U.S. Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the lesser of (i) the U.S. Revolving Loan Commitment minus the outstanding balance of the U.S. Revolving Credit Loan and the U.S. LC Obligations and (ii) the difference derived when the sum of the

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Dollar Equivalent of the principal amount of Revolving Credit Loans to U.S.
Borrowers then outstanding (including any amounts which Agent or any Lender may have paid for the account of any U.S. Borrower pursuant to any of the Loan Documents and which have not been reimbursed by U.S. Borrowers), the Dollar Equivalent of the U.S. LC Obligations and any applicable reserves is subtracted from the U.S. Borrowing Base. If the outstanding U.S. Obligations are equal to or greater than the U.S. Revolving Loan Commitment or the U.S. Borrowing Base, U.S. Borrowing Availability is 0.

     U.S. BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                   (i) $50,000,000 less the sum of the Obligations owing by U.K. Borrowers and Canadian Borrower; or

                   (ii) an amount equal to the sum (the "U.S. Borrowing Base (Gross)") of

             (a) 85% of the net amount of Billed Eligible Accounts of U.S. Borrowers outstanding at such date; PLUS

             (b) the lesser of (x) 75% of the net amount of Unbilled Eligible Accounts of U.S. Borrowers and (y) the Unbilled Percentage multiplied by the amount determined pursuant to clause (a) above.

     The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Agent, as Agent shall deem necessary or appropriate in its reasonable credit judgment. For purposes hereof, the net amount of Eligible Accounts (Billed or Unbilled) at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

     U.S BORROWERS - SITEL Corporation, National Action Financial Services, Inc. and Financial Insurance Services, Inc.

     U.S. COLLATERAL - all of U.S. Borrowers' right, title and interest in (i) the Property and interests in Property described in SECTION 5 of the Agreement, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     U.S. EXCESS AVAILABILITY - the difference derived when the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans to U.S. Borrowers then outstanding (including any amounts which Agent or any Lender may have paid for the account of U.S. Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by U.S. Borrowers), the Dollar Equivalent of the U.S. LC Obligations and any applicable reserves is subtracted from the U.S. Borrowing Base (Gross). If the outstanding U.S. Obligations are equal to or greater than the U.S. Revolving Loan Commitment or the U.S. Excess Borrowing Base, U.S. Availability is 0.

     U.S. LC AMOUNT - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all U.S. Letters of Credit and U.S. LC Guaranties (without duplication) then outstanding.

     U.S. LC GUARANTY - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by U.S. Borrowers of their reimbursement obligation under any letter of credit.

     U.S. LC OBLIGATIONS - Any U.S. LC Amount PLUS any Obligations that arise from any draw against any U.S. Letter of Credit or against any letter of credit supported by a U.S. LC Guaranty.

     U.S. LETTER OF CREDIT - any standby or documentary letter of credit issued by Agent or any Affiliate of Agent for the account of U.S. Borrowers.

     U.S. OBLIGATIONS - means the outstanding principal balance of the Revolving Credit Loans made to U.S. Borrowers and the U.S. LC Obligations and all accrued interest, fees and expenses with respect thereto.

     U.S. REVOLVING CREDIT LOAN - as defined in SUBSECTION 1.1.1(a) of the Agreement.

     U.S. REVOLVING LOAN COMMITMENT - (x) with respect to all Lenders, initially, $50,000,000, (subject to adjustment in accordance with the Agreement) MINUS, as of any date of determination, the sum of (a) the Dollar Equivalent of the outstanding balances of the Canadian Revolving Credit Loan and the U.K. Revolving Credit Loan, (b) the Canadian LC Obligations and the U.K. LC Obligations and (c) any reserves imposed against Canadian Borrowing Availability and U.K. Borrowing Availability and (y) with respect to any Lender, such Lender's commitment to provide U.S. Revolving Credit Loans in Dollars to U.S. Borrowers, as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender MINUS such Lender's Revolving Loan Percentage of the sum of the Dollar Equivalent of Canadian Revolving Credit Loan, Canadian LC Amount, U.K. Revolving Credit Loan, U.K. LC Amount and, without duplication, any reserves imposed against the Canadian Sublimit and U.K. Sublimit in amounts sufficient to assure Canadian Availability and U.K. Availability is reserved for payments to third parties required by the terms of this Agreement.

     U.S. REVOLVING NOTES - the Secured Promissory Notes to be executed by each U.S. Borrower on or about the Closing Date in favor of each Lender (other than the U.K. Lender and the Canadian Lender) to evidence the U.S. Revolving Credit Loans, which shall be in the form of EXHIBIT 1.1 to the Agreement, together with any replacement or successor notes therefor.

     U.S. SUBSIDIARY - a Subsidiary organized under the laws of any State of the United States.

     VOTING STOCK - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence

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of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

     OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

     CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

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                                   EXHIBIT 8.3

                               FINANCIAL COVENANTS

DEFINITIONS

     CONSOLIDATED NET INCOME - with respect to any fiscal period, the net income (or loss) of Borrowers determined in accordance with GAAP on a Consolidated basis; PROVIDED, HOWEVER, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which Borrowers or any of their wholly owned Subsidiaries has an ownership interest, unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of any Borrower or is merged into or consolidated with a Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary losses pursuant to the extinguishment of debt, net of the related tax effects; and (e) gains (or losses) from fixed and intangible asset dispositions or writedowns (other than sales of inventory) (including, without limitation, goodwill write-downs, as required under FAS pronouncement 142).

     EBITDA - for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense,
(b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Money Borrowed (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (including, without limitation, the amount of any non-cash deduction to Consolidated Net Income as a result of any grant to members of management of any capital stock of any Borrower), and MINUS to the extent included in the statement of such Consolidated Net Income for such period, the sum of any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains (or losses) on the sales of assets outside of the ordinary course of business), all as determined on a Consolidated basis.

     CASH INTEREST EXPENSE - with respect to any fiscal period, accrued interest expense for such period, as determined in accordance with GAAP, other than that portion of such interest expense consisting of non-cash amortization of loan costs, points, closing expenses and the like.

     FIXED CHARGES - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), PLUS (ii) Cash Interest Expense for such period, all as determined for Borrowers on a Consolidated basis and in accordance with GAAP.

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     FIXED CHARGE COVERAGE RATIO - with respect to any period, the ratio of (i)
EBITDA for such period, MINUS the sum of (a) any provision for (plus any benefit from) income taxes paid (or refunded) in cash and included in the determination of Consolidated Net Income for such period PLUS (b) Capital Expenditures during such period, to (ii) Fixed Charges for such period, all as determined for Borrowers on a Consolidated basis and in accordance with GAAP.

     PRO FORMA FIXED CHARGE COVERAGE RATIO - with respect to the most recently ended twelve-month period, the ratio of (i) EBITDA for such period, MINUS the sum of (a) any provision for (PLUS any benefit from) income taxes paid (or refunded) in cash and included in the determination of Consolidated Net Income for such period, PLUS (b) Capital Expenditures (other than Capital Expenditures made primarily in connection with obtaining new business or securing a contract extension whereby a new contract is entered into with a customer) during such period, to (ii) Fixed Charges for such period, all as determined for Borrowers on a Consolidated basis and in accordance with GAAP.

COVENANTS

     1. FIXED CHARGE COVERAGE RATIO. If, at the end of any fiscal quarter, average Aggregate Excess Availability for the 60 days then ended is less than $20,000,000 or average Aggregate Borrowing Availability for the 60 days then ended is less than $10,000,000, then Borrowers shall not permit the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters then ended to be less than 1.10 to 1.

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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1           Forms of Revolving Notes
Exhibit 6.1.1         Business Locations
Exhibit 7.1.4         Capital Structure of Borrowers
Exhibit 7.1.5         Names; Organization
Exhibit 7.1.13        Surety Obligations
Exhibit 7.1.14        Tax Identification Numbers of Borrowers (other than SITEL)
Exhibit 7.1.16        Patents, Trademarks, Copyrights and Licenses
                      Infringements, Etc.
Exhibit 7.1.19        Contracts Restricting Right to Incur Debts
Exhibit 7.1.20        Litigation
Exhibit 7.1.23        Pension Plans
Exhibit 7.1.25        Labor Relations
Exhibit 8.1.3         Form of Compliance Certificate
Exhibit 8.1.3(viii)   Form of Statutory Payables Certificate
Exhibit 8.1.4         Form of Borrowing Base Certificate
Exhibit 8.2.3         Existing Indebtedness
Exhibit 8.2.4         Affiliate Transactions
Exhibit 8.2.5         Permitted Liens
Exhibit 8.2.12        Permitted Investments
Exhibit 8.3           Financial Covenants
Exhibit 9.1           U.K. Conditions Precedent

Schedule A            Mandatory Costs
Schedule B            Form of Assumption Agreement